                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-30939

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 19, 1997)

                                  $219,737,268

                                     [LOGO]

                  EMPIRE FUNDING HOME LOAN OWNER TRUST 1997-3

$  17,215,000  CLASS A-1         9.09%  HOME LOAN ASSET BACKED NOTES
$  29,968,000  CLASS A-2         7.75%  HOME LOAN ASSET BACKED NOTES
$  32,492,000  CLASS A-3         7.35%  HOME LOAN ASSET BACKED NOTES
$  21,015,000  CLASS A-4         7.16%  HOME LOAN ASSET BACKED NOTES
$  24,232,000  CLASS A-5         7.21%  HOME LOAN ASSET BACKED NOTES
$  20,550,000  CLASS A-6         7.43%  HOME LOAN ASSET BACKED NOTES
$  12,851,519  CLASS A-7         7.62%  HOME LOAN ASSET BACKED NOTES
$  33,805,734  CLASS M-1         7.45%  HOME LOAN ASSET BACKED NOTES
$  14,085,722  CLASS M-2         7.41%  HOME LOAN ASSET BACKED NOTES
$  13,522,293  CLASS B-1         7.75%  HOME LOAN ASSET BACKED NOTES

                PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV,

                                  (DEPOSITOR)

                             EMPIRE FUNDING CORP.,

                           (TRANSFEROR AND SERVICER)

                  HOME LOAN ASSET BACKED NOTES, SERIES 1997-3

    The Empire Funding Home Loan Owner Trust 1997-3 (the "Trust") will be formed pursuant to a trust agreement dated as of August 1, 1997 (the "Trust Agreement") and entered into by PaineWebber Mortgage Acceptance Corporation IV, as depositor (the "Depositor"), Wilmington Trust Company, as owner trustee (the "Owner Trustee"), U.S. Bank National Association, f/k/a First Bank National Association, as co-owner trustee (in such capacity, the "Co-Owner Trustee") and Empire Funding Corp., as Servicer ("Empire Funding"). The Trust will issue eleven classes of Home Loan Asset Backed Notes (the "Notes") in the classes set forth above (the "Offered Notes") and the Class B-2 Notes (each, a "Class") pursuant to an indenture to be dated as of August 1, 1997 (the "Indenture"), between the Trust and U.S. Bank National Association, f/k/a First Bank National Association, as indenture trustee (in such capacity, the "Indenture Trustee"). The Trust also will issue certificates evidencing the residual interest in the Trust (the "Residual Interest Certificates"). The Notes and the Residual Interest Certificates are collectively referred to herein as the "Securities." Only the Offered Notes are offered hereby.

    The Trust will consist primarily of a pool (the "Pool") of closed-end, fixed-rate home loans (the "Loans") as described herein under "The Pool" which are either secured primarily by junior-lien mortgages, deeds of trust or other similar security instruments (the "Mortgages") or unsecured. In addition, substantially all of the Loans will be secured by Mortgaged Properties in which the borrowers have little or no equity at the time of origination (i.e., the related combined loan-to-value ratios approach or exceed 100%). Loans having an aggregate unpaid principal balance as of August 1, 1997 of approximately $225,371,558 (the "Loans") have been designated for inclusion in the Pool.

    FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED NOTES, SEE THE INFORMATION HEREIN UNDER "RISK FACTORS" BEGINNING ON PAGE S-14 AND IN THE PROSPECTUS BEGINNING ON PAGE 16.
                             ---------------------

THE OFFERED NOTES REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, TRANSFEROR, SERVICER, OWNER TRUSTEE OR INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER THE LOANS NOR THE OFFERED NOTES ARE INSURED OR GUARANTEED BY ANY FINANCIAL GUARANTY INSURER OR ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.
                           --------------------------

THE OFFERED NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The Offered Notes are being offered by PaineWebber Incorporated (the "Underwriter") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be $222,253,172 plus accrued interest from August 1, 1997 to, but not including, August 22, 1997 (the "Closing Date"), before deducting issuance expenses payable by the Depositor estimated to be $374,185.

    The Offered Notes are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel. It is expected that delivery of the Offered Notes will be made in book-entry form only through the facilities of The Depository Trust Company (the "Depository") on or about the Closing Date.
                           --------------------------

                            PAINEWEBBER INCORPORATED

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS AUGUST 19, 1997

    Distributions on the Notes will be made on the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), beginning in September 1997. The Notes will be secured by the assets of the Trust pursuant to the Indenture. Interest on the Classes of Offered Notes will accrue at the above-specified fixed interest rates per annum. On each Distribution Date, the holders of the Notes will be entitled to receive, from and to the extent that funds are available therefor in the Note Distribution Account, distributions with respect to interest and principal calculated as described herein under "Description of the Offered Notes--Distributions on the Offered Notes". Distributions of interest and principal on the Class M-1 and Class M-2 Notes (the "Mezzanine Notes") will be subordinated in priority to distributions of interest and principal, respectively, on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Notes (the "Senior Notes") as described herein. Distributions on the Class B Notes will be subordinated in priority to payments due on the Senior Notes and Mezzanine Notes to the extent described herein. Distributions on the Class B-2 Notes and the Residual Interest Certificates will be subordinated in priority to payments due on the Senior Notes, Mezzanine Notes and Class B-1 Notes to the extent described herein.

    The yields to maturity of any Offered Notes may vary from the anticipated yields to the extent such Offered Notes are purchased at a discount or a premium and to the extent the rate and timing of payments thereof are sensitive to the rate and timing of principal payments (including prepayments) of the Loans. Prospective purchasers of the Offered Notes should consider, in the case of any Offered Notes to be purchased at a discount, the risk that a lower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Notes to be purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

    To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward looking statements that involve risks and uncertainties that may adversely affect the distributions to be made on, or the yield of, the Offered Notes, which risks and uncertainties are discussed under "Risk Factors" and "Prepayment and Yield Considerations" herein. As a consequence, no assurance can be given as to the actual distributions on, or the yield of, any Class of Offered Notes.

    There is currently no secondary market for the Offered Notes and there can be no assurance that such a market will develop or, if it does develop, that it will continue.
                            ------------------------

    THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS DATED AUGUST 19, 1997 (THE "PROSPECTUS") WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT AND PROSPECTIVE PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

    UNTIL NOVEMBER 19, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    There are incorporated herein by reference all documents filed by the Depositor with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Notes. The Depositor will provide without charge to each person to whom this Prospectus Supplement and the Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be made in writing to Office of General Counsel of PaineWebber Mortgage Acceptance Corporation IV, at 1285 Avenue of the Americas, New York, New York 10019, Attention: John Fearey, Esq.

                             AVAILABLE INFORMATION

    In addition to the locations specified under "Available Information" in the accompanying Prospectus, the Commission maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                                    SUMMARY

    THE FOLLOWING SUMMARY OF CERTAIN PERTINENT INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. CERTAIN CAPITALIZED TERMS USED HEREIN ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT OR IN THE PROSPECTUS.

Issuer..............................  Empire Funding Home Loan Owner Trust 1997-3 (the
                                      "Trust" or the "Issuer"), a Delaware business trust,
                                      will be established pursuant to a trust agreement
                                      dated as of August 1, 1997 (the "Trust Agreement"),
                                      among the Depositor, the Owner Trustee, the Co-Owner
                                      Trustee and Empire Funding.

Depositor...........................  PaineWebber Mortgage Acceptance Corporation IV (the
                                      "Depositor"), a Delaware corporation. See "The
                                      Depositor" in the Prospectus and "Method of
                                      Distribution" herein. Neither the Depositor nor any
                                      of its affiliates or any other person or entity will
                                      insure or guarantee or otherwise be obligated with
                                      respect to the Offered Notes.

Transferor and Servicer.............  Empire Funding Corp. ("Empire Funding"), an Oklahoma
                                      corporation. Pursuant to a Home Loan Purchase
                                      Agreement dated as of August 1, 1997 (the "Home Loan
                                      Purchase Agreement"), between Empire Funding and the
                                      Depositor, Empire Funding (in such capacity, the
                                      "Transferor") will sell the Loans to the Depositor.
                                      Pursuant to a Sale and Servicing Agreement to be
                                      dated as of August 1, 1997 (the "Sale and Servicing
                                      Agreement") among the Trust, the Depositor, Empire
                                      Funding, the Indenture Trustee and Co-Owner Trustee,
                                      the Depositor will sell the Loans to the Trust.
                                      Empire Funding will service the Loans (in such
                                      capacity, the "Servicer") pursuant to the Sale and
                                      Servicing Agreement. All references herein to the
                                      "Servicer" shall mean "Master Servicer" for purposes
                                      of this Prospectus Supplement.

Indenture Trustee, Co-Owner
  Trustee, Custodian and
Administrator.......................  U.S. Bank National Association, f/k/a First Bank
                                      National Association, a national banking association,
                                      as the indenture trustee (in such capacity, the
                                      "Indenture Trustee") under an Indenture to be dated
                                      as of August 1, 1997 (the "Indenture") between the
                                      Trust and the Indenture Trustee, as the co-owner
                                      trustee (in such capacity, the "Co-Owner Trustee")
                                      under the Trust Agreement, as the custodian (the
                                      "Custodian") under the Custodial Agreement to be
                                      dated as of August 1, 1997 among the Owner Trustee,
                                      the Indenture Trustee and the Custodian and as the
                                      administrator (in such capacity, the "Administrator")
                                      under the Administration Agreement to be dated as of
                                      August 1, 1997 (the "Administration Agreement") among
                                      the Issuer, the Administrator and the Servicer.

Owner Trustee.......................  Wilmington Trust Company, a Delaware banking corporation, as owner trustee under the Trust
                                      Agreement (the "Owner Trustee").

Closing Date........................  August 22, 1997.

Cut-Off Date........................  The close of business on July 31, 1997.

Distribution Date...................  The 25th day of each month or, if such day is not a
                                      Business Day, the next succeeding Business Day,
                                      commencing in September 1997 (each, a "Distribution
                                      Date").

Due Period..........................  With respect to a Distribution Date, the calendar month immediately preceding such Distribution Date
                                      (each, a "Due Period").

Determination Date..................  The 14th calendar day of each month or, if such day is not a Business Day, the immediately preceding
                                      Business Day (each, a "Determination Date").

Record Date.........................  The last Business Day of the month immediately preceding the month in which each Distribution Date
                                      occurs (each, a "Record Date").

Securities Issued:

THE NOTES...........................  The Trust will issue the Classes of Notes pursuant to the Indenture in the respective aggregate initial
                                      principal amounts specified on the cover hereof, with
                                      respect to the Offered Notes and $5,634,289 with
                                      respect to the Class B-2 Notes (each such aggregate
                                      principal amount being the "Original Class Principal
                                      Balance" for the related Class). The Notes will be
                                      secured by the assets of the Trust pursuant to the
                                      Indenture and, except as described herein, will be
                                      senior in right of payment to the Residual Interest
                                      Certificates. In addition, as described herein, the
                                      Class A-1, Class A-2, Class A-3, Class A-4, Class
                                      A-5, Class A-6 and Class A-7 Notes (the "Senior
                                      Notes") will also be senior in right of payment to
                                      the Class M-1 and Class M-2 Notes (the "Mezzanine
                                      Notes") and the Class B-1 and Class B-2 Notes (the
                                      "Class B Notes"). The Class B-2 Notes will be
                                      privately placed and will not be offered hereby.
                                      Interest will accrue on the Classes of Offered Notes
                                      at the respective interest rates per annum set forth
                                      on the cover hereof and 8.69% per annum with respect
                                      to the Class B-2 Notes (as to each such Class, the
                                      "Note Interest Rate"); provided, however, that
                                      interest on the Class A-7 Notes will accrue at 8.12%
                                      per annum commencing on the first day of the month in
                                      which the Clean-up Call Date (as defined herein)
                                      occurs. Interest on the Notes will accrue on the
                                      basis of a 360-day year consisting of twelve 30-day
                                      months. See "Description of the Offered
                                      Notes--Distributions on the Offered Notes" herein.

RESIDUAL INTEREST CERTIFICATES......  The Trust also will issue certificates evidencing the residual interest in the assets of the Trust (the
                                      "Residual Interest Certificates"), which are not
                                      being offered hereby. The Residual Interest
                                      Certificates will have no Class Principal Balance and
                                      will be subordinate in right of payment to the Notes.

Priority of Distributions:
REGULAR DISTRIBUTION AMOUNT.........  The Regular Distribution Amount (as defined herein)
                                      will be distributed on each Distribution Date in the
                                      following order of priority:

                                          (i) to pay accrued and unpaid interest on the
                                          Senior Notes PRO RATA;

                                          (ii) sequentially, to pay accrued and unpaid
                                          interest on the Class M-1 Notes, the Class M-2
                                          Notes, the Class B-1 Notes and the Class B-2
                                          Notes, in that order;

                                          (iii) sequentially, to pay as principal of the
                                          Class A-1, Class A-2, Class A-3, Class A-4, Class
                                          A-5, Class A-6 and Class A-7 Notes, in that
                                          order, until the respective Class Principal
                                          Balances thereof are reduced to zero, the amount
                                          necessary to reduce the aggregate Class Princi-
                                          pal Balance of such Senior Notes to the Senior
                                          Optimal Principal Balance for such Distribution
                                          Date; PROVIDED, HOWEVER, that on each
                                          Distribution Date occurring on or after any
                                          reduction of the Class Principal Balances of the
                                          Class M-1 Notes, Class M-2 Notes, Class B-1 Notes
                                          and Class B-2 Notes to zero through the
                                          application of Allocable Loss Amounts,
                                          distributions shall be made among the remaining
                                          Senior Notes PRO RATA and not sequentially;

                                          (iv) sequentially, to pay as principal of the
                                          Class M-1 and Class M-2 Notes, in that order,
                                          until the Class Principal Balances thereof are
                                          reduced to the Class M-1 Optimal Principal
                                          Balance and Class M-2 Optimal Principal Balance,
                                          respectively;

                                          (v) sequentially, to pay as principal of the
                                          Class B-1 and the Class B-2 Notes, in that order,
                                          until the Class Principal Balances thereof are
                                          reduced to the Class B-1 Optimal Principal
                                          Balance and Class B-2 Optimal Principal Balance,
                                          respectively;

                                          (vi) to the Class M-1 Notes, the Class M-2 Notes,
                                          the Class B-1 Notes and the Class B-2 Notes, in
                                          that order, their respective Loss Reimbursement
                                          Deficiencies, if any; and

                                          (vii) any remaining amount to the Residual
                                          Interest Certificates.

EXCESS SPREAD.......................  The Excess Spread (as defined herein) will be distributed on each Distribution Date in the
                                      following order of priority (after giving effect to
                                      all distributions specified above under "--REGULAR
                                      DISTRIBUTION AMOUNT"): (i) in an amount equal to the
                                      Overcollateralization Deficiency Amount, if any, as
                                      follows: (A) sequentially, as principal of the Class
                                      A-1, Class A-2, Class A-3, Class A-4, Class A-5,
                                      Class A-6 and Class A-7 Notes, in that order, until
                                      the respective Class Principal Balances thereof are
                                      reduced to zero, the amount necessary to

                                      reduce the aggregate Class Principal Balance of such
                                      Senior Notes to the Senior Optimal Principal Balance;
                                      (B) sequentially, as principal of the Class M-1 and
                                      Class M-2 Notes, in that order, until the respective
                                      Class Principal Balances thereof are reduced to the
                                      Class M-1 Optimal Principal Balance and Class M-2
                                      Optimal Principal Balance, respectively; and (C)
                                      sequentially, as principal of the Class B-1 and Class
                                      B-2 Notes, in that order, until the respective Class
                                      Principal Balances thereof are reduced to the Class
                                      B-1 Optimal Principal Balance and Class B-2 Optimal
                                      Principal Balance, respectively; (ii) sequentially,
                                      to the Class M-1 Notes, the Class M-2 Notes, the
                                      Class B-1 and the Class B-2 Notes, in that order,
                                      their respective Loss Reimbursement Deficiencies, if
                                      any; and (iii) any remaining amount to the Residual
                                      Interest Certificates.

Final Scheduled Distribution Date...  The Class Principal Balance of each Class of Offered
                                      Notes, to the extent not previously paid, will be
                                      payable in full on the Distribution Date in April
                                      2023 (as to each such Class, the "Final Scheduled
                                      Distribution Date"), although it is anticipated that
                                      the actual final Distribution Date for each such
                                      Class will occur significantly earlier than the Final
                                      Scheduled Distribution Date.

Form and Registration of
  the Offered Notes.................  The Offered Notes will be issued only in book-entry form. Persons acquiring beneficial ownership
                                      interests in the Offered Notes ("Security Owners")
                                      will hold such Offered Notes through the book-entry
                                      facilities of The Depository Trust Company ("DTC").
                                      Transfers within DTC will be in accordance with the
                                      usual rules and operating procedures of DTC. So long
                                      as each Class of Offered Notes is in book-entry form,
                                      each such Class of Offered Notes will be evidenced by
                                      one or more notes registered in the name of the
                                      nominee of DTC. The interests of such Security Owners
                                      will be represented by book-entries on the records of
                                      DTC and participating members thereof. No Security
                                      Owner will be entitled to receive a definitive note
                                      representing such person's interest, except in the
                                      event that definitive notes are issued under the
                                      limited circumstances described herein. All
                                      references in this Prospectus Supplement to any Class
                                      of Offered Notes reflect the rights of the Security
                                      Owners of such Class only as such rights may be
                                      exercised through DTC and its participating members
                                      so long as such Class of Offered Notes is held by
                                      DTC. See "Risk Factors--Book-Entry Registration" in
                                      the Prospectus and "Description of the
                                      Securities--Book-Entry Registration of Securities" in
                                      the Prospectus. The Security Owners' interests in
                                      each Class of Offered Notes will be held only in
                                      minimum denominations of $25,000 and integral mul-
                                      tiples of $1,000 in excess thereof.

Assets of the Trust.................  On the Closing Date, the Trust is expected to purchase 7,096 closed-end, fixed-rate home loans (the
                                      "Loans") having an aggregate unpaid principal balance
                                      as of the Cut-Off Date of approximately $225,371,558
                                      (the "Original Pool Principal Balance") pursuant to
                                      the Sale and Servicing Agreement.

                                      The assets of the Trust will consist primarily of a
                                      pool (the "Pool") of Loans which are either secured
                                      by mortgages, deeds of trust or other similar
                                      security instruments (the "Mortgages") or unsecured.
                                      The assets of the Trust also will include (i)
                                      payments of principal and interest received in
                                      respect of the Loans after the Cut-Off Date; (ii)
                                      amounts on deposit in the Collection Account, Note
                                      Distribution Account and Certificate Distribution
                                      Account; (iii) the assignment of all rights of the
                                      Depositor under the Home Loan Purchase Agreement; and
                                      (iv) certain other ancillary or incidental funds,
                                      rights and properties related to the foregoing. See
                                      "The Trust--General" herein. The Trust will include
                                      the unpaid principal balance of each Loan as of the
                                      Cut-Off Date (the "Cut-Off Date Principal Balance").
                                      The "Principal Balance" of a Loan on any day
                                      subsequent to the Cut-Off Date is equal to its
                                      Cut-Off Date Principal Balance minus all principal
                                      reductions credited against the Principal Balance of
                                      such Loan since the Cut-Off Date, including any
                                      principal losses reported by the Servicer on account
                                      of a modification of such Loan. With respect to any
                                      date, the "Pool Principal Balance" will be equal to
                                      the aggregate of the Principal Balances of the Loans
                                      as of such date.

The Loans...........................  All of the Loans will be closed-end, fixed-rate home loans which are not insured or guaranteed by any
                                      governmental agency and the related proceeds of which
                                      were used to finance (i) property improvements, (ii)
                                      the acquisition of personal property such as home
                                      appliances or furnishings, (iii) debt consolidation,
                                      (iv) the partial refinancing of residential
                                      properties (which may include cash-out to the
                                      borrower) or (v) a combination of property
                                      improvements, debt consolidation and other consumer
                                      purposes. The Loans may be (i) secured (the "Mortgage
                                      Loans") by liens on residential properties (i.e.,
                                      one- to four-family residences, condominium units and
                                      townhouses, including investment properties) (the
                                      "Mortgaged Properties") that are generally junior
                                      (i.e., second or third) in priority to one or more
                                      senior liens on the related Mortgaged Properties or
                                      (ii) unsecured (the "Unsecured Loans"). The Loans
                                      will not be insured by primary mortgage insurance
                                      policies or any pool insurance policy or any
                                      financial guaranty policy. Moreover, the Loans will
                                      not be guaranteed by the Transferor, the Depositor or
                                      any of their respective affiliates. A substantial
                                      majority of the Loans will be either Mortgage Loans
                                      secured by liens on Mortgaged Properties in which the
                                      borrowers have little or no equity therein (i.e., the
                                      related Combined Loan-to-Value Ratios

                                      exceed 100%) at the time of origination of such Loans
                                      or Unsecured Loans. See "The Pool" herein and "The
                                      Trust Funds--Residential Loans" in the Prospectus.

                                      "Combined Loan-To-Value Ratio" means, with respect to
                                      any Loan, the fraction, expressed as a percentage,
                                      the numerator of which is the principal balance of
                                      such Loan at origination plus, in the case of a
                                      junior lien Loan, the aggregate outstanding principal
                                      balance of the related senior lien loans on the date
                                      of origination of such Loan, and the denominator of
                                      which is the value of the related Mortgaged Property
                                      at the time of origination of such Loan (as such
                                      value is determined in a manner described herein
                                      under "Empire Funding-- Underwriting Criteria").

                                      The Transferor will be obligated either (i) to
                                      repurchase any Loan as to which a representation or
                                      warranty has been breached, which breach remains
                                      uncured for a period of 60 days and has a materially
                                      adverse effect on the value of such Loan or the
                                      interests of the holders of the Securities therein (a
                                      "Defective Loan"), or (ii) to remove such Defective
                                      Loan and substitute a Qualified Substitute Loan. As
                                      used herein, a "Qualified Substitute Loan" will have
                                      characteristics that are generally the same as or
                                      substantially similar to the characteristics of the
                                      Loan which it replaces. The repurchase of any Loan
                                      (rather than the replacement thereof through
                                      substitution) will result in accelerated payments of
                                      principal distributions on the Offered Notes. See
                                      "Empire Funding--Repurchase or Substitution of Loans"
                                      and "Prepayment and Yield Considerations" herein.

Credit Enhancement..................  Credit enhancement with respect to the Offered Notes will be provided by (i) the subordination of the
                                      right of the Residual Interest Certificates and of
                                      certain Classes of Notes to receive distributions
                                      with respect to interest and principal to the extent
                                      described below and (ii) the overcollateralization
                                      feature described below. See "Risk Factors--Adequacy
                                      of Credit Enhancement" herein.

SUBORDINATION.......................  The rights of the holders of the Class M-1 Notes to receive distributions of interest on each
                                      Distribution Date will generally be subordinated to
                                      such rights of the holders of the Senior Notes, the
                                      rights of the holders of the Class M-2 Notes to
                                      receive distributions of interest on each
                                      Distribution Date will generally be subordinated to
                                      such rights of the holders of the Class M-1 Notes and
                                      the Senior Notes, the rights of the holders of the
                                      Class B-1 Notes to receive distributions of interest
                                      on each Distribution Date will generally be subordi-
                                      nated to such rights of the holders of the Senior
                                      Notes and the Mezzanine Notes and the rights of the
                                      holders of the Class B-2 Notes to receive
                                      distributions of interest on each Distribution Date
                                      will generally be subordinated to such rights of the
                                      holders of the Senior Notes, the Mezzanine

                                      Notes and the Class B-1 Notes. In addition, the
                                      rights of the holders of the Class M-1 Notes to
                                      receive distributions of principal on each
                                      Distribution Date will generally be subordinated to
                                      the rights of the holders of the Senior Notes to
                                      receive distributions of interest and principal on
                                      each Distribution Date, and the rights of the holders
                                      of the Class M-2 Notes to receive distributions of
                                      principal on each Distribution Date will generally be
                                      subordinated to the rights of the holders of the
                                      Senior Notes and the Class M-1 Notes to receive
                                      distributions of interest and principal on each
                                      Distribution Date. The rights of the holders of the
                                      Class B-1 Notes to receive distributions of principal
                                      on each Distribution Date will generally be
                                      subordinated to the rights of the holders of the
                                      Senior Notes and the Mezzanine Notes to receive
                                      distributions of interest and principal on each
                                      Distribution Date. The rights of the holders of the
                                      Class B-2 Notes to receive distributions of principal
                                      on each Distribution Date will generally be
                                      subordinated to the rights of the holders of the
                                      Senior Notes, the Mezzanine Notes and the Class B-1
                                      Notes to receive distributions of interest and
                                      principal on each Distribution Date. In addition, the
                                      rights of the holders of the Residual Interest
                                      Certificates to receive any distributions from
                                      amounts available on each Distribution Date will be
                                      subordinated to such rights of the holders of the
                                      Offered Notes and the Class B-2 Notes. The
                                      subordination described above is intended to enhance
                                      the likelihood of receipt by the holders of the
                                      Offered Notes of the full amount of interest and
                                      principal distributions due to such holders and to
                                      afford such holders protection against losses on the
                                      Loans. The subordination of the Class B-2 Notes and
                                      the Residual Interest Certificates to the Class B-1
                                      Notes is intended to enhance the likelihood of
                                      receipt by the holders of the Class B-1 Notes of the
                                      full amount of interest and principal distributions
                                      due to such holders and to afford such holders
                                      protection against losses on the Loans. See
                                      "Description of Credit Enhancement--Subordination and
                                      Allocation of Losses" herein.

OVERCOLLATERALIZATION...............  As of any date of determination, the
                                      "Overcollateralization Amount" will equal the excess
                                      of the Pool Principal Balance over the aggregate of
                                      the Class Principal Balances of the Notes. On the
                                      Closing Date, the Overcollateralization Amount will
                                      be zero. As a result of the application of Excess
                                      Spread in reduction of the Class Principal Balances
                                      of the Notes, the Overcollateralization Amount is
                                      expected to increase over time until such amount is
                                      equal to the Overcollateralization Target Amount.

                                      Generally, the "Overcollateralization Target Amount"
                                      prior to the Stepdown Date will be equal to the
                                      greater of (x) 4.5% of the Original Pool Principal
                                      Balance and (y) the Net Delinquency Calculation
                                      Amount (as defined herein); on and after the Stepdown
                                      Date, the Overcollateralization Target Amount

                                      will be equal to the greater of (x) 9% of the Pool
                                      Principal Balance as of the end of the related Due
                                      Period and (y) the Net Delinquency Calculation
                                      Amount. The Overcollateralization Target Amount will
                                      not in any event be less than 0.50% of the Original
                                      Pool Principal Balance or greater than the
                                      outstanding Class Principal Balances of the Notes.

                                      While the distribution of Excess Spread to holders of
                                      the Offered Notes in reduction of their respective
                                      Class Principal Balances has been designed to produce
                                      and maintain a given level of overcollateralization
                                      with respect to the Offered Notes, there can be no
                                      assurance that Excess Spread will be generated in
                                      sufficient amounts to ensure that such overcol-
                                      lateralization level will be achieved or maintained
                                      at all times. See "Description of Credit
                                      Enhancement--Subordination and Allocation of Losses"
                                      and "Risk Factors--Adequacy of Credit Enhancement"
                                      herein.

Application of Allocable
  Loss Amounts......................  In the event that (a) the aggregate of the Class
                                      Principal Balances of all Classes of Notes on any
                                      Distribution Date (after giving effect to all
                                      distributions on such date) exceeds (b) the Pool
                                      Principal Balance as of the end of the immediately
                                      preceding Due Period (such excess, an "Allocable Loss
                                      Amount"), such Allocable Loss Amount will be applied,
                                      sequentially, in reduction of the Class Principal
                                      Balances of the Class B-2, the Class B-1 Notes, the
                                      Class M-2 Notes and the Class M-1 Notes, in that
                                      order, until the respective Class Principal Balances
                                      thereof have been reduced to zero. Allocable Loss
                                      Amounts will not be applied in reduction of the Class
                                      Principal Balance of any Class of Senior Notes.
                                      Allocable Loss Amounts applied to any applicable
                                      Class of Offered Notes will entitle such Class to
                                      reimbursement (such entitlement, a "Loss
                                      Reimbursement Deficiency") under the circumstances
                                      and to the extent described herein. See "Description
                                      of the Offered Notes--Application of Allocable Loss
                                      Amounts" herein.

Fees and Expenses of the Trust......  On each Distribution Date, prior to distributions on the Notes, amounts from the Available Collection
                                      Amount (as defined herein) will be distributed to pay
                                      the following periodic fees: (1) the unpaid and
                                      accrued fees of the Servicer (the "Servicing
                                      Compensation"), (2) the unpaid and accrued fees of
                                      the Indenture Trustee (the "Indenture Trustee Fee"),
                                      (3) the unpaid and accrued fees of the Owner Trustee
                                      (the "Owner Trustee Fee") and (4) the unpaid and
                                      accrued fees of the Custodian (the "Custodian Fee")
                                      (collectively, the "Trust Fees And Expenses").

Optional Termination................  The holders of Residual Interest Certificates exceeding in the aggregate a 50% percentage interest
                                      therein (the "Majority Residual Interestholders")
                                      may, at their option, effect an early termination of
                                      the Trust on or after any Distribution

                                      Date on which the Pool Principal Balance declines to
                                      10% or less of the Original Pool Principal Balance
                                      (the first such Distribution Date, the "Clean-up Call
                                      Date"), by purchasing all of the Loans at a price
                                      equal to or greater than the Termination Price. The
                                      proceeds from any such sale will be distributed (i)
                                      first, to the payment of Trust Fees and Expenses,
                                      (ii) second, to the Servicer for unreimbursed Ser-
                                      vicing Advances including such Servicing Advances
                                      deemed to be nonrecoverable, (iii) third, to the
                                      holders of each Class of Notes in an amount equal to
                                      the then outstanding Class Principal Balance thereof
                                      plus all accrued and unpaid interest thereon, and
                                      (iv) fourth, to the holders of the Residual Interest
                                      Certificates, the amount remaining, if any, after the
                                      distributions specified in clauses (i)-(iii) above.
                                      See "Description of the Offered Notes--Optional
                                      Termination of the Trust" herein.

Servicing of the Loans..............  The Servicer will perform the loan servicing functions with respect to the Loans pursuant to the
                                      Sale and Servicing Agreement and will be entitled to
                                      receive a fee (the "Servicing Fee") and other
                                      servicing compensation (together with the Servicing
                                      Fee, the "Servicing Compensation"), payable monthly,
                                      as described herein (See "Description of the Trans-
                                      fer and Servicing Agreements--Servicing" herein). The
                                      Servicer may subcontract its servicing obligations
                                      and duties with respect to the Loans to qualified
                                      servicers pursuant to a subservicing agreement (each
                                      such servicer, in this capacity, a "Subservicer"). As
                                      of the Closing Date, the Servicer will not have
                                      subcontracted its servicing obligations and duties
                                      with respect to any of the Loans. The Servicer will
                                      not be relieved of its servicing obligations and
                                      duties with respect to any subserviced Loans. In
                                      addition, the Servicer will be responsible for paying
                                      the fees of any such Subservicer.

Tax Status..........................  In the opinion of Cadwalader, Wickersham & Taft, special counsel to the Depositor and the Underwriter,
                                      for federal income tax purposes, the Offered Notes
                                      will be treated as debt and the Trust will not be
                                      characterized as an association (or a publicly traded
                                      partnership) taxable as a corporation for federal
                                      income tax purposes. Each holder of a Note, by the
                                      acceptance of an Offered Note, will agree to treat
                                      the Offered Notes as indebtedness for federal income
                                      tax purposes. It is anticipated that the Offered
                                      Notes will not be issued with original issue discount
                                      for federal income tax purposes. The prepayment
                                      assumption that will be used for purpose of computing
                                      original issue discount for federal income tax pur-
                                      poses is 100% of the Prepayment Assumption. See
                                      "Federal Income Tax Consequences" herein and "Certain
                                      Federal Income Tax Consequences" in the Prospectus
                                      for additional information concerning the application
                                      of federal income tax laws to the Trust and the
                                      Offered Notes.

ERISA...............................  A fiduciary of an employee benefit plan or other retirement plan or arrangement subject to Title I of
                                      the Employee Retirement Income Security Act of 1974,
                                      as amended ("ERISA"), or Section 4975 of the Internal
                                      Revenue Code of 1986, as amended (the "Code"), should
                                      carefully review with its legal advisors whether the
                                      purchase or holding of the Offered Notes could give
                                      rise to a transaction prohibited or not otherwise
                                      permissible under ERISA or Section 4975 of the Code.
                                      Subject to the conditions set forth herein, the
                                      Offered Notes may, in general, be purchased by and on
                                      behalf of such plans and arrangements. See "ERISA
                                      Considerations" herein and in the Prospectus.

Legal Investment....................  The Offered Notes will NOT constitute "mortgage related securities" for purposes of the Secondary
                                      Mortgage Market Enhancement Act of 1984, as amended
                                      ("SMMEA"), because substantially all of the Loans are
                                      either unsecured or secured by Mortgages that are not
                                      first mortgages. The appropriate characterization of
                                      the Offered Notes under various legal investment
                                      restrictions, and thus the ability of investors
                                      subject to these restrictions to purchase the Offered
                                      Notes, may be subject to significant interpretative
                                      uncertainties. Accordingly, investors should consult
                                      their own legal advisors to determine whether and to
                                      what extent the Offered Notes constitute legal
                                      investments for them. See "Legal Investment Matters"
                                      herein and "Legal Investment" in the Prospectus.

Ratings of the Offered Notes........  It is a condition to the issuance of the Offered
                                      Notes that each of the Senior Notes be rated "AAA" by
                                      Standard & Poor's, a division of The McGraw-Hill
                                      Companies ("Standard & Poor's") and Duff & Phelps
                                      Credit Rating Co. ("DCR" and together with Standard &
                                      Poor's, the "Rating Agencies"), and that the Class
                                      M-1 Notes be rated "AA", the Class M-2 Notes be rated
                                      "A" and the Class B-1 Notes be rated "BBB" by
                                      Standard & Poor's and DCR. A security rating does not
                                      address the frequency of principal prepayments or the
                                      corresponding effect on yield to holders of the
                                      Offered Notes. None of the Depositor, Transferor,
                                      Servicer, Indenture Trustee, Owner Trustee, Co-Owner
                                      Trustee or any other person is obligated to maintain
                                      the rating on any Class of Offered Notes.

                                  RISK FACTORS

    PROSPECTIVE INVESTORS IN THE OFFERED NOTES SHOULD CONSIDER THE FOLLOWING RISK FACTORS (AS WELL AS THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS) IN CONNECTION WITH THE PURCHASE OF OFFERED NOTES. THESE FACTORS ARE INTENDED TO IDENTIFY CERTAIN SIGNIFICANT SOURCES OF RISK AFFECTING AN INVESTMENT IN THE OFFERED NOTES. UNLESS THE CONTEXT INDICATES OTHERWISE, ANY NUMERICAL OR STATISTICAL INFORMATION PRESENTED IS BASED UPON THE CHARACTERISTICS OF THE LOANS PROPOSED TO BE INCLUDED IN THE POOL AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

    The rates of principal payment on the Offered Notes and the aggregate amount of distributions and yields to maturity of the Offered Notes will be related to, among other things, the rate and timing of payments of principal on the Loans. The rate of principal payments on the Loans will in turn be affected by the amortization of the Loans and by the rate of principal prepayments thereon (including for this purpose, prepayments resulting from (i) refinancing, (ii) liquidations of the Loans due to defaults, casualties and condemnations and
(iii) repurchases by the Transferor as required pursuant to the Home Loan Purchase Agreement). Generally, if prevailing interest rates on similar loans fall significantly below the interest rates on the Loans, the Loans may be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Loans, the rate of prepayments may decrease. The Loans may be prepaid by the obligors thereunder (the "Obligors") at any time. Certain of the Loans contain prepayment penalty provisions which generally obligate the related Obligor to pay a penalty in connection with a prepayment of the Obligor's Loan. Substantially all of the Mortgage Loans are subject to the "due-on-sale" provisions included therein. Prepayments, liquidations and purchases of the Loans (including any purchase of the remaining Loans in connection with the optional redemption of the Offered Notes by the Majority Residual Interestholders) will, subject to certain conditions, result in distributions to holders of the Offered Notes then entitled to receive principal distributions of principal that would otherwise be distributed over the remaining terms of such Loans. In addition, the overcollateralization provisions will result in a limited acceleration of principal payments to the holders of the Offered Notes. See "Description of the Offered Notes--Priority of Distributions" herein. Since the rate of payment of principal on the Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments.

    All of the Loans may be prepaid by the Obligors thereunder in whole or in part at any time. Home loans such as the Loans have been originated in significant volume only during the past few years and none of the Transferor, the Depositor or the Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing, the Combined Loan-to-Value Ratio of the Mortgage Loans, the existence and enforceability of prepayment penalties and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Servicer intends to enforce such provisions unless (i) the Servicer, in a manner consistent with accepted servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan or (ii) such enforcement is not permitted by applicable law. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions" in the Prospectus.

    The extent to which the yield to maturity of an Offered Note may vary from the anticipated yield will depend upon (i) the degree to which it is purchased at a premium or a discount, (ii) the degree to which the timing of distributions to holders thereof is sensitive to scheduled payments, prepayments, liquidations, defaults, delinquencies, substitutions, modifications and repurchases of Loans and to the distribution of Excess Spread and (iii) to the application of Allocable Loss Amounts to certain Classes of Offered Notes as specified herein. In the case of any Offered Note purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal distributions to the holders of such Offered Note (including, without limitation, principal prepayments on the Loans) could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Note purchased at a premium, the risk that a faster than anticipated rate of principal distributions to the holders of such Offered Note (including, without limitation, principal prepayments on the Loans) could result in an actual yield to such investor that is lower than the anticipated yield. On each Distribution Date, until the Overcollateralization Amount is at least equal to the Overcollateralization Target Amount, the allocation of the Excess Spread for such Distribution Date as an additional distribution of principal on one or more Classes of the Offered Notes will accelerate the amortization of such Classes of the Offered Notes relative to the amortization of the Loans. Further, in the event that significant distributions of principal are made to holders of the Offered Notes as a result of prepayments, liquidations and repurchases of the Loans or distributions of Excess Spread, there can be no assurance that holders of the Offered Notes will be able to reinvest such distributions in a comparable alternative investment having a comparable yield. See "Prepayment and Yield Considerations" herein.

ADEQUACY OF CREDIT ENHANCEMENT

    Credit enhancement with respect to the Offered Notes will be provided by (i) the subordination of distributions in respect of the Residual Interest Certificates and the Class B-2 Notes (as well as the subordination of certain Classes of Offered Notes to other Classes of Offered Notes, as described herein) and (ii) the overcollateralization feature which results from the limited acceleration of the principal amortization of one or more Classes of the Offered Notes relative to the amortization of the Loans by the application of Excess Spread, as described herein. If the Loans experience higher rates of delinquencies, defaults and losses than initially anticipated, the amounts available from the credit enhancement may not be adequate to cover the delays or shortfalls in distributions to the holders of the Offered Notes that result from such higher delinquencies, defaults and losses. If the amounts available from the credit enhancement are inadequate, the holders of the Offered Notes will bear the risk of any delays and losses resulting from the delinquencies, defaults and losses on the Loans.

    The rights of the holders of the Class M-1 Notes to receive distributions of interest on each Distribution Date will generally be subordinated to such rights of the holders of the Senior Notes, the rights of the holders of the Class M-2 Notes to receive distributions of interest on each Distribution Date will generally be subordinated to such rights of the holders of the Class M-1 Notes and the Senior Notes, the rights of the holders of the Class B-1 Notes to receive distributions of interest on each Distribution Date will generally be subordinated to such rights of the holders of the Senior Notes and the Mezzanine Notes and the rights of the holders of the Class B-2 Notes to receive distributions of interest on each Distribution Date will generally be subordinated to such rights of the holders of the Senior Notes, the Mezzanine Notes and the Class B-1 Notes. In addition, the rights of the holders of the Class M-1 Notes to receive distributions of principal on each Distribution Date will generally be subordinated to the rights of the holders of the Senior Notes to receive distributions of interest and principal on each Distribution Date, the rights of the holders of the Class M-2 Notes to receive distributions of principal on each Distribution Date will generally be subordinated to the rights of the holders of the Senior Notes and the Class M-1 Notes to receive distributions of interest and principal on each Distribution Date, the rights of the holders of the Class B-1 Notes to receive distributions of principal on each Distribution Date will generally be subordinated to the rights of the Senior Notes and the Mezzanine Notes to receive distributions of interest and principal on each Distribution Date and the rights of the holders of the Class B-2 Notes to receive distributions of principal on each Distribution Date will generally be subordinated to the rights of the Senior Notes, the Mezzanine Notes and the Class B-1 Notes to receive distributions of interest and principal on each Distribution Date. Consequently, the holders of the Class B-1 Notes may receive no distributions of interest on a Distribution Date until all amounts due on the Senior Notes and the Mezzanine Notes on account of interest have been distributed, and may receive no distributions of principal on a Distribution Date until all amounts due on the Senior Notes and the Mezzanine Notes on account of interest and principal have been distributed. See "Description of Credit Enhancement-- Subordination and Allocation of Losses" herein.

    While the distribution of Excess Spread to the holders of the Offered Notes in the manner specified herein has been designed to produce and maintain a given level of overcollateralization with respect to the Offered Notes, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. In particular, as a result of delinquencies on the Loans during any Due Period, the Excess Spread that will be available on the related Distribution Date will be reduced. Such an occurrence will cause the Class Principal Balances of the Offered Notes to decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount.

    The holders of the Class B-2 Notes and the Residual Interest Certificates will not be required to refund any amounts previously distributed to such holders pursuant to the Transfer and Servicing Agreements (as such term is defined herein), including any distributions of Excess Spread, regardless of whether there are sufficient funds on a subsequent Distribution Date to pay all amounts then payable to holders of the Offered Notes.

GEOGRAPHIC CONCENTRATION

    Approximately 39.90% of the Original Pool Principal Balance will consist of Loans that either are secured by Mortgaged Properties located in or have the related borrowers residing in the State of California. Because of the relative geographic concentration of Mortgaged Properties and borrowers within California, delinquencies and losses on the Loans may be higher than would be the case if the Loans were more geographically diversified. Adverse economic conditions, including a recession, in California (which may or may not affect real property values) may affect the ability of the related borrowers to make timely payments of their scheduled monthly payments of principal and interest and, accordingly, the actual rates of delinquencies, defaults and losses on such Loans could be higher than those currently experienced in the home lending and consumer finance industry for similar types of loans. In addition, with respect to the Loans secured by Mortgaged Properties located in California, certain of such Mortgaged Properties may be more susceptible to certain types of special hazards that are not covered by any casualty insurance, such as earthquakes, floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In general, declines in the California residential real estate market may adversely affect the values of the Mortgaged Properties located in California such that the outstanding principal balance of such Mortgage Loans, together with the outstanding principal amount of any senior liens on such Mortgaged Properties, will further increase relative to the value of such Mortgaged Properties. Accordingly, the actual rates of defaults and losses on such Loans secured by Mortgaged Properties located in California could be higher than those currently experienced in the home lending and consumer finance industry in general.

UNDERWRITING GUIDELINES

    Pursuant to the underwriting guidelines of the Transferor, the assessment of the creditworthiness of the related Obligor is the primary consideration in underwriting the Loans, and with respect to any Mortgage Loans, the evaluation of the adequacy of the value of the related Mortgaged Property or other secured property in relation to the Mortgage Loan, together with the amount of all liens senior to the lien of the Mortgage Loan, is given less consideration, and in many cases no consideration, in underwriting the Loans. See "Empire Funding--Underwriting Criteria" herein. The credit quality of some of the borrowers under the Loans is lower than that of mortgage loans conforming to the underwriting guidelines of the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") for first lien, single family mortgage loans. Accordingly, certain Loans are likely to experience higher rates of delinquencies, defaults and losses (which rates could be substantially higher) than those rates that would be experienced by similar types of loans underwritten in conformity with FNMA or

FHLMC underwriting guidelines for first lien, single family mortgage loans. In addition, the losses sustained from defaulted Loans are likely to be more severe (and will frequently be total losses), because (i) the costs incurred in the collection and liquidation of defaulted Loans in relation to the smaller principal balances thereof are proportionately higher than for first lien, single family mortgage loans, (ii) in the case of the Mortgage Loans, the majority of such Loans are secured by junior liens on Mortgaged Properties in which the Obligors had no equity (i.e., the related Combined Loan-to-Value Ratio exceeded 100%) at the time of origination of such Loans, and (iii) in the case of the Unsecured Loans, are not secured by any property of the Obligor. Furthermore, with respect to substantially all of the Mortgage Loans, the Combined Loan-to-Value Ratios were based upon the Obligor's representations as to the value of the Mortgaged Property. Accordingly, there can be no assurance that such values accurately reflect prevailing market values. See "--Realization Upon Defaulted Mortgage Loans" below.

    Although the creditworthiness of the related Obligor is the primary consideration in the underwriting of the Loans, no assurance can be given that such creditworthiness will not deteriorate as a result of future economic and social factors and lead to increased levels of delinquency and default.

ADEQUACY OF THE MORTGAGED PROPERTIES AS SECURITY FOR THE MORTGAGE LOANS

    As of the Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of the Loans (excluding the Unsecured Loans) was approximately 114.89%. As of the Cut-Off Date, 1.70% of the Loans (by Original Pool Principal Balance) were Unsecured Loans. As a result of the level of Combined Loan-to-Value Ratios, the Mortgaged Properties are highly unlikely to provide adequate security for the Mortgage Loans. Even assuming that a Mortgaged Property provides adequate security for the related Mortgage Loan, substantial delays could be encountered in connection with the liquidation of a Mortgage Loan that would result in current shortfalls in distributions to the holders of the Offered Notes to the extent such shortfalls are not covered by the credit enhancement described herein. In addition, liquidation expenses relating to any defaulted Mortgage Loan (such as legal fees, real estate taxes and maintenance and preservation expenses) would reduce the liquidation proceeds otherwise payable to the holders of the Offered Notes. In the event that any Mortgaged Property fails to provide adequate security for the related Mortgage Loan, any losses in connection with such Mortgage Loan will be borne by holders of the Offered Notes as described herein to the extent that the credit enhancement described herein is insufficient to absorb all such losses. See "Realization Upon Defaulted Mortgage Loans" below.

UNSECURED LOANS

    A default by the Obligor on an Unsecured Loan or the application of federal bankruptcy laws and state debtor relief laws with respect to an Unsecured Loan could result in such Loan being written off by the Servicer. In the event of a default of an Unsecured Loan, the Trust and, accordingly, to the extent that amounts available from credit enhancement as described herein are inadequate, the holders of the Offered Notes will bear (i) the risk of delay in distributions while a judgment against the Obligor is obtained and (ii) the risk of loss if the judgment cannot be obtained or is not realized upon.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

    Substantially all of the Mortgage Loans are junior liens and the related senior liens are not included in the Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the very high likelihood that adequate funds will not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the senior lien(s) and the Mortgage Loan. See "Risk Factors--Nature of Mortgages" in the Prospectus. In accordance with the loan servicing practices of the Servicer for home loans secured by junior liens in its portfolio and based upon a determination that the foreclosure of a defaulted junior lien Mortgage Loan may not be an economically viable alternative, the Servicer, in most cases, will not (i) pursue the foreclosure of the defaulted Mortgage Loan, (ii) satisfy the related senior mortgage(s) at or prior to the foreclosure sale of the Mortgaged Property, or
(iii) advance funds to keep
the related senior mortgage(s) current. The Trust will have no source of funds to satisfy the senior mortgage(s) or make payments due thereon and, therefore, holders of the Offered Notes should not expect that any senior mortgage(s) will be kept current by the Trust for the purpose of protecting any junior lien Mortgage Loan. As a result, the Servicer may pursue alternative methods of servicing defaulted Mortgage Loans to maximize proceeds therefrom, including, without limitation, accepting short pay-offs, short sales, assumptions and the modification of such Mortgage Loans, which, among other things, may include the abatement of accrued interest or the reduction of a portion of the outstanding principal balance of such Loans. Because substantially all of the Mortgage Loans had or are expected to have Combined Loan-to-Value Ratios at the time of origination in excess of 100%, losses sustained from defaulted Mortgage Loans are likely to be more severe (and will likely be total losses) in relation to the outstanding principal balance of such defaulted Mortgage Loans. In fact, no assurance can be given that any proceeds, or a significant amount of proceeds, will be recovered from the liquidation of defaulted Mortgage Loans. See "Certain Legal Aspects of the Loans--Foreclosure on Mortgages" and "--Junior Mortgages" in the Prospectus.

    The underwriting requirements of the Transferor generally require that an Obligor obtain fire and casualty insurance as a condition to the closing of a Mortgage Loan. However, the Transferor does not monitor the maintenance of insurance thereafter. Accordingly, if the Mortgaged Property suffers any uninsured hazard or casualty losses, holders of any Offered Notes may bear the risk of loss resulting from a default by the related Obligor to the extent such loss is not recovered by foreclosure or liquidation proceeds on such defaulted Mortgage Loan or from amounts available from the credit enhancement provided for the Offered Notes.

RELOCATION AND RELOADING OF DEBT

    With respect to Loans which have Combined Loan-to-Value Ratios in excess of 100%, there is a risk that if the related borrowers relocate, such borrowers will be unable to discharge the Mortgage Loans in full from the sale proceeds of the related Mortgaged Properties and any other funds available to these borrowers, in which case the Mortgage Loans could experience higher rates of delinquencies, defaults and losses. With respect to any Loans, the proceeds of which were used in whole or in part for debt consolidation, there can be no assurance that, following the debt consolidation, the related borrower will not incur further consumer debt to third party lenders. This reloading of debt could impair the ability of such borrowers to service their debts, which in turn could result in higher rates of delinquencies, defaults and losses on the Loans.

RECENT ORIGINATION OF LOANS

    As of the Cut-Off Date, nine of the Loans, representing approximately 0.11% of the Original Pool Principal Balance were 30 days or more delinquent in their scheduled monthly payments of principal and interest; since, however, Loans representing approximately 59.38% of the Original Pool Principal Balance have a first scheduled monthly payment due date occurring on or after July 1, 1997, it was not possible for such Loans to have had a scheduled monthly payment that was 30 days or more delinquent as of the Cut-Off Date.

LIMITED HISTORICAL DELINQUENCY, LOSS AND PREPAYMENT INFORMATION

    Since January 1995, the Servicer has substantially increased the volume of its originations, purchases, sales and servicing of conventional home loans, including additional types of home loans (e.g., debt consolidation loans and high Combined Loan-to-Value Ratio home equity loans) and thus it has limited historical experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments, of these various types of conventional home loans vis-a-vis its entire portfolio of loans. Accordingly, neither the delinquency experience and loan loss and liquidation experience set forth under "Empire Funding--Delinquency Experience," herein nor the prepayment scenarios set forth under "Prepayment and Yield Considerations--Weighted Average Lives of the Offered Notes" herein may be indicative of the performance of the Loans included in the Pool. Prospective investors should make their investment determination based on the Loan underwriting criteria, the availability of the credit enhancement described herein, the characteristics of the Loans and other information provided herein, and not based on any prior delinquency experience and loan loss and liquidation experience information set forth herein or on any rate of prepayments assumed herein.

NO SERVICER DELINQUENCY ADVANCES

    In the event of a delinquency or a default with respect to a Loan, the Servicer will have no obligation to advance scheduled monthly payments of principal or interest with respect to such Loan. As a result of the foregoing, the Excess Spread that will be available on the related Distribution Date will be reduced. Such an occurrence will cause the Class Principal Balances of the Offered Notes to decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount. The Servicer, however, will make such reasonable and customary expense advances with respect to the Loans as would generally be required in accordance with its servicing practices. See "Description of the Transfer and Servicing Agreements--Servicing" herein.

LEGAL CONSIDERATIONS

    The sale of the Loans from the Transferor to the Depositor pursuant to the Home Loan Purchase Agreement will be treated by the Transferor and the Depositor as a sale of the Loans. The Transferor will warrant that such transfer is a sale of the Transferor's interest in the Loans. In the event of an insolvency of the Transferor, the receiver or bankruptcy trustee of the Transferor may attempt to recharacterize the sale of the Loans as a borrowing by the Transferor secured by a pledge of the Loans. If the receiver or bankruptcy trustee decided to challenge such transfer, delays in payments on the Offered Notes and possible reductions in the amount thereof could occur. The Depositor will warrant in the Sale and Servicing Agreement that the transfer of the Loans to the Trust is a valid transfer to the Trust of all of the Depositor's right, title and interest in and to the Loans.

CERTAIN OTHER LEGAL CONSIDERATIONS

    The underwriting, origination, servicing and collection of the Loans are subject to a variety of state and Federal laws, public policies and principles of equity. Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws, policies or principles may limit the ability of the Servicer to collect all or part of the principal or interest on the Loans, may entitle the Obligors to a refund of amounts previously paid, and, in addition, could subject the Servicer or the Transferor to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest on any Loans because of a violation of the aforementioned laws, public policies or general principles of equity, then the Trust may be delayed in making, or be unable to make, all distributions owed to the holders of the Offered Notes to the extent any related losses are not otherwise covered by amounts available from the credit enhancement provided for the Offered Notes. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or the Transferor, such violations may materially impact (i) the financial ability of the Servicer to continue to act in such capacity or (ii) the ability of the Transferor to repurchase or replace Defective Loans, if such violation constitutes a breach of a representation or warranty under the Home Loan Purchase Agreement. See "Risk Factors-- Certain Other Legal Considerations Regarding Residential Loans" in the Prospectus. The Transferor will be required to repurchase or replace any Loan which did not comply with applicable state and Federal laws and regulations as of the Closing Date. See "--Limitations on Repurchase or Replacement of Defective Loans by Transferor" below.

    The National Bankruptcy Review Commission (the "Bankruptcy Commission"), an independent commission established under the Bankruptcy Reform act of 1994 to study issues and make recommendations relating to the United States Bankruptcy Code (the "Bankruptcy Code"), recently indicated that it may recommend that debtors in proceedings under Chapter 13 of the Bankruptcy Code be permitted to treat the portion of any mortgage debt that exceeds the value of the real property securing such debt as an unsecured claim if such mortgage is not a first lien mortgage. If such a change in the Bankruptcy Code were to be enacted, and if such change were to apply to loans originated prior to enactment, a substantial majority of the Loans would likely be treated as unsecured debt in a case under Chapter 13 of the Bankruptcy Code. As a consequence, borrowers who become Chapter 13 debtors would have substantially less incentive to make arrangements for repayment of their Loans, and the likelihood that the Trust Fund would recover any amounts in respect of the related Loans would be remote.

    The Bankruptcy Commission is required to submit a report on its findings, including recommendations for legislation to effect changes to the Bankruptcy Code, to the President and Congress no later than October 20, 1997. The Bankruptcy Commission's recommendations will be advisory only; any change in the Bankruptcy Code must be effected through Congressional action.

LIMITATIONS ON LIQUIDITY OF TRANSFEROR

    As a result of the Transferor's increasing volume of loan originations and purchases, and its expanding securitization activities, the Transferor requires substantial capital to fund its operations and has operated, and expects to continue to operate, on a negative operating cash flow basis. Currently, the Transferor funds substantially all of its operations, including its loan originations and purchases, from borrowings under the Transferor's lending arrangements with certain third parties (including an affiliate of the Underwriter), including warehouse and residual financing facilities. There can be no assurance that, as the Transferor's existing lending arrangements mature, the Transferor will have access to the financing necessary for its operations or that such financing will be available to the Transferor on favorable terms. To the extent that the Transferor is unable to arrange new or alternative methods of financing on favorable terms, the Transferor may have to curtail its loan origination and purchasing activities, which could have a material adverse effect on the Transferor's financial condition and, in turn, its ability to service the Loans and to repurchase or replace any Defective Loans.

LIMITATIONS ON REPURCHASE OR REPLACEMENT OF DEFECTIVE LOANS BY TRANSFEROR

    Pursuant to the Home Loan Purchase Agreement, the Transferor has agreed to cure in all material respects any breach of the Transferor's representations and warranties set forth in the Home Loan Purchase Agreement with respect to Defective Loans. If the Transferor cannot cure such breach within a specified period of time, the Transferor is required to repurchase such Defective Loans from the Trust or substitute other loans for such Defective Loans. Although a significant portion of the Loans will have been acquired from unaffiliated correspondent lenders, the Transferor will make the representations and warranties for all such Loans. For a summary description of the Transferor's representations and warranties, see "Description of the Transfer and Servicing Agreements-Representations and Warranties" herein.

    No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing or replacing any Defective Loan(s) in the manner described above. If the Transferor repurchases, or is obligated to repurchase, any defective home loan(s) from any other series of asset backed securities, the financial ability of the Transferor to repurchase any Defective Loan(s) from the Trust may be adversely affected. In addition, other events relating to the Transferor and its home lending can occur that would adversely affect the financial ability of the Transferor to repurchase or replace Defective Loans from the Trust, including, without limitation, the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a Defective Loan, then the Servicer, on behalf of the Trust, will utilize customary servicing practices to recover the maximum amount possible with respect to such Defective Loan and any resulting loss will be borne by the holders of the Offered Notes to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Offered Notes. See "Empire Funding" and "Description of Credit Enhancement" herein.

                                    THE POOL

GENERAL

    The Pool will initially consist of the loans (the "Loans") conveyed to the Trust on the Closing Date. All of the Loans will be closed-end, fixed-rate home loans which are not insured or guaranteed by a governmental agency or any other party and the related proceeds of which were used to finance property improvements, the acquisition of personal property such as home appliances or furnishings, debt consolidation, the partial refinancing of residential properties (which may include cash-out to the borrower) or a combination of property improvements, debt consolidation and other consumer purposes. The Loans may be (i) secured (the "Mortgage Loans") by mortgages, deeds of trust and security deeds on residences (i.e., one- to four-family residences, condominium units and townhouses, including investment properties) (the "Mortgaged Properties") that are generally junior (i.e., second or third) in priority to one or more senior loans on the related Mortgage Properties or (ii) unsecured (the "Unsecured Loans").

    For a description of the underwriting criteria applicable to the Loans, see "Empire Funding-- Underwriting Criteria" herein. All of the Loans will be sold by the Transferor to the Depositor, which will then sell the Loans to the Trust pursuant to the Sale and Servicing Agreement. Pursuant to the Indenture, the Trust will pledge and assign the Loans to the Indenture Trustee for the benefit of the holders of the Notes. The Trust will be entitled to all payments of principal and interest in respect of the Loans received after the Cut-Off Date.

PAYMENTS ON THE LOANS

    Interest on each Loan is payable monthly on the outstanding Principal Balance thereof at a fixed rate per annum (the "Loan Rate"). The Loans are actuarial loans which provide that interest is charged to the related Obligors, and payments are due from such Obligors as of a scheduled day each month which is fixed at the time of origination. Each regular scheduled payment made by the Obligor is, therefore, treated as containing a predetermined amount of interest and principal. Scheduled monthly payments made by the Obligors on the Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Interest accrued on each Loan will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

CHARACTERISTICS OF THE LOANS

    The following is a brief description of certain terms of the Loans included in the Pool as of the date of this Prospectus Supplement. In addition, the Transferor will be obligated to repurchase or replace certain Loans under certain circumstances as set forth herein under "Empire Funding--Repurchase or Substitution of Loans." A schedule of the Loans included in the Pool as of the Closing Date will be attached to the Sale and Servicing Agreement delivered to the Indenture Trustee upon delivery of the Offered Notes.

    The Loans included in the Pool have the characteristics set forth below and in the tables beginning on the following page. Unless otherwise indicated, all percentages and weighted averages are percentages and weighted averages of the Original Pool Principal Balance.

LOAN STATISTICS

    As of the Cut-Off Date, the Loans consisted of 7,096 Loans with an aggregate Principal Balances totaling $225,371,558 (the "Original Pool Principal Balance"). The Loans bear interest at fixed Loan Rates which range from 8.99% per annum to 19.50% per annum and have a weighted average Loan Rate of approximately 14.07% per annum. The Cut-Off Date Principal Balances of the Loans range from $409 to $84,783 and average $31,760. As of the Cut-Off Date, the weighted average remaining term to stated maturity of the Loans was approximately 238 months and the weighted average number of months that have elapsed since origination was one month. As of the Cut-Off Date, the weighted average Combined

Loan-to-Value Ratio of the Loans which were Mortgage Loans was approximately 114.89%, with the highest Combined Loan-to-Value Ratio being 143%. All of the Loans are fully amortizing loans having original stated maturities of not more than 25 years. No Loan is scheduled to mature later than July 27, 2022.

    As of the Cut-Off Date, approximately 98.30% of the Loans (by Original Pool Principal Balance) were Mortgage Loans secured by Mortgaged Properties located in 48 states and the District of Columbia. As of the Cut-Off Date, approximately 100% of the Loans (by Original Pool Principal Balance) which were Mortgage Loans were secured by Mortgaged Properties represented by the related Obligors to be owner-occupied.

    As of the Cut-Off Date, nine of the Loans, representing approximately 0.11% of the Original Pool Principal Balance were 30 days or more past due. The weighted average Credit Score for the Loans was 675. See "Empire
Funding--Underwriting Criteria" herein.

    The sum of the dollar amounts and percentages in the following tables may not equal the totals due to rounding.

                        GEOGRAPHIC DISTRIBUTION OF LOANS

                                                                                       AGGREGATE      % OF ORIGINAL
                                                                                        CUT-OFF           POOL
                                                                         NUMBER      DATE PRINCIPAL     PRINCIPAL
STATE                                                                   OF LOANS        BALANCE          BALANCE
---------------------------------------------------------------------  -----------  ----------------  -------------
Alabama..............................................................          51    $    1,582,110          0.70%
Alaska...............................................................          78         2,978,500          1.32
Arizona..............................................................         335         9,491,174          4.21
Arkansas.............................................................          19           632,502          0.28
California...........................................................       2,408        89,917,243         39.90
Colorado.............................................................         209         6,949,320          3.08
Connecticut..........................................................          16           485,358          0.22
Delaware.............................................................          15           454,766          0.20
District of Columbia.................................................          19           627,070          0.28
Florida..............................................................         308         8,173,231          3.63
Georgia..............................................................         268         7,909,698          3.51
Hawaii...............................................................          11           442,855          0.20
Idaho................................................................          61         2,002,038          0.89
Illinois.............................................................         141         4,292,339          1.90
Indiana..............................................................          95         2,679,757          1.19
Iowa.................................................................          17           433,420          0.19
Kansas...............................................................          19           448,276          0.20
Kentucky.............................................................          26           460,518          0.20
Louisiana............................................................          59         1,449,755          0.64
Maine................................................................           5           196,865          0.09
Maryland.............................................................         448        15,755,998          6.99
Massachusetts........................................................           7           198,332          0.09
Michigan.............................................................          77         1,740,337          0.77
Minnesota............................................................         107         3,195,533          1.42
Mississippi..........................................................          22           424,728          0.19
Missouri.............................................................         162         4,303,035          1.91
Montana..............................................................          11           335,384          0.15
Nebraska.............................................................           6            48,071          0.02
Nevada...............................................................         161         5,006,739          2.22
New Hampshire........................................................           2            69,656          0.03
New Jersey...........................................................          25           728,920          0.32
New Mexico...........................................................          41         1,302,114          0.58
New York.............................................................          26           834,860          0.37
North Carolina.......................................................         379        10,773,253          4.78
Ohio.................................................................          69         1,798,173          0.80
Oklahoma.............................................................          94         2,106,709          0.93
Oregon...............................................................          79         2,231,011          0.99
Pennsylvania.........................................................         190         5,374,409          2.38
Rhode Island.........................................................           3            92,191          0.04
South Carolina.......................................................         189         5,495,294          2.44
Tennessee............................................................          58         1,190,142          0.53
Texas................................................................         155         1,011,613          0.45
Utah.................................................................         135         4,567,318          2.03
Vermont..............................................................           1            59,959          0.03
Virginia.............................................................         261         8,704,580          3.86
Washington...........................................................         203         5,581,524          2.48
West Virginia........................................................           7           203,870          0.09
Wisconsin............................................................          11           414,904          0.18
Wyoming..............................................................           7           216,108          0.10
                                                                            -----   ----------------       ------
    Total............................................................       7,096    $  225,371,558        100.00%
                                                                            -----   ----------------       ------
                                                                            -----   ----------------       ------

                        CUT-OFF DATE PRINCIPAL BALANCES

                                                                                       AGGREGATE      % OF ORIGINAL
                                                                                        CUT-OFF           POOL
                          RANGE OF CUT-OFF                               NUMBER      DATE PRINCIPAL     PRINCIPAL
                       DATE PRINCIPAL BALANCES                          OF LOANS        BALANCE          BALANCE
---------------------------------------------------------------------  -----------  ----------------  -------------
$10,000 or less......................................................         543    $    3,062,747          1.36%
$10,000.01--$20,000..................................................         948        15,514,686          6.88
$20,000.01--$30,000..................................................       1,927        50,103,970         22.23
$30,000.01--$40,000..................................................       2,230        78,864,078         34.99
$40,000.01--$50,000..................................................         774        36,177,294         16.05
$50,000.01--$60,000..................................................         396        22,396,188          9.94
$60,000.01--$70,000..................................................         186        12,393,977          5.50
$70,000.01--$80,000..................................................          91         6,773,834          3.01
$80,000.01 or greater................................................           1            84,783          0.04
                                                                            -----   ----------------       ------
    Total............................................................       7,096    $  225,371,558        100.00%
                                                                            -----   ----------------       ------
                                                                            -----   ----------------       ------

    As of the Cut-Off Date, the average Cut-Off Date Principal Balance of the Loans was $31,760.

                                   LOAN RATES

                                                                                            AGGREGATE      % OF ORIGINAL
                                                                                             CUT-OFF           POOL
                                                                              NUMBER      DATE PRINCIPAL     PRINCIPAL
RANGE OF LOAN RATES                                                          OF LOANS        BALANCE          BALANCE
--------------------------------------------------------------------------  -----------  ----------------  -------------
 8.501%--9.000%...........................................................          15    $      482,410          0.21%
 9.001%--9.500%...........................................................           1            47,100          0.02
 9.501%--10.000%..........................................................          39         1,469,686          0.65
10.001%--10.500%..........................................................          17           689,558          0.31
10.501%--11.000%..........................................................         181         6,535,195          2.90
11.001%--11.500%..........................................................          65         2,619,097          1.16
11.501%--12.000%..........................................................         366        12,955,059          5.75
12.001%--12.500%..........................................................         233         8,213,711          3.64
12.501%--13.000%..........................................................       1,097        30,398,353         13.49
13.001%--13.500%..........................................................         552        20,701,210          9.19
13.501%--14.000%..........................................................       1,245        39,313,005         17.44
14.001%--14.500%..........................................................         633        21,230,330          9.42
14.501%--15.000%..........................................................         970        30,920,891         13.72
15.001%--15.500%..........................................................         412        12,742,616          5.65
15.501%--16.000%..........................................................         708        20,733,497          9.20
16.001%--16.500%..........................................................         248         7,603,266          3.37
16.501%--17.000%..........................................................         233         6,559,835          2.91
17.001%--17.500%..........................................................          22           657,198          0.29
17.501%--18.000%..........................................................          50         1,221,780          0.54
18.001%--18.500%..........................................................           5           178,908          0.08
18.501%--19.000%..........................................................           3            58,878          0.03
19.001%--19.500%..........................................................           1            39,972          0.02
                                                                                 -----   ----------------       ------
    Total.................................................................       7,096    $  225,371,558        100.00%
                                                                                 -----   ----------------       ------
                                                                                 -----   ----------------       ------

    As of the Cut-Off Date, the weighted average Loan Rate of the Loans was approximately 14.07% per annum.

                                 LIEN PRIORITY

                                                                                       AGGREGATE      % OF ORIGINAL
                                                                                        CUT-OFF           POOL
                                                                         NUMBER      DATE PRINCIPAL     PRINCIPAL
LIEN PRIORITY                                                           OF LOANS        BALANCE          BALANCE
---------------------------------------------------------------------  -----------  ----------------  -------------
First Lien...........................................................          32    $      763,306          0.34%
Second Lien..........................................................       6,469       220,444,238         97.81
Third Lien...........................................................          13           333,872          0.15
Unsecured............................................................         582         3,830,142          1.70
                                                                            -----   ----------------       ------
    Total............................................................       7,096    $  225,371,558        100.00%
                                                                            -----   ----------------       ------
                                                                            -----   ----------------       ------

                         COMBINED LOAN-TO-VALUE RATIOS

                                                                                       AGGREGATE      % OF ORIGINAL
                                                                                        CUT-OFF           POOL
                          RANGE OF COMBINED                              NUMBER      DATE PRINCIPAL     PRINCIPAL
                        LOAN-TO-VALUE RATIOS                            OF LOANS        BALANCE          BALANCE
---------------------------------------------------------------------  -----------  ----------------  -------------
Unsecured............................................................         582    $    3,830,142          1.70%
 5.01%--10.00%.......................................................           2            13,714          0.01
 15.01%--20.00%......................................................           1             8,745          0.00
 20.01%--25.00%......................................................           1            27,500          0.01
 25.01%--30.00%......................................................           4           114,158          0.05
 30.01%--35.00%......................................................           8           200,687          0.09
 35.01%--40.00%......................................................           6           130,223          0.06
 40.01%--45.00%......................................................           4           109,335          0.05
 45.01%--50.00%......................................................           3            43,955          0.02
 50.01%--55.00%......................................................           1            25,000          0.01
 55.01%--60.00%......................................................           7           162,943          0.07
 60.01%--65.00%......................................................          12           244,769          0.11
 65.01%--70.00%......................................................          18           431,944          0.19
 70.01%--75.00%......................................................          10           212,445          0.09
 75.01%--80.00%......................................................          30           722,557          0.32
 80.01%--85.00%......................................................          39           938,527          0.42
 85.01%--90.00%......................................................          74         1,719,934          0.76
 90.01%--95.00%......................................................         137         3,639,549          1.61
 95.01%--100.00%.....................................................         356         9,697,109          4.30
100.01%--105.00%.....................................................         522        15,869,900          7.04
105.01%--110.00%.....................................................         807        25,818,636         11.46
110.01%--115.00%.....................................................         988        32,681,194         14.50
115.01%--120.00%.....................................................       1,294        45,398,917         20.14
120.01%--125.00%.....................................................       2,170        82,491,833         36.60
125.01% or greater...................................................          20           837,842          0.37
                                                                            -----   ----------------       ------
    Total............................................................       7,096    $  225,371,558        100.00%
                                                                            -----   ----------------       ------
                                                                            -----   ----------------       ------

    As of the Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of the Loans (excluding the Unsecured Loans) was approximately 114.89%.

                            MONTHS SINCE ORIGINATION

                                                                                       AGGREGATE      % OF ORIGINAL
                                                                                        CUT-OFF           POOL
                              LOAN AGE                                   NUMBER      DATE PRINCIPAL     PRINCIPAL
                             (IN MONTHS)                                OF LOANS        BALANCE          BALANCE
                            ------------                               -----------  ----------------  -------------
Less than one........................................................       1,639    $   51,604,940         22.90%
1--3.................................................................       5,204       165,775,517         73.56
4--6.................................................................         237         7,535,729          3.34
7--9.................................................................          14           432,040          0.19
10 or greater........................................................           2            23,331          0.01
                                                                            -----   ----------------       ------
    Total............................................................       7,096    $  225,371,558        100.00%
                                                                            -----   ----------------       ------
                                                                            -----   ----------------       ------

    As of the Cut-Off Date, the weighted average number of months since origination of the Loans was one month.

                          REMAINING TERMS TO MATURITY

                                                                                    AGGREGATE      % OF ORIGINAL
                        RANGE OF REMAINING                                           CUT-OFF           POOL
                         TERMS TO MATURITY                             NUMBER     DATE PRINCIPAL     PRINCIPAL
                            (IN MONTHS)                               OF LOANS       BALANCE          BALANCE
                       ---------------------                         ----------  ----------------  -------------
  0--30............................................................          19   $       55,609           0.02%
 31--60............................................................         235        1,589,525           0.71
 61--90............................................................         152        1,184,618           0.53
 91--120...........................................................         513        9,269,622           4.11
121--150...........................................................          52        1,089,202           0.48
151--180...........................................................       1,863       57,699,038          25.60
211--240...........................................................       2,099       71,603,607          31.77
271--300...........................................................       2,163       82,880,337          36.78
                                                                     ----------  ----------------  -------------
    Total..........................................................       7,096   $  225,371,558         100.00%
                                                                     ----------  ----------------  -------------
                                                                     ----------  ----------------  -------------

    As of the Cut-Off Date, the weighted average remaining term to maturity of the Loans was approximately 238 months.

                           ORIGINAL TERMS TO MATURITY

                                                                                        AGGREGATE      % OF ORIGINAL
                                                                                         CUT-OFF           POOL
ORIGINAL TERM TO                                                          NUMBER      DATE PRINCIPAL     PRINCIPAL
MATURITY (IN MONTHS)                                                     OF LOANS        BALANCE          BALANCE
----------------------                                                  -----------  ----------------  -------------
0--30.................................................................          19    $       55,609          0.02%
31--60................................................................         234         1,545,397          0.69
61--90................................................................         153         1,228,746          0.55
91--120...............................................................         512         9,234,690          4.10
121--150..............................................................          52         1,089,202          0.48
151--180..............................................................       1,861        57,594,419         25.56
211--240..............................................................       2,100        71,658,393         31.80
271--300..............................................................       2,165        82,965,103         36.81
                                                                             -----   ----------------       ------
Total.................................................................       7,096    $  225,371,558        100.00%
                                                                             -----   ----------------       ------
                                                                             -----   ----------------       ------

    As of the Cut-Off Date, the weighted average original term to maturity of the Loans was approximately 239 months.

                                  CREDIT SCORE

                                                                                       AGGREGATE      % OF ORIGINAL
                                                                                        CUT-OFF           POOL
                                                                         NUMBER      DATE PRINCIPAL     PRINCIPAL
RANGE OF CREDIT SCORES                                                  OF LOANS        BALANCE          BALANCE
---------------------------------------------------------------------  -----------  ----------------  -------------
520 to 540...........................................................           1    $       29,937          0.01%
540 to 560...........................................................           4            66,086          0.03
560 to 580...........................................................           9           255,182          0.11
580 to 600...........................................................          13           289,525          0.13
600 to 620...........................................................         103         2,888,848          1.28
620 to 640...........................................................       1,031        30,508,354         13.54
640 to 660...........................................................       1,570        49,241,199         21.85
660 to 680...........................................................       1,477        50,297,318         22.32
680 to 700...........................................................       1,162        40,309,493         17.89
700 to 720...........................................................         857        29,056,060         12.89
720 to 740...........................................................         428        12,821,307          5.69
740 to 760...........................................................         231         5,565,774          2.47
760 to 780...........................................................         132         2,971,924          1.32
780 to 800...........................................................          56           909,152          0.40
800 to 820...........................................................          18           144,550          0.06
820 or greater.......................................................           4            16,848          0.01
                                                                            -----   ----------------       ------
    Total............................................................       7,096    $  225,371,558        100.00%
                                                                            -----   ----------------       ------
                                                                            -----   ----------------       ------

    As of the Cut-Off Date, the weighted average Credit Score of the Loans was 675.

                              DEBT-TO-INCOME RATIO

                                                                             AGGREGATE CUT-OFF          % OF
                  RANGE OF DEBT-TO-INCOME                      NUMBER OF           DATE             ORIGINAL POOL
                           RATIOS                                LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
                 --------------------------                   -----------  ---------------------  -----------------
20.00 and less..............................................         226      $     4,561,252              2.02%
20.01 to 25.00..............................................         417           11,331,669              5.03
25.01 to 30.00..............................................         864           26,003,364             11.54
30.01 to 35.00..............................................       1,468           45,666,672             20.26
35.01 to 40.00..............................................       1,742           56,487,391             25.06
40.01 to 45.00..............................................       1,966           65,194,275             28.93
45.01 to 50.00..............................................         404           15,770,276              7.00
Greater than 50.............................................           9              356,658              0.16
                                                                   -----   ---------------------         ------
    Total...................................................       7,096      $   225,371,558            100.00%
                                                                   -----   ---------------------         ------
                                                                   -----   ---------------------         ------

    As of the Cut-Off Date, the weighted average debt-to-income ratio of the Loans was approximately 36.97%.

                                 EMPIRE FUNDING

GENERAL

    Empire Funding Corp. ("Empire Funding"), the Transferor and the Servicer under the Sale and Servicing Agreement, is an Oklahoma corporation that is a mortgage lender engaged in the business of originating, purchasing, selling and servicing home loans generally secured by one- to four-family residential properties, with an emphasis on non-conforming junior lien loans. Empire Funding was incorporated in Oklahoma in 1987 and currently is licensed as a mortgage lender or registered, as required, in 37 states.

    Empire Funding has its principal offices at 9737 Great Hills Trail, Austin, Texas 78759 (telephone number (800) 261-4898). It currently has 444 employees including professionals and support staff.

    As of June 30, 1997, Empire Funding was servicing a loan portfolio of approximately $870 million. This loan portfolio consisted of 60,500 loans with an average principal balance of approximately $14,824.

    Upon written request, Empire Funding will make available its most recent audited financial statements. Requests should be directed to Empire Funding Corp., 9737 Great Hills Trail, Austin, Texas 78759 (telephone number (800) 261-4898), Attention: Richard N. Steed, Senior Vice President.

SERVICING PROCEDURES

    The following is a general description of the Servicer's servicing policies and procedures currently employed by the Servicer with respect to its conventional loan portfolio. The Servicer revises such policies and procedures from time to time to reflect changing economic and market conditions and to comply with legal developments.

    The Servicer's loan servicing activities include responding to borrower inquiries, processing and administering loan payments, reporting and remitting principal and interest to trustees, investors and other entities that own interests in the loans, collecting delinquent loan payments, conducting foreclosure proceedings and disposing of foreclosed property and otherwise administering the loans. The Servicer utilizes a computer-based loan servicing system. It provides payment processing and cashiering functions, automated payoff statements, on-line collection, statement and notice mailing along with a full range of investor reporting requirements.

    Collection activity begins once a loan is 10 days delinquent (without regard to any grace period). The focus of collection activity is understanding the cause of, and finding a solution for, the delinquency. Collection calls are generally made every other day until acceptable payment arrangements have been made. In addition to collection calls, the servicing system generates delinquent letters at 15 days and at 25 days of delinquency. If no contact with the borrower has been achieved within 15 days after the first attempted phone call, or at 25 days of delinquency, a third party property inspection company may be engaged to visit the borrower's home to complete an exterior inspection of the property securing the loan, if applicable. The inspection provides specific details about the property, including whether the property is vacant or occupied, and a notice is left to call the Servicer's servicing department.

    Once the loan becomes 45 to 60 days delinquent, a demand notice is sent to the borrower, via certified mail with return receipt requested. Collection calls are generally continued at least every other day and additional delinquency notices are manually ordered by the Servicer's servicing department. At 90 days of delinquency, the status of any senior lien is verified, all tax information is verified and a current credit report is obtained to determine if there have been any additional liens or judgments filed against the borrower. Finally, at 120 days of delinquency, the loan file is prepared for non-performing review. All information obtained at 90 days is updated and referred to the Servicer's Non-Performing Loan Review Committee for determination of appropriate action which may include negotiating a settlement or new payment plan, pursuing judgment against the borrower, foreclosure or charge off.

    Under the Sale and Servicing Agreement, the Servicer may resign from its duties thereunder only in accordance with the terms thereof. No removal or resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Servicer's responsibilities and obligations in accordance therewith.

    The Servicer may not assign its obligations under the Sale and Servicing Agreement. Notwithstanding anything in the preceding sentence to the contrary, the Servicer may delegate certain of its obligations to a sub-servicer pursuant to a sub-servicing agreement. A sub-servicer must meet certain eligibility requirements, as set forth in the Sale and Servicing Agreement, and each sub-servicing agreement shall require that the Loans be serviced in a manner that is consistent with the terms of the Sale and Servicing Agreement. The Servicer will not be released of its servicing obligations and duties with respect to any subserviced Loans. As of the Closing Date, the Servicer will not have subcontracted its servicing obligations and duties with respect to the Loans.

UNDERWRITING CRITERIA

    The majority of the Loans have been underwritten by the Transferor pursuant to its "Equalizer" program. Generally, the underwriting standards of the Transferor's "Equalizer" program place a greater emphasis on the creditworthiness of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay a loan.

    UNDERWRITING GUIDELINES FOR "EQUALIZER". The Transferor's "Equalizer" program is designed for homeowners who may have little or no equity in their property, but who possess good to excellent credit histories and provable income and use the proceeds for home improvements and/or debt consolidation. Under the "Equalizer" program, the Transferor obtains credit information with respect to each applicant from several sources and generally does not permit the ratio of total monthly debt obligations to monthly gross income to exceed 45%. Generally, the applicant will have a Credit Score of 620 or greater. A credit score (the "Credit Score") is derived based on a methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating default predictive models through scoring mechanisms. The Credit Scores, which are obtained from national credit reporting organizations, are numerical representations of borrowers' estimated default probabilities, and generally range from a low of 200 to a high of 800. A borrower with a Credit Score of 700 or higher would be assigned the highest classification for credit quality by the Transferor. The principal amount of the "Equalizer" loan originated or purchased by the Transferor generally does not exceed $75,000. Other than on an exception basis, the loans originated under the "Equalizer" program will not have a Combined Loan-to-Value Ratio in excess of 125%. In general, the loan is secured by a first, second or third lien on the related property or is unsecured. In most instances the property is improved with an owner-occupied one- or two-family residence.

    The Transferor's underwriting standards are designed to provide a program for all qualified applicants in an amount and for a period of time consistent with their ability to repay. All the Transferor's underwriting determinations are made without regard to sex, marital status, race, color, religion, age or national origin. Each application is evaluated on its individual merits, applying the stated guidelines to ensure that each application is considered equitably.

    The "Equalizer" program allows for "stated value" (i.e., independent verification of property values are not required) on loans of $35,000 and less. Generally, the Transferor bases the loan decision on the creditworthiness of the borrower, rather than the underlying collateral. However, the Transferor reserves the right to require an appraisal or other documentation verifying values in each and every transaction.

    For loans in excess of $35,000, property values are generally substantiated by one of the following: an appraisal dated within 12 months of application, a FHLMC Form 704 drive-by inspection, a tax bill assessment if the value has been established within last 12 months, or a HUD-1 statement if dated within six months of the application. On a case by case basis, the Transferor reserves the right to accept other forms of documentation.

    A credit report by an independent, nationally recognized credit reporting agency reflecting the applicant's complete credit history is required. The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. An applicant's recent credit report is used to evaluate the borrower's payment record and must be current at the time of application. A lack of credit history payment will not necessarily preclude a loan if the borrower has sufficient equity in the property.

    Generally, the Transferor requires a title report by an approved title company or legal firm on all property securing loans it originates or purchases. Title reports indicate the lien position of any related senior mortgage loans. The applicant is also required to secure hazard and, in certain instances, flood insurance in an amount sufficient to cover replacement cost or full insurable value of the mortgaged property (or in the case of flood insurance, the maximum amount available under the Flood Disaster Protection Act of 1973). The underwriting guidelines of the Transferor do not require borrowers to obtain title insurance in connection with a Loan.

    Generally, the Transferor has established classifications with respect to the credit profiles of applicants based on Credit Scores and debt to income ratios. The criteria currently being used by the Transferor to classify loan applicants are generally as follows:

                                                                                       MAXIMUM
                                                                MINIMUM            DEBT-TO-INCOME
LOAN AMOUNT                                                  CREDIT SCORE               RATIO
--------------------------------------------------------  -------------------  -----------------------
$70,001--$75,000........................................             700                     45%
$60,001--$70,000........................................             680                     45%
$50,001--$60,000........................................             660                     45%
$40,001--$50,000........................................             640                     45%
$40,000 or less.........................................             620                     45%

    The maximum loan amount for self-employed borrowers is $50,000 and the maximum loan amount for first time homebuyers or borrowers with less than six months mortgage history is $35,000.

    Currently, the Transferor allows the following compensating factors for exceeding the maximum debt-to-income ratio by a maximum of 5 percentage points:

        1) high income with substantial disposable income--if the Credit Score is equal to or greater than 660, $2,500 in disposable income is required; if the Credit Score is less than 660, $3,000 in disposable income is required (disposable income being defined for this purpose as monthly gross income less monthly debt service); and

        2)  documented savings pattern.

    In addition to Credit Score and debt-to-income ratio parameters, the Transferor also requires that each loan applicant be a generally acceptable credit risk as measured by the following:

        Existing mortgage loans--Required to be current at time of application being submitted, with generally a maximum of one 30-day late in the past 12 months.

        Existing non-mortgage credit--Minor derogatory items are acceptable. In some cases, Letters of Explanation ("LOE's") may be required in explaining derogatory items. Generally, collections and/or charge-offs must be brought current with satisfactory LOE's. Installment credit histories can show one 30-day delinquency in the last 12 months and two 30-day delinquencies in the last 24 months, while revolving credit histories can show two 30-days delinquencies in the last 12 months and three 30-day delinquencies in the last 24 months. On a case by case basis, the Transferor will allow for deviation from these parameters if satisfactory LOE's are obtained.

    In response to changes and developments in the consumer finance area as well as the refinement of the Transferor's credit evaluation methodology, the Transferor's underwriting requirements for certain types of loans may change from time to time resulting sometimes in more stringent and sometimes in less stringent underwriting requirements. Depending upon the date on which the Loans were originated or purchased by the Transferor, the Loans included in the Pool may have been originated or purchased by the Transferor under different underwriting requirements, and accordingly, certain Loans included in the Pool may be of a different credit quality and have different loan characteristics from those of other Loans. Furthermore, to the extent that certain Loans were originated or purchased by the Transferor in accordance with less stringent underwriting requirements, such Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Loans originated or purchased in accordance with more stringent underwriting requirements.

REPURCHASE OR SUBSTITUTION OF LOANS

    The Transferor is required (i) within 60 days after discovery or notice thereof to cure in all material respects any breach of the representations or warranties which materially and adversely affects the value of a Loan or the interests of the holders of the Securities therein or as to which a material document deficiency exists (each, a "Defective Loan") or (ii) on or before the Determination Date next succeeding the end of such 60 day period, to repurchase such Defective Loan at a price (the "Purchase Price") equal to the Principal Balance of such Defective Loan as of the date of repurchase, plus all accrued and unpaid interest on such Defective Loan to but not including the date of repurchase computed at the Loan Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Defective Loan. In lieu of repurchasing a Defective Loan, the Transferor may replace such Defective Loan with one or more Qualified Substitute Loans. If the aggregate outstanding principal balance of the Qualified Substitute Loan(s) is less than the outstanding Principal Balance of the Defective Loan(s), the Transferor will also remit for distribution to the holders of the Notes an amount (a "Substitution Adjustment") equal to such shortfall which will result in a prepayment of principal on the Notes for the amount of such shortfall. As used herein, a "Qualified Substitute Loan" is a loan that (i) has an interest rate which differs from the Loan Rate for the Defective Loan which it replaces (each, a "Deleted Loan") by no more than two percentage points in excess of such Loan Rate, (ii) matures not more than one year later than, and not more than one year earlier than, the maturity date of the Deleted Loan, (iii) has a principal balance (after application of all payments received on or prior to the date of such substitution) equal to or less than the Principal Balance of the Deleted Loan as of such date, (iv) has a Credit Score not more than 10 points lower than the Credit Score of the Deleted Loan, (v) has a lien priority no lower than the Deleted Loan, (vi) complies as of the date of substitution with each representation and warranty set forth in the Sale and Servicing Agreement with respect to the Loans and is not more than 29 days delinquent as of the date of substitution for such Deleted Loan, (vii) has a borrower with a debt-to-income ratio no higher than the debt-to-income ratio of the Obligor with respect to the Deleted Loan, and (viii) has a borrower with a comparable credit grade classification to that of the Obligor with respect to the Deleted Loan.

    No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing Defective Loans or substituting Qualified Substitute Loans for Defective Loans in the manner described above. If the Transferor repurchases, or is obligated to repurchase, defective loans from any additional series of asset backed securities, the financial ability of the Transferor to repurchase Defective Loans from the Trust may be adversely affected. In addition, other events relating to the Transferor and its mortgage lending and consumer finance operations can occur that would adversely affect the financial ability of the Transferor to repurchase or replace Defective Loans from the Trust, including, without limitation, the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a Defective Loan, the Servicer, on behalf of the Trust, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Defective Loan. If the Servicer is unable to collect all amounts due to the Trust with respect to such Defective Loan, the resulting loss will be borne by the holders of the Offered Notes to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Offered Notes. See "Risk Factors--Adequacy of Credit Enhancement" and "--Limitations on Repurchase or Replacement of Defective Loans by Transferor" herein.

DELINQUENCY EXPERIENCE

    Certain information concerning the delinquency experience on loans originated or purchased, and serviced, by Empire Funding is set forth below. The delinquency experience percentages set forth herein are calculated on the basis of the total loans originated or purchased, and serviced, by Empire Funding as of the end of the periods indicated. See "Risk Factors--Limited Historical Delinquency, Loss and Prepayment Information" herein.

                                                                               QUARTER ENDED
                                                   ----------------------------------------------------------------------
                                                   MARCH 31,    JUNE 30,   SEPTEMBER    DECEMBER   MARCH 31,    JUNE 30,
                                                      1996        1996      30, 1996    31, 1996      1997        1997
                                                   ----------  ----------  ----------  ----------  ----------  ----------

                                                                           (DOLLARS IN THOUSANDS)
Conventional Servicing Portfolio (1)(2)
Delinquency Period:(3)
  30-59 days delinquent..........................       0.24%       0.09%       0.39%       0.80%       0.55%       0.44%
  60-89 days delinquent..........................       0.00%       0.03%       0.15%       0.20%       0.14%       0.15%
  90+ days delinquent............................       0.00%       0.00%       0.04%       0.24%       0.18%       0.09%
  Total..........................................       0.24%       0.12%       0.58%       1.24%       0.87%       0.67%
Conventional Servicing Portfolio at end of
  period.........................................  $   13,277  $   31,498  $   68,276  $  100,369  $  172,039  $  408,732
Total Servicing Portfolio (2)(4)(5)
Delinquency Period:(3)
  30-59 days delinquent..........................       4.10%       3.66%       4.05%       4.98%       4.12%       3.05%
  60-89 days delinquent..........................       1.08%       1.23%       1.22%       1.43%       1.21%       1.07%
  90+ days delinquent............................       1.60%       1.66%       1.96%       2.19%       1.86%       1.54%
  Total..........................................       6.79%       6.56%       7.22%       8.60%       7.19%       5.67%
Total Servicing Portfolio at end of period.......  $  379,958  $  436,937  $  506,469  $  562,345  $  646,450  $  869,874

------------------------

(1) Empire Funding's Conventional Servicing Portfolio does not include FHA Title I loans.

(2) Totals may not add due to rounding.

(3) The dollar amount of delinquent loans as a percentage of total dollar amount of loans in the relevant portfolio (including loans owned by Empire Funding) as of the date indicated.

(4) Total Servicing Portfolio includes Empire Funding's FHA Title I Servicing Portfolio as well as its Conventional Servicing Portfolio.

(5) Since March 31, 1996 less than 1.00% of loans (by loan principal balance) in the Total Servicing Portfolio were serviced, but not originated or purchased, by Empire Funding.

                      PREPAYMENT AND YIELD CONSIDERATIONS

    Except as otherwise provided herein, no principal distributions will be made on any Class of Senior Notes until the Class Principal Balance of each Class of Senior Notes having a lower numerical designation has been reduced to zero, no principal distributions will be made on the Mezzanine Notes until all required principal distributions have been made in respect of the Senior Notes, no principal distributions will be made on the Class B-1 Notes until all required principal distributions have been made in respect of the Senior Notes and the Mezzanine Notes and no principal distributions will be made on the Class B-2 Notes until all required principal distributions have been made in respect of the Senior Notes, the Mezzanine Notes and the Class B-1 Notes. See "Description of the Offered Notes--Distributions on the Offered Notes" herein. As the rate of payment of principal of each Class of Notes depends primarily on the rate of payment (including prepayments) of the Loans and the availability and amount of Excess Spread, final payment of any Class of Notes could occur significantly earlier than their respective Final Scheduled Distribution Dates. Holders of the Offered Notes will bear the risk that they may not be able to reinvest principal payments on the Offered Notes at yields at least equal to the yield on their respective Offered Notes. No prediction can be made as to the rate of prepayments on the Loans in either stable or changing interest rate environments. Any reinvestment risk resulting from the rate of prepayment of the Loans and the distribution of such payments to the holders of the Offered Notes will be borne entirely by the holders of the Offered Notes.

    The effective yield to the holders of any Class of Offered Notes will be lower than the yield otherwise produced by the applicable Note Interest Rate, because the distribution of the interest accrued during each Due Period (a calendar month consisting of thirty days) will not be made until the Distribution Date occurring in the month following such Due Period. See "Description of the Offered Notes--Distributions on the Offered Notes" herein. This delay will result in funds being passed through to the holders of the Offered Notes approximately 25 days after the end of the monthly accrual period, during which 25-day period no interest will accrue on such funds.

    The rate of principal payments on the Offered Notes, the aggregate amount of each interest payment on the Offered Notes and the yield to maturity on the Offered Notes will be directly related to and affected by the rate and timing of principal reductions on the Loans, the application of Excess Spread to reduce the Class Principal Balances of the Offered Notes to the extent described herein under "Description of Credit Enhancement--Overcollateralization," and, under certain circumstances, the delinquency rate experienced by the Loans. The principal reductions on such Loans may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other dispositions. On or after any Distribution Date on which the Pool Principal Balance declines to 10% or less of the Original Pool Principal Balance, the Majority Residual Interestholders may effect an early termination of the Trust, resulting in a redemption of the Notes. See "Description of the Offered Notes--Optional Termination of the Trust" herein.

    The "weighted average life" of an Offered Note refers to the average amount of time that will elapse from the Closing Date to the date each dollar in respect of principal of such Offered Note is repaid. The weighted average life of an Offered Note will be influenced by, among other factors, the rate at which principal reductions occur on the Loans, the extent to which high rates of delinquencies on the Loans during any Due Period result in interest collections on the Loans in amounts less than the amount of interest distributable on the Offered Notes, and the rate at which Excess Spread is distributed to holders of the Offered Notes as described herein, and the extent to which any reduction of the Overcollateralization Amount is paid to the holders of the Residual Interest as described herein. If substantial principal prepayments on the Loans are received from unscheduled prepayments, liquidations or repurchases, then the distributions to the holders of the Offered Notes resulting from such prepayments may significantly shorten the actual average lives of the Offered Notes. If the Loans experience delinquencies and certain defaults in the payment of principal, then the holders of the Offered Notes may similarly experience a delay in the receipt of principal distributions attributable to such delinquencies and defaults which in certain instances may result in longer actual average lives of the Offered Notes than would otherwise be the case. However, to the extent that the Principal Balances of Liquidated Home Loans are included in the principal distributions on the Offered Notes, then the holders of the Offered Notes will experience an acceleration in the receipt of principal distributions which in certain instances may result in shorter actual average lives of the Offered Notes than would otherwise be the case. Interest shortfalls on the Loans due to principal prepayments in full and curtailments and any resulting shortfalls in amounts distributable on the Offered Notes will be covered only to the extent of amounts available from the credit enhancement provided for the Offered Notes as described herein. See "Risk Factors--Adequacy of Credit Enhancement" herein.

    The rate and timing of principal reductions on the Loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in Obligors' housing needs, job transfers, unemployment, Obligors' net equity, if any, in the Mortgaged Properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, the existence and enforceability of prepayment penalties, seasoning of Loans, market interest rates for similar types of loans and the availability of funds for such loans. Each of the Loans may be assumed, with the Transferor's consent, upon the sale of the Mortgaged Property. Certain of the Loans contain prepayment penalty provisions which generally obligate the related Obligor to pay a penalty in connection with a prepayment of the Obligor's Loan. The Servicer, in its discretion, may elect to enforce or abstain from enforcing any prepayment penalty. The Servicer has no obligation to enforce prepayment penalties and will exercise its rights to enforce them to the extent it deems appropriate. The Servicer is entitled to retain all prepayment penalties to the extent it collects the penalties from Obligors. Any enforcement by the Servicer of the prepayment penalties contained in the Loans may have an effect on the decisions of Obligors to prepay their Loans and may affect the weighted average lives of the Notes.

    Generally, the rate of prepayment on a pool of fixed-rate loans is affected by prevailing market interest rates for similar types of loans of a comparable term and risk level. If prevailing interest rates were to fall significantly below the respective Loan Rates on the Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing interest rates were to rise significantly above the respective Loan Rates on the Loans, the rate of prepayment on the Loans would be expected to decrease. In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for Federal income tax purposes may result in a higher rate of prepayment on the Loans. Neither the Transferor, the Depositor, nor the Underwriter make any representations as to the particular factors that will affect the prepayment of the Loans, as to the relative importance of such factors, or as to the percentage of the Principal Balances of the Loans that will be paid as of any date.

    Distributions of principal to holders of the Offered Notes at a faster rate than anticipated will increase the yields on Offered Notes purchased at discounts but will decrease the yields on Offered Notes purchased at premiums, which distributions of principal may be attributable to scheduled payments and prepayments of principal on the Loans and to the application of Excess Spread. The effect on an investor's yield due to distributions of principal to the holders of the Offered Notes (including, without limitation, prepayments on the Loans) occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Offered Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of such distributions of principal during any subsequent period.

    The rate of delinquencies and defaults on the Loans, and the recoveries, if any, on defaulted Loans and foreclosed properties, will also affect the rate and timing of principal payments on the Loans and, accordingly, the weighted average lives of the Offered Notes, and could cause a delay in the payment of principal or a slower rate of principal amortization to the holders of Offered Notes. Certain factors may influence such delinquencies and defaults, including origination and underwriting standards and Combined Loan-to-Value Ratios. In general, defaults on home loans are expected to occur with greater frequency in their early years, although few data are available with respect to the rate of default on home loans similar to the Loans. In general, the rate of default on junior lien loans with high Combined Loan-to-Value Ratios may be higher than that of junior lien home loans with lower Combined Loan-to-Value Ratios, or first lien loans, secured by comparable properties. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located or the related Obligors are residing. See "Risk Factors--Geographic Concentration" and "The Pool" herein. The risk of delinquencies and loss is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

    Because principal distributions generally are paid to holders of the Senior Notes and Mezzanine Notes before the Class B-1 Notes, holders of the Class B-1 Notes bear a greater risk of losses from delinquencies and defaults on the Loans than holders of the Classes of Notes having earlier priorities for payment of principal. See "Description of Credit Enhancement--Subordination and Allocation of Losses" herein.

    Although certain data have been published with respect to the historical prepayment experience of certain residential mortgage loans, such mortgage loans may differ in material respects from the Loans and such data may not be reflective of conditions applicable to the Loans. No prepayment history is generally available with respect to the Loans or similar types of loans, and there can be no assurance that the Loans will achieve or fail to achieve any particular rate of principal prepayment. Several factors suggest that the prepayment experience of the Pool may be significantly different from that of a pool of conventional first lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the Principal Balance of the average Loan is substantially smaller than that of the average conventional first lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Pool than for a pool of first lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make the refinancing of a loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of such lower interest rate on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Pool include general economic conditions, the amounts of and interest rates on the related senior mortgage loans, and the tendency of borrowers to use first lien mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination a substantial majority of the Loans had Combined Loan-to-Value Ratios that exceeded 100% or were Unsecured Loans, the related Obligors will generally have significantly less opportunity to refinance the indebtedness and, therefore, a lower prepayment rate may be experienced by the Pool than by a pool of first or junior lien mortgage loans that have Combined Loan-to-Value Ratios less than 100%. Given these characteristics, the Loans may experience a higher or lower rate of prepayment than first lien mortgage loans.

EXCESS SPREAD AND REDUCTION OF OVERCOLLATERALIZATION AMOUNT

    The overcollateralization feature has been designed to accelerate the principal amortization of the Offered Notes relative to the principal amortization of the Loans. If on any Distribution Date, the Overcollateralization Target Amount exceeds the Overcollateralization Amount, Excess Spread, if any, will be distributed to the holders of the Classes of Offered Notes in the order and amounts specified herein under "Description of the Offered Notes--Priority of Distributions." If the Overcollateralization Amount equals the Overcollateralization Target Amount for such Distribution Date, Excess Spread otherwise distributable to the holders of the Offered Notes as described above will instead be distributed in respect of Loss Reimbursement Deficiencies, if any, and then to the holders of the Residual Interest Certificates. On the Stepdown Date and on each Distribution Date thereafter as to which the Overcollateralization. Amount is or, after taking into account all other distributions to be made on such Distribution Date, would be at least equal to the Overcollateralization Target Amount, amounts otherwise distributable as principal to the holders of the Offered Notes on such Distribution Date in reduction of their Class Principal Balances may instead be distributed in respect of the applicable Classes in payment of their respective Loss Reimbursement Deficiencies and then to the holders of the Residual Interest Certificates, thereby reducing the rate of, and under certain circumstances delaying, the principal amortization of the Offered Notes, until the Overcollateralization Amount is reduced to the Overcollateralization Target Amount. In particular, high rates of delinquencies on the Loans during any Due Period will cause the Excess Spread available on the related Distribution Date to be reduced. Such an occurrence may cause the Class Principal Balances of the Offered Notes to decrease at a slower rate relative to the Pool Principal Balance, resulting in a possible reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount. If the actual distributions of any such amounts to the holders of the Residual Interest Certificates occur later than anticipated by an investor who purchases an Offered Note at a premium, the actual yield to such investor may be lower than such investor's anticipated yield. The amount payable to the holders of the Residual Interest Certificates that would otherwise be applied in reduction of the Overcollateralization Amount or in payment of Loss Reimbursement Deficiencies on any Distribution Date will be affected by the Overcollateralization Target Amount as well as by the actual default and delinquency experience of the Pool and the principal amortization of the Pool.

REINVESTMENT RISK

    The reinvestment risk with respect to an investment in the Offered Notes will be affected by the rate and timing of principal payments (including prepayments) in relation to the prevailing interest rates at the time of receipt of such principal payments. For example, during periods of falling interest rates, holders of the Offered Notes may receive an increased amount of principal payments from the Loans at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the Offered Notes. Conversely, during periods of rising interest rates, holders of the Offered Notes may receive a decreased amount of principal prepayments from the Loans at a time when such holders may have an opportunity to reinvest such payments in investments having a higher yield than, and a comparable rating to, the Offered Notes.

FINAL SCHEDULED DISTRIBUTION DATES

    To the extent not previously paid, the Class Principal Balance of each Class of Notes will be payable in full on the Final Scheduled Distribution Date for each Class of Notes set forth in the "Summary" herein. The actual maturity of any Class of Notes may be substantially earlier than the Final Scheduled Distribution Date set forth herein under "Summary."

WEIGHTED AVERAGE LIVES OF THE OFFERED NOTES

    The following information is given solely to illustrate the effect of prepayments of the Loans on the weighted average lives of the Offered Notes under certain stated assumptions and is not a prediction of the prepayment rate that may actually be experienced by the Loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Offered Notes will be influenced by the rate at which principal of the Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes reductions of principal, including, without limitation, those resulting from unscheduled full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions and substitutions and repurchases by or on behalf of the Transferor), the rate at which Excess Spread is distributed to holders of the Offered Notes as described herein, the delinquency rate of the Loans from time to time.

    Prepayments on loans such as the Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of such loans. A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 3.0% per annum of the outstanding principal balance of such loans in the first month of the life of the loans and an additional approximate 1.0% (expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the loans, a CPR of 14.0% per annum each month is assumed. As used in the table below, a 0% Prepayment Assumption assumes a prepayment rate equal to 0% of the Prepayment Assumption (i.e., no prepayments). Correspondingly, a 75% Prepayment Assumption assumes a prepayment rate equal to 75% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans. Neither the Transferor, the Depositor nor the Underwriter make any representations about the appropriateness of the Prepayment Assumption or the CPR.

    MODELING ASSUMPTIONS. For purposes of preparing the tables below, the following assumptions (the "Modeling Assumptions") have been made:

        (i) all scheduled principal payments on the Loans are timely received on the first day of a Due Period, which will begin on the first day of each month and end on the thirtieth day of the month, with the first Due Period commencing on August 1, 1997, no delinquencies or losses occur on the Loans and all Loans have a first payment date that occurs thirty (30) days after the origination thereof;

        (ii) the scheduled payments on the Loans have been calculated on the outstanding Principal Balance (prior to giving effect to prepayments), the Loan Rate and the remaining term to stated maturity such that the Loans will fully amortize by their remaining term to stated maturity;

       (iii) all scheduled payments of interest and principal in respect of the Loans have been made through the Cut-Off Date;

        (iv) all Loans prepay monthly at the specified percentages of the Prepayment Assumption, no optional or other early termination of the Offered Notes occurs (except with respect to the calculation of the "Weighted Average Life-to-Call (Years)" figures in the following tables) and no substitutions or repurchases of the Loans occur;

        (v) all prepayments in respect of the Loans include 30 days' accrued interest thereon;

        (vi) the Closing Date for the Offered Notes is August 22, 1997;

       (vii) each year will consist of twelve 30-day months;

      (viii) cash distributions are received by the holders of the Offered Notes on the 25th day of each month, commencing in September 1997;

        (ix) the Overcollateralization Target Amount will be as defined herein;

        (x) the Note Interest Rate for each Class of Notes is as set forth on the cover page hereof; provided, however, that interest accrues on the Class A-7 Notes for the period commencing on the first day of the month in which the Clean-up Call Date occurs is 8.12%;

        (xi) the additional fees deducted from the interest collections in respect of the Loans include the Servicing Fee and 0.01% on the aggregate Class Principal Balances of the Notes in respect of all other fees;

       (xii) no reinvestment income from any Account (defined below) is earned and available for distribution; and

      (xiii) the Pool consists of Loans having the following characteristics:

                          ASSUMED LOAN CHARACTERISTICS

             CUT-OFF DATE
              PRINCIPAL                    ORIGINAL TERM TO     REMAINING TERM TO
SUB-POOL       BALANCE        LOAN RATE    MATURITY (MONTHS)    MATURITY (MONTHS)
---------  ----------------  -----------  -------------------  -------------------
1           $   13,576,062      13.9925%             162                  162
2               23,282,646      14.1248%             167                  166
3               33,889,355      13.9585%             169                  167
4               16,693,763      14.3830%             240                  240
5               25,892,430      14.2250%             240                  239
6               29,072,200      14.1118%             239                  237
7               21,335,116      14.0442%             300                  300
8               32,136,767      14.0181%             300                  299
9               29,493,219      13.9251%             299                  297
           ----------------
            $  225,371,558
           ----------------
           ----------------

    The following tables indicate at the specified percentages of the Prepayment Assumption the corresponding weighted average lives of each Class of Notes.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                               CLASS A-1 NOTES
                                                                          ---------------------------------------------------------
DATE                                                                         0%         50%        75%        100%         125%
------------------------------------------------------------------------     ---        ---        ---        -----        -----
Initial Percent.........................................................        100%       100%       100%        100%         100%
August 1998.............................................................         24%         0%         0%          0%           0%
August 1999.............................................................          5%         0%         0%          0%           0%
August 2000.............................................................          0%         0%         0%          0%           0%
Weighted Average Life-to-Maturity (Years)(2)............................       0.76       0.42       0.38        0.35         0.32
Weighted Average Life-to-Call (Years)(2)................................       0.76       0.42       0.38        0.35         0.32


DATE                                                                         150%
------------------------------------------------------------------------     -----
Initial Percent.........................................................         100%
August 1998.............................................................           0%
August 1999.............................................................           0%
August 2000.............................................................           0%
Weighted Average Life-to-Maturity (Years)(2)............................        0.30
Weighted Average Life-to-Call (Years)(2)................................        0.30

------------------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

    These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                               CLASS A-2 NOTES
                                                                          ---------------------------------------------------------
DATE                                                                         0%         50%        75%        100%         125%
------------------------------------------------------------------------     ---        ---        ---        -----        -----
Initial Percent.........................................................        100%       100%       100%        100%         100%
August 1998.............................................................        100%        78%        60%         43%          25%
August 1999.............................................................        100%        19%         0%          0%           0%
August 2000.............................................................         90%         0%         0%          0%           0%
August 2001.............................................................         75%         0%         0%          0%           0%
August 2002.............................................................         58%         0%         0%          0%           0%
August 2003.............................................................         39%         0%         0%          0%           0%
August 2004.............................................................         16%         0%         0%          0%           0%
August 2005.............................................................          0%         0%         0%          0%           0%
Weighted Average Life-to-Maturity (Years)(2)............................       5.32       1.53       1.18        1.00         0.88
Weighted Average Life-to-Call (Years)(2)................................       5.32       1.53       1.18        1.00         0.88


DATE                                                                         150%
------------------------------------------------------------------------     -----
Initial Percent.........................................................         100%
August 1998.............................................................           7%
August 1999.............................................................           0%
August 2000.............................................................           0%
August 2001.............................................................           0%
August 2002.............................................................           0%
August 2003.............................................................           0%
August 2004.............................................................           0%
August 2005.............................................................           0%
Weighted Average Life-to-Maturity (Years)(2)............................        0.79
Weighted Average Life-to-Call (Years)(2)................................        0.79

------------------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

    These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                               CLASS A-3 NOTES
                                                                          ---------------------------------------------------------
DATE                                                                         0%         50%        75%        100%         125%
------------------------------------------------------------------------     ---        ---        ---        -----        -----
Initial Percent.........................................................        100%       100%       100%        100%         100%
August 1998.............................................................        100%       100%       100%        100%         100%
August 1999.............................................................        100%       100%        81%         45%          10%
August 2000.............................................................        100%        66%        13%          0%           0%
August 2001.............................................................        100%        17%         0%          0%           0%
August 2002.............................................................        100%         0%         0%          0%           0%
August 2003.............................................................        100%         0%         0%          0%           0%
August 2004.............................................................        100%         0%         0%          0%           0%
August 2005.............................................................         91%         0%         0%          0%           0%
August 2006.............................................................         64%         0%         0%          0%           0%
August 2007.............................................................         32%         0%         0%          0%           0%
August 2008.............................................................          0%         0%         0%          0%           0%
Weighted Average Life-to-Maturity (Years)(2)............................       9.44       3.38       2.50        2.00         1.68
Weighted Average Life-to-Call (Years)(2)................................       9.44       3.38       2.50        2.00         1.68


DATE                                                                         150%
------------------------------------------------------------------------     -----
Initial Percent.........................................................         100%
August 1998.............................................................         100%
August 1999.............................................................           0%
August 2000.............................................................           0%
August 2001.............................................................           0%
August 2002.............................................................           0%
August 2003.............................................................           0%
August 2004.............................................................           0%
August 2005.............................................................           0%
August 2006.............................................................           0%
August 2007.............................................................           0%
August 2008.............................................................           0%
Weighted Average Life-to-Maturity (Years)(2)............................        1.46
Weighted Average Life-to-Call (Years)(2)................................        1.46

------------------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

    These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                               CLASS A-4 NOTES
                                                                          ---------------------------------------------------------
DATE                                                                         0%         50%        75%        100%         125%
------------------------------------------------------------------------     ---        ---        ---        -----        -----
Initial Percent.........................................................        100%       100%       100%        100%         100%
August 1998.............................................................        100%       100%       100%        100%         100%
August 1999.............................................................        100%       100%       100%        100%         100%
August 2000.............................................................        100%       100%       100%         43%           0%
August 2001.............................................................        100%       100%        26%          0%           0%
August 2002.............................................................        100%        56%         0%          0%           0%
August 2003.............................................................        100%         0%         0%          0%           0%
August 2004.............................................................        100%         0%         0%          0%           0%
August 2005.............................................................        100%         0%         0%          0%           0%
August 2006.............................................................        100%         0%         0%          0%           0%
August 2007.............................................................        100%         0%         0%          0%           0%
August 2008.............................................................         94%         0%         0%          0%           0%
August 2009.............................................................         29%         0%         0%          0%           0%
August 2010.............................................................          0%         0%         0%          0%           0%
Weighted Average Life-to-Maturity (Years)(2)............................      11.73       5.14       3.79        3.00         2.48
Weighted Average Life-to-Call (Years)(2)................................      11.73       5.14       3.79        3.00         2.48


DATE                                                                         150%
------------------------------------------------------------------------     -----
Initial Percent.........................................................         100%
August 1998.............................................................         100%
August 1999.............................................................          63%
August 2000.............................................................           0%
August 2001.............................................................           0%
August 2002.............................................................           0%
August 2003.............................................................           0%
August 2004.............................................................           0%
August 2005.............................................................           0%
August 2006.............................................................           0%
August 2007.............................................................           0%
August 2008.............................................................           0%
August 2009.............................................................           0%
August 2010.............................................................           0%
Weighted Average Life-to-Maturity (Years)(2)............................        2.13
Weighted Average Life-to-Call (Years)(2)................................        2.13

------------------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

    These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                               CLASS A-5 NOTES
                                                                          ---------------------------------------------------------
DATE                                                                         0%         50%        75%        100%         125%
------------------------------------------------------------------------     ---        ---        ---        -----        -----
Initial Percent.........................................................        100%       100%       100%        100%         100%
August 1998.............................................................        100%       100%       100%        100%         100%
August 1999.............................................................        100%       100%       100%        100%         100%
August 2000.............................................................        100%       100%       100%        100%          76%
August 2001.............................................................        100%       100%       100%         44%           0%
August 2002.............................................................        100%       100%        49%          0%           0%
August 2003.............................................................        100%        90%         1%          0%           0%
August 2004.............................................................        100%        35%         0%          0%           0%
August 2005.............................................................        100%         0%         0%          0%           0%
August 2006.............................................................        100%         0%         0%          0%           0%
August 2007.............................................................        100%         0%         0%          0%           0%
August 2008.............................................................        100%         0%         0%          0%           0%
August 2009.............................................................        100%         0%         0%          0%           0%
August 2010.............................................................         61%         0%         0%          0%           0%
August 2011.............................................................          5%         0%         0%          0%           0%
August 2012.............................................................          0%         0%         0%          0%           0%
August 2013.............................................................          0%         0%         0%          0%           0%
August 2014.............................................................          0%         0%         0%          0%           0%
August 2015.............................................................          0%         0%         0%          0%           0%
August 2016.............................................................          0%         0%         0%          0%           0%
August 2017.............................................................          0%         0%         0%          0%           0%
August 2018.............................................................          0%         0%         0%          0%           0%
Weighted Average Life-to-Maturity (Years)(2)............................      13.23       6.79       5.06        4.00         3.30
Weighted Average Life-to-Call (Years)(2)................................      13.23       6.79       5.06        4.00         3.30


DATE                                                                         150%
------------------------------------------------------------------------     -----
Initial Percent.........................................................         100%
August 1998.............................................................         100%
August 1999.............................................................         100%
August 2000.............................................................          18%
August 2001.............................................................           0%
August 2002.............................................................           0%
August 2003.............................................................           0%
August 2004.............................................................           0%
August 2005.............................................................           0%
August 2006.............................................................           0%
August 2007.............................................................           0%
August 2008.............................................................           0%
August 2009.............................................................           0%
August 2010.............................................................           0%
August 2011.............................................................           0%
August 2012.............................................................           0%
August 2013.............................................................           0%
August 2014.............................................................           0%
August 2015.............................................................           0%
August 2016.............................................................           0%
August 2017.............................................................           0%
August 2018.............................................................           0%
Weighted Average Life-to-Maturity (Years)(2)............................        2.80
Weighted Average Life-to-Call (Years)(2)................................        2.80

------------------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

    These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                               CLASS A-6 NOTES
                                                                          ---------------------------------------------------------
DATE                                                                         0%         50%        75%        100%         125%
------------------------------------------------------------------------     ---        ---        ---        -----        -----
Initial Percent.........................................................        100%       100%       100%        100%         100%
August 1998.............................................................        100%       100%       100%        100%         100%
August 1999.............................................................        100%       100%       100%        100%         100%
August 2000.............................................................        100%       100%       100%        100%         100%
August 2001.............................................................        100%       100%       100%        100%          97%
August 2002.............................................................        100%       100%       100%         93%          66%
August 2003.............................................................        100%       100%       100%         68%          40%
August 2004.............................................................        100%       100%        79%         46%          20%
August 2005.............................................................        100%       100%        59%         27%           3%
August 2006.............................................................        100%        82%        41%         11%           0%
August 2007.............................................................        100%        64%        25%          0%           0%
August 2008.............................................................        100%        47%        10%          0%           0%
August 2009.............................................................        100%        30%         0%          0%           0%
August 2010.............................................................        100%        14%         0%          0%           0%
August 2011.............................................................        100%         0%         0%          0%           0%
August 2012.............................................................         94%         0%         0%          0%           0%
August 2013.............................................................         80%         0%         0%          0%           0%
August 2014.............................................................         64%         0%         0%          0%           0%
August 2015.............................................................         45%         0%         0%          0%           0%
August 2016.............................................................         24%         0%         0%          0%           0%
August 2017.............................................................          2%         0%         0%          0%           0%
August 2018.............................................................          0%         0%         0%          0%           0%
Weighted Average Life-to-Maturity (Years)(2)............................      17.65      10.91       8.66        7.00         5.79
Weighted Average Life-to-Call (Years)(2)................................      17.65      10.91       8.66        7.00         5.79


DATE                                                                         150%
------------------------------------------------------------------------     -----
Initial Percent.........................................................         100%
August 1998.............................................................         100%
August 1999.............................................................         100%
August 2000.............................................................         100%
August 2001.............................................................          74%
August 2002.............................................................          43%
August 2003.............................................................          18%
August 2004.............................................................           0%
August 2005.............................................................           0%
August 2006.............................................................           0%
August 2007.............................................................           0%
August 2008.............................................................           0%
August 2009.............................................................           0%
August 2010.............................................................           0%
August 2011.............................................................           0%
August 2012.............................................................           0%
August 2013.............................................................           0%
August 2014.............................................................           0%
August 2015.............................................................           0%
August 2016.............................................................           0%
August 2017.............................................................           0%
August 2018.............................................................           0%
Weighted Average Life-to-Maturity (Years)(2)............................        4.91
Weighted Average Life-to-Call (Years)(2)................................        4.91

------------------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

    These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                               CLASS A-7 NOTES
                                                                          ---------------------------------------------------------
DATE                                                                         0%         50%        75%        100%         125%
------------------------------------------------------------------------     ---        ---        ---        -----        -----
Initial Percent.........................................................        100%       100%       100%        100%         100%
August 1998.............................................................        100%       100%       100%        100%         100%
August 1999.............................................................        100%       100%       100%        100%         100%
August 2000.............................................................        100%       100%       100%        100%         100%
August 2001.............................................................        100%       100%       100%        100%         100%
August 2002.............................................................        100%       100%       100%        100%         100%
August 2003.............................................................        100%       100%       100%        100%         100%
August 2004.............................................................        100%       100%       100%        100%         100%
August 2005.............................................................        100%       100%       100%        100%         100%
August 2006.............................................................        100%       100%       100%        100%          82%
August 2007.............................................................        100%       100%       100%         95%          63%
August 2008.............................................................        100%       100%       100%         76%          49%
August 2009.............................................................        100%       100%        95%         59%          37%
August 2010.............................................................        100%       100%        75%         45%          27%
August 2011.............................................................        100%       100%        59%         34%          19%
August 2012.............................................................        100%        86%        49%         27%          15%
August 2013.............................................................        100%        73%        40%         21%          11%
August 2014.............................................................        100%        60%        32%         16%           8%
August 2015.............................................................        100%        48%        24%         12%           6%
August 2016.............................................................        100%        36%        18%          8%           3%
August 2017.............................................................        100%        25%        12%          5%           0%
August 2018.............................................................         88%        20%         9%          4%           0%
August 2019.............................................................         69%        14%         6%          0%           0%
August 2020.............................................................         48%         9%         4%          0%           0%
August 2021.............................................................         24%         4%         0%          0%           0%
August 2022.............................................................          0%         0%         0%          0%           0%
Weighted Average Life-to-Maturity (Years)(2)............................      22.85      18.28      15.77       13.60        11.75
Weighted Average Life-to-Call (Years)(2)................................      22.23      16.66      13.77       11.74        10.02


DATE                                                                         150%
------------------------------------------------------------------------     -----
Initial Percent.........................................................         100%
August 1998.............................................................         100%
August 1999.............................................................         100%
August 2000.............................................................         100%
August 2001.............................................................         100%
August 2002.............................................................         100%
August 2003.............................................................         100%
August 2004.............................................................          98%
August 2005.............................................................          75%
August 2006.............................................................          56%
August 2007.............................................................          42%
August 2008.............................................................          31%
August 2009.............................................................          22%
August 2010.............................................................          16%
August 2011.............................................................          11%
August 2012.............................................................           8%
August 2013.............................................................           6%
August 2014.............................................................           4%
August 2015.............................................................           0%
August 2016.............................................................           0%
August 2017.............................................................           0%
August 2018.............................................................           0%
August 2019.............................................................           0%
August 2020.............................................................           0%
August 2021.............................................................           0%
August 2022.............................................................           0%
Weighted Average Life-to-Maturity (Years)(2)............................       10.21
Weighted Average Life-to-Call (Years)(2)................................        8.58

------------------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

    These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                               CLASS M-1 NOTES
                                                                          ---------------------------------------------------------
DATE                                                                         0%         50%        75%        100%         125%
------------------------------------------------------------------------     ---        ---        ---        -----        -----
Initial Percent.........................................................        100%       100%       100%        100%         100%
August 1998.............................................................        100%       100%       100%        100%         100%
August 1999.............................................................        100%       100%       100%        100%         100%
August 2000.............................................................        100%       100%       100%        100%         100%
August 2001.............................................................        100%       100%       100%        100%          92%
August 2002.............................................................        100%       100%       100%         90%          74%
August 2003.............................................................        100%       100%        95%         75%          60%
August 2004.............................................................        100%       100%        82%         63%          48%
August 2005.............................................................        100%        94%        70%         52%          38%
August 2006.............................................................        100%        83%        60%         42%          30%
August 2007.............................................................        100%        73%        50%         34%          23%
August 2008.............................................................        100%        63%        42%         27%          18%
August 2009.............................................................        100%        54%        34%         22%          13%
August 2010.............................................................        100%        44%        27%         16%          10%
August 2011.............................................................         97%        36%        21%         12%           7%
August 2012.............................................................         90%        31%        18%         10%           5%
August 2013.............................................................         82%        26%        14%          8%           4%
August 2014.............................................................         73%        22%        12%          6%           3%
August 2015.............................................................         63%        17%         9%          4%           1%
August 2016.............................................................         50%        13%         6%          3%           0%
August 2017.............................................................         37%         9%         4%          1%           0%
August 2018.............................................................         32%         7%         3%          0%           0%
August 2019.............................................................         25%         5%         2%          0%           0%
August 2020.............................................................         17%         3%         0%          0%           0%
August 2021.............................................................          9%         0%         0%          0%           0%
August 2022.............................................................          0%         0%         0%          0%           0%
Weighted Average Life-to-Maturity (Years)(2)............................      19.32      13.39      11.06        9.23         7.82
Weighted Average Life-to-Call (Years)(2)................................      19.10      12.80      10.35        8.57         7.21


DATE                                                                         150%
------------------------------------------------------------------------     -----
Initial Percent.........................................................         100%
August 1998.............................................................         100%
August 1999.............................................................         100%
August 2000.............................................................         100%
August 2001.............................................................          79%
August 2002.............................................................          61%
August 2003.............................................................          47%
August 2004.............................................................          36%
August 2005.............................................................          27%
August 2006.............................................................          20%
August 2007.............................................................          15%
August 2008.............................................................          11%
August 2009.............................................................           8%
August 2010.............................................................           6%
August 2011.............................................................           4%
August 2012.............................................................           3%
August 2013.............................................................           1%
August 2014.............................................................           0%
August 2015.............................................................           0%
August 2016.............................................................           0%
August 2017.............................................................           0%
August 2018.............................................................           0%
August 2019.............................................................           0%
August 2020.............................................................           0%
August 2021.............................................................           0%
August 2022.............................................................           0%
Weighted Average Life-to-Maturity (Years)(2)............................        6.71
Weighted Average Life-to-Call (Years)(2)................................        6.14

------------------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

    These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                               CLASS M-2 NOTES
                                                                          ---------------------------------------------------------
DATE                                                                         0%         50%        75%        100%         125%
------------------------------------------------------------------------     ---        ---        ---        -----        -----
Initial Percent.........................................................        100%       100%       100%        100%         100%
August 1998.............................................................        100%       100%       100%        100%         100%
August 1999.............................................................        100%       100%       100%        100%         100%
August 2000.............................................................        100%       100%       100%        100%         100%
August 2001.............................................................        100%       100%       100%        100%          92%
August 2002.............................................................        100%       100%       100%         90%          74%
August 2003.............................................................        100%       100%        95%         75%          60%
August 2004.............................................................        100%       100%        82%         63%          48%
August 2005.............................................................        100%        94%        70%         52%          38%
August 2006.............................................................        100%        83%        60%         42%          30%
August 2007.............................................................        100%        73%        50%         34%          23%
August 2008.............................................................        100%        63%        42%         27%          18%
August 2009.............................................................        100%        54%        34%         22%          13%
August 2010.............................................................        100%        44%        27%         16%          10%
August 2011.............................................................         97%        36%        21%         12%           7%
August 2012.............................................................         90%        31%        18%         10%           5%
August 2013.............................................................         82%        26%        14%          8%           4%
August 2014.............................................................         73%        22%        12%          6%           1%
August 2015.............................................................         63%        17%         9%          4%           0%
August 2016.............................................................         50%        13%         6%          1%           0%
August 2017.............................................................         37%         9%         4%          0%           0%
August 2018.............................................................         32%         7%         2%          0%           0%
August 2019.............................................................         25%         5%         0%          0%           0%
August 2020.............................................................         17%         2%         0%          0%           0%
August 2021.............................................................          9%         0%         0%          0%           0%
August 2022.............................................................          0%         0%         0%          0%           0%
Weighted Average Life-to-Maturity (Years)(2)............................      19.32      13.37      11.02        9.20         7.78
Weighted Average Life-to-Call (Years)(2)................................      19.10      12.80      10.35        8.57         7.21


DATE                                                                         150%
------------------------------------------------------------------------     -----
Initial Percent.........................................................         100%
August 1998.............................................................         100%
August 1999.............................................................         100%
August 2000.............................................................         100%
August 2001.............................................................          79%
August 2002.............................................................          61%
August 2003.............................................................          47%
August 2004.............................................................          36%
August 2005.............................................................          27%
August 2006.............................................................          20%
August 2007.............................................................          15%
August 2008.............................................................          11%
August 2009.............................................................           8%
August 2010.............................................................           6%
August 2011.............................................................           4%
August 2012.............................................................           1%
August 2013.............................................................           0%
August 2014.............................................................           0%
August 2015.............................................................           0%
August 2016.............................................................           0%
August 2017.............................................................           0%
August 2018.............................................................           0%
August 2019.............................................................           0%
August 2020.............................................................           0%
August 2021.............................................................           0%
August 2022.............................................................           0%
Weighted Average Life-to-Maturity (Years)(2)............................        6.68
Weighted Average Life-to-Call (Years)(2)................................        6.14

------------------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

    These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                                                               CLASS B-1 NOTES
                                                                          ---------------------------------------------------------
DATE                                                                         0%         50%        75%        100%         125%
------------------------------------------------------------------------     ---        ---        ---        -----        -----
Initial Percent.........................................................        100%       100%       100%        100%         100%
August 1998.............................................................        100%       100%       100%        100%         100%
August 1999.............................................................        100%       100%       100%        100%         100%
August 2000.............................................................        100%       100%       100%        100%         100%
August 2001.............................................................        100%       100%       100%        100%          92%
August 2002.............................................................        100%       100%       100%         90%          74%
August 2003.............................................................        100%       100%        95%         75%          60%
August 2004.............................................................        100%       100%        82%         63%          48%
August 2005.............................................................        100%        94%        70%         52%          38%
August 2006.............................................................        100%        83%        60%         42%          30%
August 2007.............................................................        100%        73%        50%         34%          23%
August 2008.............................................................        100%        63%        42%         27%          18%
August 2009.............................................................        100%        54%        34%         22%          13%
August 2010.............................................................        100%        44%        27%         16%          10%
August 2011.............................................................         97%        36%        21%         12%           7%
August 2012.............................................................         90%        31%        18%         10%           3%
August 2013.............................................................         82%        26%        14%          8%           0%
August 2014.............................................................         73%        22%        12%          5%           0%
August 2015.............................................................         63%        17%         9%          1%           0%
August 2016.............................................................         50%        13%         5%          0%           0%
August 2017.............................................................         37%         9%         1%          0%           0%
August 2018.............................................................         32%         7%         0%          0%           0%
August 2019.............................................................         25%         3%         0%          0%           0%
August 2020.............................................................         17%         0%         0%          0%           0%
August 2021.............................................................          9%         0%         0%          0%           0%
August 2022.............................................................          0%         0%         0%          0%           0%
Weighted Average Life-to-Maturity (Years)(2)............................      19.31      13.32      10.96        9.14         7.71
Weighted Average Life-to-Call (Years)(2)................................      19.10      12.80      10.35        8.57         7.21


DATE                                                                         150%
------------------------------------------------------------------------     -----
Initial Percent.........................................................         100%
August 1998.............................................................         100%
August 1999.............................................................         100%
August 2000.............................................................         100%
August 2001.............................................................          79%
August 2002.............................................................          61%
August 2003.............................................................          47%
August 2004.............................................................          36%
August 2005.............................................................          27%
August 2006.............................................................          20%
August 2007.............................................................          15%
August 2008.............................................................          11%
August 2009.............................................................           8%
August 2010.............................................................           4%
August 2011.............................................................           0%
August 2012.............................................................           0%
August 2013.............................................................           0%
August 2014.............................................................           0%
August 2015.............................................................           0%
August 2016.............................................................           0%
August 2017.............................................................           0%
August 2018.............................................................           0%
August 2019.............................................................           0%
August 2020.............................................................           0%
August 2021.............................................................           0%
August 2022.............................................................           0%
Weighted Average Life-to-Maturity (Years)(2)............................        6.62
Weighted Average Life-to-Call (Years)(2)................................        6.14

------------------------

(1) The percentages in this table have been rounded to the nearest whole number.

(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

    These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

    The paydown scenarios for the Offered Notes set forth in the foregoing tables are subject to significant uncertainties and contingencies (including those discussed above under "Prepayment and Yield Considerations"). As a result, there can be no assurance that any of the foregoing paydown scenarios and the Modeling Assumptions on which they were made will prove to be accurate or that the actual weighted average lives of the Offered Notes will not vary from those set forth in the foregoing tables, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, it is unlikely that the Loans will prepay at a constant rate or that all of the Loans will prepay at the same rate. Moreover, the Loans actually included in the Pool, the payment experience of such Loans and certain other factors affecting the distributions on the Offered Notes will not conform to the Modeling Assumptions made in preparing the above tables. In fact, the characteristics and payment experience of the Loans will differ in many respects from such Modeling Assumptions. See "The Pool" herein. To the extent that the Loans actually included in the Pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the Offered Notes are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables. See "Risk Factors--Yield, Prepayment and Maturity Considerations" herein.

    In light of the uncertainties inherent in the foregoing paydown scenarios, the inclusion of the weighted average lives of the Offered Notes in the foregoing tables should not be regarded as a representation by the Transferor, the Depositor, the Underwriter or any other person that any of the foregoing paydown scenarios will be experienced.

                                   THE TRUST

GENERAL

    Empire Funding Home Loan Owner Trust 1997-3 (the "Trust"), is a business trust to be formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Residual Interest Certificates, (iii) making payments on the Notes and the Residual Interest Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith.

    The Residual Interest Certificates represent the residual interest in the assets of the Trust. The Trust will initially be capitalized with equity equal to the Residual Interest. The Residual Interest Certificates, together with the Notes, were delivered by the Trust to the Depositor as consideration for the Loans pursuant to the Sale and Servicing Agreement.

    On the Closing Date, the Trust will purchase from the Depositor Loans having an aggregate principal balance as of the Cut-Off Date of approximately $225,371,558 (the "Original Pool Principal Balance") pursuant to a Sale and Servicing Agreement dated as of August 1, 1997 (the "Sale And Servicing Agreement"), among the Trust, the Depositor, the Transferor, the Servicer, the Co-Owner Trustee and the Indenture Trustee.

    The assets of the Trust will consist primarily of the Pool of Loans, which are either secured by Mortgages (the "Mortgage Loans") or unsecured (the "Unsecured Loans"). See "The Pool" herein. The assets of the Trust also will include (i) payments of principal and interest in respect of the Loans received after the Cut-Off Date; (ii) amounts on deposit in the Collection Account, Note Distribution Account and Certificate Distribution Account; (iii) an assignment of the Depositor's rights under a Home Loan Purchase Agreement dated as of August 1, 1997 between the Transferor and the Depositor (the "Home Loan Purchase Agreement"); and (iv) certain other ancillary or incidental funds, rights and properties related to the foregoing.

    The Trust will include the unpaid Principal Balance of each Loan as of its applicable Cut-Off Date (the "Cut-Off Date Principal Balance"). The "Principal Balance" of a Loan on any day is equal to its Cut-Off Date Principal Balance minus all principal reductions credited against the Principal Balance of such Loan since the Cut-Off Date, including any principal losses recorded by the Servicer on account of a modification of such Loan; provided however, that any Liquidated Home Loan will have a Principal Balance of zero. With respect to any date, the "Pool Principal Balance" will be equal to the aggregate Principal Balances of all Loans as of such date.

    The Servicer will service the Loans pursuant to the Sale and Servicing Agreement and will be compensated for such services as described under "Description of the Transfer and Servicing Agreements--Servicing" herein.

    The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under "--The Owner Trustee and Co-Owner Trustee."

THE OWNER TRUSTEE AND CO-OWNER TRUSTEE

    Wilmington Trust Company will act as the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

    Certain functions of the Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement will be performed by U.S. Bank National Association, f/k/a First Bank National Association, in its capacity as Co-Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement, including maintaining the Certificate Distribution Account and making distributions therefrom.

                        DESCRIPTION OF THE OFFERED NOTES

GENERAL

    The Trust will issue eleven Classes of Home Loan Asset Backed Notes (collectively, the "Notes") pursuant to an Indenture to be dated as of August 1, 1997 (the "Indenture"), between the Trust and the Indenture Trustee. The Notes listed on the cover hereof (the "Offered Notes") have the designations and aggregate initial principal amounts specified on the cover hereof. The Notes will include $5,634,289 aggregate initial principal amount of Class B-2 Notes (the "Class B-2 Notes"). The Trust will also issue certificates (the "Residual Interest Certificates") evidencing the residual interest in the Trust (the "Residual Interest") pursuant to the terms of a Trust Agreement dated as of August 1, 1997 (the "Trust Agreement"), among the Transferor, the Depositor, the Owner Trustee and the Co-Owner Trustee. The Notes will be secured by the assets of the Trust pursuant to the Indenture. The Class B-2 Notes and the Residual Interest Certificates are not being offered hereby.

    On the 25th day of each month or, if such day is not a Business Day, the first Business Day immediately following, commencing in September 1997 (each such date, a "Distribution Date"), the Indenture Trustee or its designee will distribute to the persons in whose names the Notes are registered on the last Business Day of the month immediately preceding the month of the related Distribution Date (each such date, a "Record Date"), the portion of the aggregate distribution to be made to each holder of a Note as described below. Prior to any termination of the book-entry provisions, distributions on the Offered Notes will be made to Beneficial Owners only through DTC and DTC Participants. See "Description of the Securities--Book-Entry Registration of Securities" in the Prospectus.

    Beneficial ownership interests in each Class of Offered Notes will be held in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof; provided, however, that one Offered Note of each Class may be issued in such denomination as may be necessary to represent the remainder of the aggregate amount of Notes of such Class.

DISTRIBUTIONS ON THE OFFERED NOTES

    For the definitions of certain of the defined terms used in the following subsections, See "--Related Definitions" below.

    AVAILABLE COLLECTION AMOUNT. Distributions on the Offered Notes on each Distribution Date will be made from the Available Collection Amount. The Servicer will calculate the Available Collection Amount on the fourteenth calendar day of each month or, if such day is not a Business Day, then the immediately preceding Business Day (each such day, a "Determination Date"). With respect to each Distribution Date, the "Available Collection Amount" is the sum of (i) all amounts received on the Loans or required to be paid by the Servicer or the Transferor during the related Due Period (exclusive of amounts not required to be deposited by the Servicer in the Collection Account and amounts permitted to be withdrawn by the Indenture Trustee from the Collection Account) as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code;
(ii) any and all income or gain from investments in the Collection Account, the Note Distribution Account and the Certificate Distribution Account; (iii) the Purchase Price paid for any Loans required to be repurchased and the Substitution Adjustment to be deposited in the Collection Account in connection with any substitution, in each case prior to the related Determination Date; and
(iv) upon the exercise of an optional termination of the Trust by the Majority Residual Interestholders, the Termination Price.

    DISTRIBUTIONS OF INTEREST. Interest on the Class Principal Balance of each Class of Notes will accrue thereon at their respective Note Interest Rates per annum, and will be payable to the holders of the Notes monthly on each Distribution Date, commencing in September 1997; provided, however, that interest on the Class A-7 Notes will accrue at 8.12% per annum commencing on the first day of the month in which the Clean-up Call Date occurs. Interest on each Class of Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

    Interest distributions on the Notes will be made from the "Available Distribution Amount", which is the Available Collection Amount remaining after the payment of the Trust Fees and Expenses. Interest payments will be made, FIRST, to the Classes of Senior Notes PRO RATA, SECOND, to the Classes of Mezzanine Notes sequentially, and, THIRD, to the Class B Notes sequentially. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on all Classes of Notes on any Distribution Date. In such event, each Note of the affected Class will receive its ratable share (based upon the aggregate amount of interest due to such Class) of the remaining amount available to be distributed as interest after the payment of all interest due on each Class having a higher interest payment priority. In addition, any such interest deficiency will be carried forward as a Noteholders' Interest Carry-Forward Amount, and will be distributed to holders of each such Class of Notes on subsequent Distribution Dates to the extent that sufficient funds are available. Any such interest deficiency could occur, for example, if delinquencies or losses realized on the Loans were exceptionally high or were concentrated in a particular month. No interest will accrue on any Noteholders' Interest Carry-Forward Amount.

    DISTRIBUTIONS OF PRINCIPAL. Principal distributions will be made to the holders of the Notes on each Distribution Date in an amount generally equal to
(i) the Regular Principal Distribution Amount plus (ii) to the extent of the Overcollateralization Deficiency Amount, any Excess Spread for such Distribution Date less (iii) the excess, if any, of the Overcollateralization Amount over the Overcollateralization Target Amount. The aggregate distributions of principal to each Class of Notes will not exceed the Original Class Principal Balances thereof.

PRIORITY OF DISTRIBUTIONS

    A. On each Distribution Date, the Regular Distribution Amount will be distributed in the following order of priority:

        (i) to the holders of the Senior Notes, pro rata, the applicable portion of the Noteholders' Interest Distribution Amount required to be distributed in respect of the Senior Notes;

        (ii) sequentially, to the holders of the Class M-1 and Class M-2 Notes, in that order, the applicable portion of the Noteholders' Interest Distribution Amount required to be distributed in respect of the Mezzanine Notes;

       (iii) sequentially, to the holders of the Class B-1 and Class B-2 Notes, in that order, the applicable portion of the Noteholders' Interest Distribution Amount required to be distributed in respect of the Class B Notes;

        (iv) sequentially, to pay principal to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero, the amount necessary to reduce the aggregate Class Principal Balance of such Senior Notes to the Senior Optimal Principal Balance for such Distribution Date; PROVIDED, HOWEVER, that on each Distribution Date occurring on or after any reduction of the Class Principal Balances of the Class M-1 Notes, Class M-2 Notes, Class B-1 Notes and Class B-2 Notes to zero through the application of Allocable Loss Amounts, distributions shall be made among the remaining Senior Notes pro rata and not sequentially;

        (v) sequentially, to the holders of the Class M-1 and the Class M-2 Notes, in that order, until the Class Principal Balances thereof are reduced to the Class M-1 Optimal Principal Balance and the Class M-2 Optimal Principal Balance, respectively, for such Distribution Date;

        (vi) sequentially, to the holders of the Class B-1 and Class B-2 Notes, in that order, until the Class Principal Balances thereof are reduced to the Class B-1 Optimal Principal Balance and the Class B-2 Optimal Principal Balance, respectively, for such Distribution Date;

       (vii) sequentially, to the Class M-1 Notes, Class M-2 Notes, Class B-1 Notes and the Class B-2 Notes, in that order, until their respective Loss Reimbursement Deficiencies, if any, have been paid in full; and

      (viii) any remaining amount to the holders of the Residual Interest Certificates.

    B. On each Distribution Date, the Excess Spread, if any, will be distributed in the following order of priority (in each case after giving effect to all payments specified in paragraph A. above):

        (i) in an amount equal to the Overcollateralization Deficiency Amount, if any, as follows:

           (A) sequentially, as principal to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero, the amount necessary to reduce the aggregate Class Principal Balance of such Senior Notes to the Senior Optimal Principal Balance for such Distribution Date;

           (B) sequentially, as principal to the holders of the Class M-1 and Class M-2 Notes, in that order, until the Class Principal Balances thereof are reduced to the Class M-1 Optimal Principal Balance and the Class M-2 Optimal Principal Balance, respectively, for such Distribution Date; and

           (C) sequentially, as principal to the holders of the Class B-1 and Class B-2 Notes, in that order, until the Class Principal Balances thereof are reduced to the Class B-1 Optimal Principal Balance and the Class B-2 Optimal Principal Balance, respectively, for such Distribution Date;

        (ii) sequentially, to the Class M-1 Notes, the Class M-2 Notes, the Class B-1 and the Class B-2 Notes, in that order, until their respective Loss Reimbursement Deficiencies, if any, have been paid in full; and

       (iii) any remaining amount to the holders of the Residual Interest Certificates.

RELATED DEFINITIONS

    For purposes hereof, the following terms shall have the following meanings:

    BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in The City of New York or in the city in which the corporate trust office of the Indenture Trustee is located or in the city in which the Servicer's servicing operations are primarily located and are authorized or obligated by law or executive order to be closed.

    CLASS PRINCIPAL BALANCE: With respect to each Class and as of any date of determination, the Original Class Principal Balance of such Class reduced by the sum of (i) all amounts previously distributed in respect of principal of such Class on all previous Distribution Dates and (ii) with respect to the Mezzanine Notes and the Class B Notes, all Allocable Loss Amounts applied in reduction of principal of such Classes on all previous Distribution Dates.

    CLASS B-1 OPTIMAL PRINCIPAL BALANCE: With respect to any Distribution Date prior to the Stepdown Date, zero; and with respect to any other Distribution Date, the Pool Principal Balance as of the related

Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Senior Notes and the Mezzanine Notes (after taking into account any distributions made on such Distribution Date in reduction of the Class Principal Balances of the Senior Notes and the Mezzanine Notes) and (ii) the greater of
(x) 5.0% of the Pool Principal Balance as of the related Determination Date plus the Overcollateralization Target Amount (calculated without giving effect to the proviso in the definition thereof) for such Distribution Date and (y) 0.50% of the Original Pool Principal Balance.

    CLASS B-2 OPTIMAL PRINCIPAL BALANCE: With respect to any Distribution Date prior to the Stepdown Date, zero; and with respect to any other Distribution Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Senior Notes, the Mezzanine Notes and the Class B-1 Notes (after taking into account any distributions made on such Distribution Date in reduction of the Class Principal Balances of the Senior Notes, the Mezzanine Notes and the Class B-1 Notes) and
(ii) the Overcollateralization Target Amount for such Distribution Date.

    CLASS M-1 OPTIMAL PRINCIPAL BALANCE: With respect to any Distribution Date prior to the Stepdown Date, zero; and with respect to any other Distribution Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Senior Notes (after taking into account distributions made on such Distribution Date in reduction of the Class Principal Balances of the Classes of Senior Notes) and (ii) the greater of (x) 29.5% of the Pool Principal Balance as of the related Determination Date plus the Overcollateralization Target Amount (calculated without giving effect to the proviso in the definition thereof) for such Distribution Date and (y) 0.50% of the Original Pool Principal Balance.

    CLASS M-2 OPTIMAL PRINCIPAL BALANCE: With respect to any Distribution Date prior to the Stepdown Date, zero; and with respect to any other Distribution Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Senior Notes (after taking into account any distributions made on such Distribution Date in reduction of the Class Principal Balances of the Classes of Senior Notes) plus the Class Principal Balance of the Class M-1 Notes (after taking into account any distributions made on such Distribution Date in reduction of the Class Principal Balance of the Class M-1 Notes made prior to such determination) and
(ii) the greater of (x) 17.0% of the Pool Principal Balance as of the related Determination Date plus the Overcollateralization Target Amount (without giving effect to the proviso in the definition thereof) for such Distribution Date and
(y) 0.50% of the Original Pool Principal Balance.

    EXCESS SPREAD: With respect to any Distribution Date, the positive excess, if any, of (a) the Available Distribution Amount over (b) the Regular Distribution Amount.

    INSURANCE PROCEEDS: With respect to any Distribution Date, the proceeds paid to the Indenture Trustee or the Servicer by any insurer pursuant to any insurance policy covering a Loan, Mortgaged Property or REO Property or any other insurance policy that relates to a Loan, net of any expenses which are incurred by the Indenture Trustee or the Servicer in connection with the collection of such proceeds and not otherwise reimbursed to the Indenture Trustee or the Servicer, but excluding the proceeds of any insurance policy that are to be applied to the restoration or repair of the Mortgaged Property or released to the Obligor in accordance with accepted loan servicing procedures.

    LIQUIDATED HOME LOAN: Any Loan in respect of which a monthly payment is in excess of 30 days and as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earliest of: (a) the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings, (b) the Servicer's determination in accordance with customary accepted servicing practices that no further amounts are collectible on the Loan and any related Mortgaged Property or (c) any portion of a scheduled monthly payment of principal and interest is in excess of 180 days past due.

    LOSS REIMBURSEMENT DEFICIENCY: As of any date of determination and as to the Class M-1 Notes, Class M-2 Notes, Class B-1 Notes or the Class B-2 Notes, the amount of Allocable Loss Amounts applied to the reduction of the Class Principal Balance of such Class plus, interest accrued on the unreimbursed portion thereof at the applicable Note Interest Rates through the end of the Due Period immediately preceding the date of payment.

    NET DELINQUENCY CALCULATION AMOUNT: With respect to any Distribution Date, the excess, if any, of (x) the product of 1.70 and the Six-Month Rolling Delinquency Average over (y) the aggregate of the amounts of Excess Spread for the three preceding Distribution Dates.

    NET LIQUIDATION PROCEEDS: With respect to any Distribution Date, any cash amounts received from Liquidated Home Loans, whether through trustee's sale, foreclosure sale, disposition of Mortgaged Properties or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties from defaulted Loans, in each case, net of any reimbursements to the Servicer made from such amounts for any unreimbursed Servicing Compensation and Servicing Advances made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or Foreclosure Properties.

    NOTEHOLDERS' INTEREST CARRY-FORWARD AMOUNT: With respect to any Distribution Date, the excess, if any, of the Noteholders' Monthly Interest Distribution Amount for the preceding Distribution Date plus any outstanding Noteholders' Interest Carry-Forward Amount on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date.

    NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT: With respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distribution Amount and the Noteholders' Interest Carry-Forward Amount.

    NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTION AMOUNT: With respect to any Distribution Date, interest accrued for the related Due Period on each Class of Notes at the respective Note Interest Rate for such Class on the Class Principal Balance thereof on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to the holders of such Class of Notes on or prior to such preceding Distribution Date.

    OVERCOLLATERALIZATION AMOUNT: With respect to any Distribution Date, the amount equal to the excess of (a) the Pool Principal Balance as of the end of the preceding Due Period, over (b) the aggregate of the Class Principal Balances of the Notes (after giving effect to distributions on the Notes on such Distribution Date).

    OVERCOLLATERALIZATION DEFICIENCY AMOUNT: With respect to any date of determination, the excess, if any, of the Overcollateralization Target Amount over the Overcollateralization Amount.

    OVERCOLLATERALIZATION TARGET AMOUNT: (A) With respect to any Distribution Date occurring prior to the Stepdown Date, an amount equal to the greater of (x) 4.5% of the Original Pool Principal Balance and (y) the Net Delinquency Calculation Amount; and (B) with respect to any other Distribution Date, an amount equal to the greater of (x) 9% of the Pool Principal Balance as of the end of the related Due Period and (y) the Net Delinquency Calculation Amount; provided, however, that the Overcollateralization Target Amount will in no event be less than 0.50% of the Original Pool Principal Balance or greater than the sum of the aggregate Class Principal Balances of all Classes of Notes.

    REGULAR DISTRIBUTION AMOUNT: With respect to any Distribution Date, the lesser of (a) the Available Distribution Amount and (b) the sum of (i) the Noteholders' Interest Distribution Amount and (ii) the Regular Principal Distribution Amount.

    REGULAR PRINCIPAL DISTRIBUTION AMOUNT: On each Distribution Date, an amount (but not in excess of the aggregate of the Class Principal Balances of the Notes immediately prior to such Distribution Date) equal to the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period, (ii) all full and partial principal prepayments applied by the Servicer during such related Due Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period, (iv) that portion of the Purchase Price of any repurchased Loan which represents principal received prior to the related Determination Date, (v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date and (vi) on the Distribution Date on which the Trust is to be terminated pursuant to the Sale and Servicing Agreement, the Termination Price (net of any accrued and unpaid interest, due and unpaid Trust Fees and Expenses and unreimbursed Servicing Advances).

    RELEASED MORTGAGED PROPERTY PROCEEDS: With respect to any Mortgage Loan, the proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which proceeds are not released to the Obligor in accordance with applicable law, accepted mortgage servicing procedures and the Sale and Servicing Agreement.

    SENIOR OPTIMAL PRINCIPAL BALANCE: With respect to any Distribution Date prior to the Stepdown Date, zero; with respect to any other Distribution Date, an amount equal to the Pool Principal Balance as of the related Determination Date minus the greater of (a) 59.5% of the Pool Principal Balance as of the related Determination Date plus the Overcollateralization Target Amount (without giving effect to the proviso in the definition thereof) for such Distribution Date and (b) 0.50% of the Original Pool Principal Balance.

    SIX-MONTH ROLLING DELINQUENCY AVERAGE: With respect to any Distribution Date, the average of the applicable 60-Day Delinquency Amounts for each of the six immediately preceding Due Periods, where the 60-Day Delinquency Amount for any Due Period is the aggregate of the Principal Balances of all Loans that are 60 or more days delinquent, in foreclosure or REO Property as of the end of such Due Period.

    STEPDOWN DATE: The first Distribution Date occurring after August 2000 as to which:

        (1) the Pool Principal Balance has been reduced to 50% of the Original Pool Principal Balance;

        (2) the Net Delinquency Calculation Amount is less than 4.5% of the Original Pool Principal Balance; and

        (3) the aggregate Class Principal Balance of the Senior Notes (after giving effect to distributions of principal on such Distribution Date) will be able to be reduced on such Distribution Date (such determination to be made by the Indenture Trustee prior to giving effect to any distributions on such Distribution Date) to the excess of (i) the Pool Principal Balance as of the preceding Determination Date over (ii) the greater of (a) the sum of
    (1) 59.5% of the Pool Principal Balance as of the preceding Determination Date and (2) the Overcollateralization Target Amount for such Distribution Date (such Overcollateralization Target Amount calculated without giving effect to the proviso in the definition thereof and calculated pursuant only to clause (B) in the definition thereof) and (b) 0.50% of the Original Pool Principal Balance.

APPLICATION OF ALLOCABLE LOSS AMOUNTS

    Following any reduction of the Overcollateralization Amount to zero, any Allocable Loss Amounts will be applied, sequentially, in reduction of the Class Principal Balances of the Class B-2, the Class B-1 Notes, the Class M-2 Notes and the Class M-1 Notes, in that order, until their respective Class Principal Balances have been reduced to zero. The Class Principal Balances of the Senior Notes will not be reduced by any application of Allocable Loss Amounts. The reduction of the Class Principal Balance of any applicable Class of Offered Notes by the application of Allocable Loss Amounts entitles such Class to reimbursement in an amount equal to the Loss Reimbursement Deficiency. Each such Class of Notes will be entitled to receive its Loss Reimbursement Deficiency, or any portion thereof, in accordance with the payment priorities specified herein. Payment in respect of Loss Reimbursement Deficiencies will not reduce the Class Principal Balance of the related Class or Classes. The Loss Reimbursement Deficiency with respect to any Class will remain outstanding until the earlier of (x) the payment in full of such amount to the holders of such Class and (y) the occurrence of the applicable Final Scheduled Distribution Date (although there is no requirement that such amounts be paid on such date).

OPTIONAL TERMINATION OF THE TRUST

    The holders of an aggregate percentage interest in the Residual Interest Certificates in excess of 50% (the "Majority Residual Interestholders") may, at their option, effect an early termination of the Trust on or after any Distribution Date on which the Pool Principal Balance declines to 10% or less of the Original Pool Principal Balance, by purchasing such Loans for a price equal to or greater than the Termination Price. The "Termination Price" shall be an amount equal to the greater of (a) sum of (i) the then outstanding Class Principal Balances of the Classes of Notes plus all accrued and unpaid interest thereon, (ii) any Trust Fees and Expenses due and unpaid on such date and (iii) any unreimbursed Servicing Advances including such Servicing Advances deemed to be nonrecoverable and (b) the sum of (i) the Principal Balance of each Loan included in the Trust as of the last day of the month immediately preceding such Distribution Date; (ii) all unpaid interest accrued on the Principal Balance of each such Loan at the related interest rate, net of the Servicing Fee, to such date; and (iii) the aggregate fair market value of each foreclosure property included in the Trust on such date, as determined by an independent appraiser acceptable to the Indenture Trustee as of a date not more than 30 days prior to such date. The proceeds from such sale will be distributed (i) first, to the outstanding Trust Fees and Expenses, (ii) second, to the Servicer for unreimbursed Servicing Advances including such Servicing Advances deemed to be nonrecoverable, (iii) third, to the holders of Notes in an amount equal to the then outstanding Class Principal Balance of the Notes plus all accrued and unpaid interest thereon and (iv) fourth, to the holders of the Residual Interest, in an amount equal to the amount of proceeds remaining, if any, after the distributions specified in clauses (i) through (iii) above.

                       DESCRIPTION OF CREDIT ENHANCEMENT

    Credit enhancement with respect to the Offered Notes will be provided by (i) the subordination of the right of the Residual Interest and certain Classes of Notes to receive distributions with respect to interest and principal as described below under "--Subordination and Allocation of Losses" and (ii) the overcollateralization feature described below under "--Overcollateralization."

SUBORDINATION AND ALLOCATION OF LOSSES

    Distributions of interest on the Notes will be made first to the Senior Notes, second to the Class M-1 Notes, third to the Class M-2 Notes, fourth to the Class B-1 Notes and then to the Class B-2 Notes, such that no interest will be paid on the Mezzanine Notes until all required interest payments have been made on the Senior Notes and no interest will be paid on the Class B Notes until all required interest payments have been made on the Senior Notes and the Mezzanine Notes. In addition, distributions of principal of the Notes generally will be made sequentially, such that no Class of Notes will receive any distributions of principal until the Class Principal Balances of all Classes of Notes having lower numerical designations have received all required distributions of principal. In addition, all Allocable Loss Amounts applied in reduction of the Class Principal Balances of the Mezzanine Notes and Class B Notes will be applied first to the Class B-2 Notes, second to the Class B-1 Notes, third to the Class M-2 Notes and then to the Class M-1 Notes, until their respective Class Principal Balances have been reduced to zero. Allocable Loss Amounts will not be applied to any Class of Senior Notes. The rights of the holders of the Residual Interest and the Class B-2 Notes to receive any distributions on any Distribution Date generally will be subordinated to the rights of the holders of the Offered Notes. The subordination described above is intended to enhance the likelihood of the regular receipt of interest and principal due to the holders of the Classes of Notes and to afford such holders protection against losses on the Loans, with the greatest amount of such enhancement and protection being provided to the Classes of Senior Notes, a lesser amount of such enhancement and protection being provided to the Mezzanine Notes and, in particular, the Class M-2 Notes, and the least amount of such enhancement and protection being provided to the Class B Notes, and in particular, the Class B-2 Notes. See "Risk Factors--Adequacy of Credit Enhancement" herein.

    On each Distribution Date, the "Allocable Loss Amount" will be equal to the excess, if any, of (a) the aggregate of the Class Principal Balances of all Classes of Notes (after giving effect to all distributions on such Distribution
Date) over (b) the Pool Principal Balance as of the end of the preceding Due Period.

OVERCOLLATERALIZATION

    As of any date of determination, the "Overcollateralization Amount" will equal the excess of the Pool Principal Balance as of the end of the previous Due Period over the aggregate of the Class Principal Balances of all Classes of Notes (after giving effect to all distributions on the Notes on such Distribution Date). On the Closing Date, the Overcollateralization Amount will be equal to zero. A limited acceleration of the principal amortization of the Notes relative to the principal amortization of the Loans has been designed to increase the Overcollateralization Amount over time by making additional distributions of principal to the holders of the Notes from the distribution of Excess Spread until the Overcollateralization Amount is at least equal to the Overcollateralization Target Amount. The "Overcollateralization Target Amount" for any Distribution Date occurring prior to the Stepdown Date will be equal to the greater of (x) 4.5% of the Original Pool Principal Balance and (y) the Net Delinquency Calculation Amount; with respect to any other Distribution Date, the Overcollateralization Target Amount will be equal to the greater of (x) 9% of the Pool Principal Balance as of the end of the related Due Period and (y) the Net Delinquency Calculation Amount; provided, however, that the Overcollateralization Target Amount will in no event be less than 0.50% of the Original Pool Principal Balance or greater than the sum of the aggregate Class Principal Balances of all Classes of Notes.

    If on any Distribution Date there exists an Overcollateralization Deficiency Amount (as defined herein), distributions of Excess Spread, if any, will be made as an additional distribution of principal to the holders of the Notes, to be allocated among the Classes of Notes in the order of priority set forth under "Description of the Offered Notes--Priority of Distributions" herein. Such distributions of Excess Spread are intended to accelerate the amortization of the Class Principal Balances of all Classes of Notes relative to the amortization of the Loans, thereby increasing the Overcollateralization Amount. The relative percentage of the aggregate of the Class Principal Balances of the Notes to the Pool Principal Balance will decrease as a result of the application of Excess Spread to reduce the Class Principal Balances of the Notes.

    On any Distribution Date with respect to which the Overcollateralization Deficiency Amount is equal to zero, all or a portion of the Excess Spread may be distributed to the holders of the Residual Interest rather than being distributed as principal to the holders of the Notes, thereby ceasing the acceleration of principal amortization of the Notes in relation to the principal amortization of the Pool until such time as the Overcollateralization Deficiency Amount is greater than zero (i.e., due to a reduction in the Overcollateralization Amount as a result of Net Loan Losses or delinquencies or due to an increase in the Overcollateralization Target Amount as a result of the failure to satisfy certain delinquency criteria).

    While the application of Excess Spread in the manner specified above has been designed to produce and maintain a given level of overcollateralization, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. In particular, a high rate of delinquencies on the Loans during any Due Period could cause the amount of interest received on the Loans during such Due Period to be less than the amount of interest distributable on the Notes on the related Distribution Date. In such a case, the Class Principal Balances of the Notes could decrease at a slower rate relative to the Pool Principal Balance, resulting in a possible reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount. See "Risk Factors--Adequacy of Credit Enhancement" herein.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following summary describes certain terms of the Indenture, Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer And Servicing Agreements"). Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Offered Notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the heading "Description of the Securities" in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF THE LOANS

    On the Closing Date, all of the Transferor's right, title and interest in and to the Loans will be sold, conveyed, transferred and assigned from the Transferor to the Depositor and then from the Depositor to the Trust. The Trust, concurrently with the sale, conveyance, transfer and assignment of the Loans, will cause the Notes to be delivered to the Depositor in exchange for the Loans. The Trust will pledge and assign the Loans to the Indenture Trustee in exchange for the Notes. Each Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement delivered to the Indenture Trustee (the "Loan Schedule").

    In addition, the Transferor will, as to each Loan, deliver or cause to be delivered, to the Custodian, the related Note endorsed in blank or to the order of the Indenture Trustee without recourse, any assumption and modification agreements and the Mortgage, if any, with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage, if any, in the name of the Indenture Trustee in recordable form, and any intervening assignments of the Mortgage (collectively, as to each Loan, the "Indenture Trustee's Loan File"). The Transferor will deliver to the Custodian after recordation the assignments of the Mortgages in the name of the Indenture Trustee. In the event that, with respect to any Mortgage Loan, the Transferor cannot deliver the Mortgage or any assignment of Mortgage with evidence of recording thereon concurrently with the conveyance thereof under the Sale and Servicing Agreement because it has or they have not yet been returned by the public recording office, the Transferor will deliver or cause to be delivered to the Custodian a certified true photocopy of such Mortgage or assignment of Mortgage. The Transferor will deliver or cause to be delivered to the Custodian any such Mortgage or assignment of Mortgage with evidence of recording indicated thereon upon receipt thereof from the public recording office. The Custodian will agree, for the benefit of the holders of the Notes, to review (or cause to be reviewed) each Indenture Trustee's Loan File within 45 days after the conveyance of the related Loan to the Trust to ascertain that all required documents have been executed and received. Subject to certain cure provisions set forth in the Transfer and Servicing Agreements, the Transferor will be required to repurchase or replace Loans as to which a material document deficiency exists.

REPRESENTATIONS AND WARRANTIES

    In the Sale and Servicing Agreement, the Transferor will represent and warrant to the Indenture Trustee, among other things, that: (i) the information with respect to each Loan set forth in the Loan Schedule is true and correct in all material respects; (ii) upon the sale to the Depositor of each Loan, the Depositor will have good and indefeasible legal title to each Loan, the related note and any related mortgage, free of all liens, pledges, charges, mortgages, encumbrances or rights of others; (iii) as of the Cut-Off Date, none of the Loans was 30 or more days past due; and (iv) at origination, each Loan complied in all material respects with applicable state and federal laws.

TRUST FEES AND EXPENSES

    As compensation for its services pursuant to the Sale and Servicing Agreement, the Servicer is entitled to the Servicing Fee and additional servicing compensation and reimbursement as described under "-- Servicing" below. As compensation for their services pursuant to the applicable Transfer and Servicing Agreements, the Indenture Trustee is entitled to the Indenture Trustee Fee, the Owner Trustee is entitled to the Owner Trustee Fee and the Custodian is entitled to the Custodian Fee.

SERVICING

    In consideration for the performance of the daily loan servicing functions for the Loans, the Servicer is entitled to receive a monthly servicing fee (the "Servicing Fee") as to each Loan in the amount equal to one-twelfth of the product of 0.75% (the "Servicing Fee Rate") and the Principal Balance of such Loan as of the first day of the immediately preceding Due Period (or as of the Cut Off-Date, with respect to the first Due Period). The Servicer will pay the fees of any Subservicer out of the amounts it receives as the Servicing Fee. In addition to the Servicing Fee, the Servicer is entitled to retain additional servicing compensation in the form of assumption, modification and other administrative fees, insufficient funds charges, late payment charges, prepayment penalties, and any other servicing-related penalties and fees (such additional compensation and the Servicing Fee, collectively, the "Servicing Compensation").

    In the event of a delinquency or a default with respect to a Loan, the Servicer will have no obligation to advance scheduled monthly payments of principal or interest with respect to such Loan. However, the Servicer will make reasonable and customary expense advances with respect to the Loans (each, a "Servicing Advance") in accordance with its servicing obligations under the Sale and Servicing Agreement and will be entitled to receive reimbursement for such Servicing Advances. For example, such Servicing Advances with respect to a Loan may include costs and expenses advanced for the preservation, restoration and protection of the related Mortgaged Property, including advances to pay delinquent real estate taxes and assessments. Any Servicing Advances previously made and determined by the Servicer in accordance with accepted servicing practices to be nonrecoverable will be reimbursable from amounts in the Collection Account prior to distributions to holders of the Offered Notes.

COLLECTION ACCOUNT, NOTE DISTRIBUTION ACCOUNT AND CERTIFICATE DISTRIBUTION
  ACCOUNT

    The Servicer is required to use its best efforts to deposit in an Eligible Account (as defined in the Sale and Servicing Agreement) (the "Collection Account"), within two Business Days after receipt, all payments on the related Loans received after the Cut-Off Date on account of principal and interest, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Loan, interest and gains on funds held in the Collection Account, Note Distribution Account and Certificate Distribution Account and any amount required to be deposited in the Collection Account in connection with the termination of the Offered Notes. The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the Loans on or before the Cut-Off Date. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement. The Collection Account may be maintained at any depository institution which satisfies the requirements set forth in the definition of Eligible Account in the Sale and Servicing Agreement.

    The Servicer will establish and maintain with the Indenture Trustee an account, in the name of the Indenture Trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made (the "Note Distribution Account"). The Servicer will also establish and maintain with the Indenture Trustee an account in the name of the Owner Trustee on behalf of the holders of the Residual Interest Certificates, into which amounts released from the Collection Account for distribution to the Residual Interest Certificates will be deposited and from which all distributions to the

Residual Interest Certificates will be made (the "Certificate Distribution Account" and, together with the Note Distribution Account, the "Distribution Accounts").

    On the second Business Day prior to each Distribution Date, the Indenture Trustee will deposit into the Distribution Accounts the applicable portions of the Available Collection Amount by making the appropriate withdrawals from the Collection Account. On each Distribution Date, the Indenture Trustee will make withdrawals from the Distribution Accounts for application of the amounts specified under "Description of the Offered Notes--Distributions on the Offered Notes" above.

INCOME FROM ACCOUNTS

    So long as no Event of Default will have occurred and be continuing, amounts on deposit in the Distribution Accounts and the Collection Account (collectively, the "Accounts") will be invested by the Indenture Trustee, as directed by the Transferor, in one or more Permitted Investments (as defined in the Sale and Servicing Agreement) bearing interest or sold at a discount. No such investment in any Account will mature later than the Business Day immediately preceding the next Distribution Date. All income or other gain from investments in any Account will be deposited in such Account, immediately on receipt and shall comprise a portion of the Available Collection Amount.

COLLECTION AND OTHER SERVICING PROCEDURES FOR LOANS

    The Servicer has agreed to manage, service, administer and make collections on the Loans and perform the other actions required by the Servicer under the Sale and Servicing Agreement. In performing such obligations, the Servicer is required to act in good faith in a commercially reasonable manner and in accordance with the terms of the Sale and Servicing Agreement. The Servicer has full power and authority, subject only to the specific requirements and prohibitions of the Sale and Servicing Agreement and the respective Loans, to do any and all things in connection with such servicing and administration which are consistent with the manner in which it services similar types of loans owned by the Servicer or any of its affiliates or serviced by the Servicer for others and which are consistent with the ordinary practices of prudent mortgage lending institutions.

    If any payment due under any Loan is not paid when the same becomes due and payable, or if the related Obligor fails to perform any other covenant or obligation under the Loan and such failure continues beyond any applicable grace period, the Servicer must take such action as it shall deem to be in the best interest of the Trust.

    The Servicer may modify any provision of any Loan if, in the Servicer's good faith judgment, such modification would minimize the loss that might otherwise be experienced with respect to such Loan, only in the event of a payment default with respect to such Loan or in the event that a payment default with respect to such Loan is reasonably foreseeable by the Servicer.

INSURANCE

    The Servicer shall cause to be maintained such fire and hazard insurance covering any Mortgaged Property acquired by the Trust in foreclosure as the Servicer shall deem reasonable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

    With respect to any Mortgage Loan in default, the Servicer may, among other things, accept short pay-offs, short sales, enter into assumptions and modifications, pursue collection litigation or alternative court proceedings to foreclosure actions, institute foreclosure proceedings, exercise any power of sale to the extent permitted by law, obtain a deed in lieu of foreclosure, or otherwise acquire possession of or title to any Mortgaged Property, by operation of law or otherwise; provided, however, that in the Servicer's reasonable judgment such action will be likely to result in a positive economic benefit to the Trust by creating Net Liquidation Proceeds (after reimbursement of all amounts owed with respect to such Mortgage Loan to the Servicer); and provided, further, that the Servicer will have obtained, prior to taking title to any Mortgaged Property, an environmental review of the Mortgaged Property from a company having appropriate experience, the scope of which is limited to the review of public records and documents for information regarding whether such Mortgaged Property has on it, has under it or is near, hazardous or toxic material or waste. If such review reveals that the Mortgaged Property has on it, has under it or is near hazardous or toxic material or waste or reveals any other environmental problem, the Servicer shall provide a copy of the related report to the Indenture Trustee and title shall be taken to such Mortgaged Property only after the Servicer provides to the Indenture Trustee a certification that, based on an analysis of all available information at the time, it is the best judgment of the Servicer that such foreclosure shall increase Net Liquidation Proceeds to the Indenture Trustee.

    In connection with any such foreclosure proceeding, power of sale, deed in lieu of foreclosure or other acquisition of a Mortgaged Property and any sale or liquidation of the Loan or related Mortgaged Property, the Servicer shall comply with the requirements of the Sale and Servicing Agreement, shall follow such practices and procedures as are consistent with the Servicer's procedure for foreclosure and operation of foreclosed property with respect to similar loans held in the Servicer's portfolio for its own account or, if there are no such loans, such loans serviced by the Servicer for others, giving due consideration to accepted servicing practices of prudent lending institutions.

EVIDENCE AS TO COMPLIANCE

    The Sale and Servicing Agreement provides that the Servicer deliver to the Indenture Trustee, the Depositor and the Rating Agencies an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding year, except as specified in such statement.

    Each year (within 90 days following the end of the Servicer's fiscal year), beginning in 1998, the Servicer will furnish to the Indenture Trustee a report prepared by a firm of nationally recognized independent public accountants (which may also render other services to the Servicer) to the effect that such firm has examined certain documents and the records relating to servicing of the Loans as specified in the Sale and Servicing Agreement and such firm's conclusion that the Servicer is in compliance with respect thereto.

    The Servicer's fiscal year is the calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

    The Sale and Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder except (i) with the consent of the Indenture Trustee or (ii) upon determination that the performance of its duties under the Sale and Servicing Agreement are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer pursuant to clause (ii) of the immediately preceding sentence shall be evidenced by an opinion of counsel to such effect delivered and acceptable to the Indenture Trustee. No resignation of the Servicer shall become effective until the Indenture Trustee or a successor servicer shall have assumed the Servicer's servicing responsibilities and obligations.

    The Servicer has agreed not to merge or consolidate with any other company or permit any other company to become the successor to the Servicer's business unless, after the merger or consolidation, the successor or surviving entity (i) shall be an Eligible Servicer (as defined in the Sale and Servicing Agreement) and (ii) shall be capable of fulfilling the duties of the Servicer contained in the Sale and Servicing Agreement. Any company into which the Servicer may be merged or consolidated shall be the successor to the Servicer under the Sale and Servicing Agreement without the execution or filing of any paper or any further act.

    The Sale and Servicing Agreement provides that neither the Servicer nor any of its directors, officers, employees or agents shall have any liability to the Trust or to the Security Owners for any action taken, or for refraining from taking any action, in good faith pursuant to the Sale and Servicing Agreement or for errors in judgment, unless liability would otherwise be imposed by reason of willful misfeasance, bad faith, negligence or reckless disregard in performing or failing to perform the Servicer's duties.

EVENTS OF DEFAULT

    "Events Of Default" will consist of, among other things: (i) any failure of the Servicer to deposit in the Collection Account any amount required to be deposited under the Sale and Servicing Agreement, which failure continues unremedied for two Business Days; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement, which failure continues unremedied for 30 Business Days after notice; or (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations (an "Insolvency Event") or the Servicer shall dissolve or liquidate, in whole or part, in any material respect.

    If an Event of Default shall occur and be continuing, the Indenture Trustee, the Co-Owner Trustee or the holders of Notes evidencing not less than 50% of the voting interests of the Notes, by notice given in writing to the Servicer (and to the Indenture Trustee, if given by such holders of Notes) may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. On or after the receipt by the Servicer of such written notice, and the appointment of and acceptance of appointment by a successor Servicer, all authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement shall become obligations and responsibilities of the successor Servicer. After the Servicer receives a notice of termination or upon the resignation of the Servicer, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under the Sale and Servicing Agreement.

    Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under the Sale and Servicing Agreement if the Servicer had not resigned or been terminated thereunder. In addition, any successor Servicer shall be entitled to reasonable transition expenses incurred in acting as successor Servicer.

THE OWNER TRUSTEE, THE CO-OWNER TRUSTEE AND INDENTURE TRUSTEE

    The Owner Trustee, the Co-Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Offered Notes in their own names or as pledgees.

    For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Sale and Servicing Agreement and the Indenture will be conferred or imposed jointly upon the Owner Trustee and the Indenture Trustee, respectively, and in each such case such separate trustee or co-trustee, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee which will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, respectively.

    The Owner Trustee and the Co-Owner Trustee may resign at any time, in which event the Administrator will be obligated to appoint a successor thereto. The Administrator may remove the Owner Trustee or the Co-Owner Trustee if any of them ceases to be eligible to continue as such under the Trust Agreement, or becomes legally unable to act or becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a successor Owner Trustee or a successor Co-Owner Trustee, as applicable. Any resignation or removal of the Owner Trustee or the Co-Owner Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

    The Indenture Trustee may resign at any time, in which event Empire Funding will be obligated to appoint a successor thereto. The holders of a majority in outstanding amount of the Notes may remove the Indenture Trustee and may appoint a successor thereto. Empire Funding will be obligated to remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, or becomes legally unable to act or becomes insolvent. In such circumstances, Empire Funding will be obligated to appoint a successor Indenture Trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

    The Trust Agreement and Indenture will provide that the Owner Trustee, the Co- Owner Trustee and Indenture Trustee will be entitled to indemnification by the Transferor, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee, the Co-Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE, THE CO-OWNER TRUSTEE AND INDENTURE TRUSTEE

    The Owner Trustee and the Co-Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Securities (other than the execution and authentication thereof) or of any Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the Loans, or the investment of any monies by the Servicer before such monies are deposited into the Accounts. So long as no Event of Default will have occurred and be continuing, the Owner Trustee and the Co-Owner Trustee will be required to perform only those duties specifically required of them under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee and the Co-Owner Trustee under the Trust Agreement, in which case they will only be required to examine such certificates, reports or other instruments to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee and the Co-Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or the Sale and Servicing Agreement which failure constitutes an Event of Default, unless the Owner Trustee or the Co-Owner Trustee obtains such actual knowledge of such failure as specified in the Trust Agreement.

    The Owner Trustee and the Co-Owner Trustee will be under no obligation to exercise any of the rights or powers vested in them by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Residual Interest Certificates, unless such holders have offered to the Owner Trustee and the Co-Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of the holders of Notes and the Indenture Trustee, no holder of a Residual Interest will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless such holder previously has given to the Owner Trustee and the Co-Owner Trustee written notice of the occurrence of an Event of Default and the Event of Default arises from the Servicer's failure to remit payments when due.

    The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Securities (other than the execution and authentication thereof) or of any Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the Loans, or the investment of any monies by the Servicer before such monies are deposited into the Accounts. So long as no Event of Default under the Indenture will have occurred and be continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement, the Sale and Servicing Agreement or the Administration Agreement which failure constitutes an Event of Default under the Indenture, unless the Indenture Trustee obtains such actual knowledge of such failure as specified in the Indenture.

    The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes, unless such holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No holder of Notes will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder will previously have given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) holders of Notes evidencing not less than 25% of the voting interests of the Notes, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee has for 30 days neglected or refused to institute any such proceedings.

                        FEDERAL INCOME TAX CONSEQUENCES

    Set forth below is a summary of certain United States federal income tax considerations relevant to the beneficial owner of an Offered Note that holds the Offered Note as a capital asset and, unless otherwise indicated below, is a United States person (as defined in the Prospectus). This summary does not address special tax rules which may apply to certain types of investors, and investors that hold Offered Notes as part of an integrated investment. This summary supplements the discussion contained in the Prospectus under the heading "Certain Federal Income Tax Consequences," and supersedes that discussion to the extent that it is inconsistent therewith.

CLASSIFICATION OF INVESTMENT ARRANGEMENT

    In the opinion of Cadwalader, Wickersham & Taft, special counsel to the Depositor, the Trust will not be treated as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, but rather will be ignored and treated as a mere security device when there is a single beneficial owner of the Trust, or will be treated as a domestic partnership when there are two or more beneficial owners of the Trust.

TAXATION OF HOLDERS

    CHARACTERIZATION OF THE OFFERED NOTES. There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the Offered Notes. However, in the opinion of Cadwalader, Wickersham & Taft, special counsel to the Depositor, the Offered Notes will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the Loans or an equity interest in the Trust.

    INTEREST AND ORIGINAL ISSUE DISCOUNT. Interest on the Offered Notes will be treated as income to beneficial owners as such amounts are paid or accrue in accordance with the holder's method of accounting. It is anticipated that the Offered Notes will not be issued with original issue discount for federal income tax purposes. Any premium or DE MINIMIS original issue discount with respect to the Offered Notes will be determined in the same manner as described under "Certain Federal Income Tax Consequences--REMICs--Taxation of Classes of REMIC Regular Certificates--Premium" and "-- Original Issue Discount" in the Prospectus. The prepayment assumption that will be used for determining if original issue discount is DE MINIMIS or for amortizing premium for federal income tax purposes is 100% of the Prepayment Assumption.

    SALE, EXCHANGE, RETIREMENT OR OTHER DISPOSITION. Upon the sale, exchange, retirement or other disposition of an Offered Note, a beneficial owner generally will recognize capital gain or loss equal to the difference, if any, between the amount realized (adjusted for accrued stated interest) on the sale or other disposition and the owner's Offered Note. Under recently enacted legislation, any such capital gain of an individual investor would be subject to a lower maximum rate if the beneficial owner's holding period is more than eighteen months than if such holding period is more than one year but less than eighteen months.

    TAXATION OF CERTAIN FOREIGN INVESTORS. Interest, including original issue discount, distributable to beneficial owners of Offered Notes who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (I.E., any person who is not a "U.S. Person," as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Depositor or the Trust and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Offered Note is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Offered Note is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning an Offered Certificate. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Distributions made on the Offered Notes and proceeds from the sale of Offered Notes to or through certain brokers may be subject to a "back-up" withholding tax of 31% of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in respect of principal amount) unless, in general, the beneficial owner complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the Offered Notes would be refunded by the Internal Revenue Service or allowed as a credit against the beneficial owner's federal income tax.

    Reports will be made to the Internal Revenue Service and to beneficial owners that are not excepted from the reporting requirements.

    See "Certain Federal Income Tax Consequences--Notes" in the Prospectus.

                              ERISA CONSIDERATIONS

GENERAL

    Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans and other retirement plans or arrangements subject thereto ("Plans") and on persons who are parties in interest or disqualified persons ("Parties in Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code) are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Offered Notes without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Offered Notes. See "ERISA Considerations" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

GENERAL

    Section 406 of ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

PLAN ASSET REGULATION

    The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions not applicable here apply.

    Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no

"substantial equity features." If the Offered Notes are not treated as equity interests in the Trust for purposes of the Plan Asset Regulation, a Plan's investment in such Offered Notes would not cause the assets of the Trust to be deemed Plan assets. However, the Depositor, the Servicer, the Indenture Trustee, and the Owner Trustee may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Offered Notes, the purchase of Offered Notes using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Offered Notes may not be purchased using the assets of any Plan if the Depositor, the Servicer, the Indenture Trustee, or the Owner Trustee has investment authority with respect to such assets.

    In addition, certain affiliates of the Depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Residual Interest Certificates, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Offered Notes by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE-91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers". Each purchaser or transferee of a Note that is a Plan or is investing assets of a Plan shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

    If the Offered Notes are deemed to be equity interests in the Trust, the Trust could be considered to hold Plan assets by reason of a Plan's investment in the Offered Notes. In such an event, the Servicer and other persons exercising management or discretionary control over the assets of the Trust may be deemed to be fiduciaries with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the Trust's assets. There can be no assurance that any statutory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the Trust by a Plan.

REVIEW BY PLAN FIDUCIARIES

    Any Plan fiduciary considering whether to purchase any Offered Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any prohibited transaction exemptions. The sale of Offered Notes to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                            LEGAL INVESTMENT MATTERS

    The Offered Notes will NOT constitute "mortgage related securities" under SMMEA because substantially all of the Loans are either unsecured or secured by liens on real estate that are not first liens.

    No representation is made as to the proper characterization of the Offered Notes for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Notes constitute a legal investment or are subject to investment, capital or other restrictions.

                                USE OF PROCEEDS

    The Transferor intends to use the net proceeds to be received from the sale of the Offered Notes to pay off certain indebtedness incurred in connection with the acquisition of the Loans and to pay other expenses associated with the pooling of the Loans and the issuance of the Notes. An affiliate of the Underwriter provides warehouse financing to the Transferor and will indirectly receive a material portion of the net proceeds from the sale of the Notes in connection with a repayment under such warehouse financing.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and PaineWebber Incorporated (the "Underwriter") (an affiliate of the Depositor), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Notes. Distribution of the Offered Notes will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

    There is currently no secondary market for the Offered Notes. There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue.

    The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    In addition to the purchase of the Offered Notes pursuant to the Underwriting Agreement, the Underwriter and certain of its affiliates have certain financing relationships with the Transferor. An affiliate of the Underwriter provides warehouse financing to the Transferor for its mortgage loans, including certain of the Loans and will indirectly receive a material portion of the net proceeds from the sale of the Notes in connection with a repayment under such warehouse financing. In addition, an affiliate of the Underwriter may provide other term financing arrangements to the Transferor for the Residual Interest retained by it.

                                 LEGAL MATTERS

    The validity of the Offered Notes and certain federal income tax matters will be passed upon for the Depositor and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATINGS

    It is a condition to the issuance of the Offered Notes that each of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class A-6 and Class A-7 Notes be rated "AAA" by Standard & Poor's and DCR, the Class M-1 Notes be rated "AA" and the Class M-2 Notes be rated "A" and the Class B-1 Notes be rated "BBB" by Standard & Poor's and DCR.

    The ratings on the Offered Notes address the likelihood of the receipt by the holders of the Offered Notes of all distributions on the Loans to which they are entitled. The ratings on the Offered Notes also address the structural, legal and issuer-related aspects of the Offered Notes, including the nature of the Loans. In general, the ratings on the Offered Notes address credit risk and not prepayment risk. The ratings on the Offered Notes do not represent any assessment of the likelihood that principal prepayments of the Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Offered Notes do not address the possibility that holders of the Offered Notes might suffer a lower than anticipated yield in the event of principal payments on the Offered Notes resulting from rapid prepayments of the Loans or the application of Excess Spread as described herein, or in the event that the Trust is terminated prior to the Final Scheduled Distribution Date of the Classes of Notes.

    The Depositor has not solicited ratings on the Offered Notes with any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes by the Rating Agencies.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Notes by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Notes.

                             INDEX OF DEFINED TERMS

                                                                                                       PAGE
                                                                                                ------------------
Accounts......................................................................................                S-59
Administration Agreement......................................................................                 S-4
Administrator.................................................................................                 S-4
Allocable Loss Amount.........................................................................          S-11, S-56
Available Collection Amount...................................................................                S-49
Available Distribution Amount.................................................................                S-50
Bankruptcy Code...............................................................................                S-19
Bankruptcy Commission.........................................................................                S-19
Business Day..................................................................................                S-51
Certificate Distribution Account..............................................................                S-59
Class.........................................................................................                 S-1
Class B Notes.................................................................................                 S-5
Class B-2 Notes...............................................................................                S-49
Class B-1 Optimal Principal Balance...........................................................                S-51
Class B-2 Optimal Principal Balance...........................................................                S-52
Class M-1 Optimal Principal Balance...........................................................                S-52
Class M-2 Optimal Principal Balance...........................................................                S-52
Class Principal Balance.......................................................................                S-51
Clean-up Call Date............................................................................                S-12
Closing Date..................................................................................                 S-1
Code..........................................................................................                S-65
Collection Account............................................................................                S-58
Combined Loan-To-Value Ratio..................................................................                 S-9
Commission....................................................................................                 S-3
Co-Owner Trustee..............................................................................            S-1, S-4
CPR...........................................................................................                S-37
Credit Score..................................................................................                S-29
Custodian.....................................................................................                 S-4
Custodian Fee.................................................................................                S-11
Cut-Off Date Principal Balance................................................................           S-8, S-48
DCR...........................................................................................                S-13
Defective Loan................................................................................           S-9, S-31
Deleted Loan..................................................................................                S-31
Depositor.....................................................................................            S-1, S-4
Depository....................................................................................                 S-1
Determination Date............................................................................           S-5, S-49
Distribution Accounts.........................................................................                S-59
Distribution Date.............................................................................      S-2, S-5, S-49
DOL...........................................................................................                S-65
DTC...........................................................................................                 S-7
Due Period....................................................................................                 S-5
Empire Funding................................................................................      S-1, S-4, S-28
ERISA.........................................................................................                S-65
Events Of Default.............................................................................                S-61
Excess Spread.................................................................................                S-52
FHLMC.........................................................................................                S-16
Final Scheduled Distribution Date.............................................................                 S-7

                                                                                                       PAGE
                                                                                                ------------------
FNMA..........................................................................................                S-16
Home Loan Purchase Agreement..................................................................           S-4, S-48
Indenture.....................................................................................      S-1, S-4, S-49
Indenture Trustee.............................................................................            S-1, S-4
Indenture Trustee's Loan File.................................................................                S-57
Indenture Trustee Fee.........................................................................                S-11
Insolvency Event..............................................................................                S-61
Insurance Proceeds............................................................................                S-52
Issuer........................................................................................                 S-4
Liquidated Home Loan..........................................................................                S-52
Loan Rate.....................................................................................                S-21
Loan Schedule.................................................................................                S-57
Loans.........................................................................................      S-1, S-7, S-21
LOE's.........................................................................................                S-30
Loss Reimbursement Deficiency.................................................................          S-11, S-53
Majority Residual Interestholders.............................................................          S-11, S-55
Mezzanine Notes...............................................................................            S-2, S-5
Modeling Assumptions..........................................................................                S-37
Mortgage Loans................................................................................     S-8, S-21, S-48
Mortgaged Properties..........................................................................           S-8, S-21
Mortgages.....................................................................................            S-1, S-8
Net Delinquency Calculation Amount............................................................                S-53
Net Liquidation Proceeds......................................................................                S-53
Note Distribution Account.....................................................................                S-58
Note Interest Rate............................................................................                 S-5
Noteholders' Interest Carry-Forward Amount....................................................                S-53
Noteholders' Interest Distribution Amount.....................................................                S-53
Noteholders' Monthly Interest Distribution Amount.............................................                S-53
Notes.........................................................................................           S-1, S-49
Obligors......................................................................................                S-14
Offered Notes.................................................................................           S-1, S-49
Original Class Principal Balance..............................................................                 S-5
Original Pool Principal Balance...............................................................     S-7, S-21, S-48
Overcollateralization Amount..................................................................    S-10, S-53, S-56
Overcollateralization Deficiency Amount.......................................................                S-53
Overcollateralization Target Amount...........................................................    S-10, S-53, S-56
Owner Trustee.................................................................................            S-1, S-4
Owner Trustee Fee.............................................................................                S-11
Parties in Interest...........................................................................                S-65
Plan Asset Regulation.........................................................................                S-65
Plans.........................................................................................                S-65
Pool..........................................................................................            S-1, S-8
Pool Principal Balance........................................................................           S-8, S-48
Prepayment Assumption.........................................................................                S-37
Principal Balance.............................................................................           S-8, S-48
Prospectus....................................................................................                 S-2
PTCE..........................................................................................                S-66
Purchase Price................................................................................                S-31
Qualified Substitute Loan.....................................................................           S-9, S-31
Rating Agencies...............................................................................                S-13

                                                                                                       PAGE
                                                                                                ------------------
Record Date...................................................................................           S-5, S-49
Regular Distribution Amount...................................................................                S-53
Regular Principal Distribution Amount.........................................................                S-54
Released Mortgaged Property Proceeds..........................................................                S-54
Residual Interest.............................................................................                S-49
Residual Interest Certificates................................................................      S-1, S-5, S-49
Sale and Servicing Agreement..................................................................           S-4, S-48
Securities....................................................................................                 S-1
Security Owners...............................................................................                 S-7
Senior Notes..................................................................................            S-2, S-5
Senior Optimal Principal Balance..............................................................                S-54
Servicer......................................................................................                 S-4
Servicing Advance.............................................................................                S-58
Servicing Compensation........................................................................    S-11, S-12, S-58
Servicing Fee.................................................................................          S-12, S-58
Servicing Fee Rate............................................................................                S-58
Six-Month Rolling Delinquency Average.........................................................                S-54
SMMEA.........................................................................................                S-13
Standard & Poor's.............................................................................                S-13
Stepdown Date.................................................................................                S-54
Subservicer...................................................................................                S-12
Substitution Adjustment.......................................................................                S-31
Termination Price.............................................................................                S-55
Transfer And Servicing Agreements.............................................................                S-57
Transferor....................................................................................                 S-4
Trust.........................................................................................      S-1, S-4, S-48
Trust Agreement...............................................................................      S-1, S-4, S-49
Trust Fees And Expenses.......................................................................                S-11
Underwriter...................................................................................           S-1, S-67
Unsecured Loans...............................................................................     S-8, S-21, S-48
U.S. Person...................................................................................                S-64

PROSPECTUS

AUGUST 19, 1997

                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV

                                   Depositor

                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (Issuable in Series)

    Principal and interest with respect to Securities will be payable monthly, quarterly, semiannually or at such other intervals on the dates specified in the related Prospectus Supplement.

    The mortgage pass-through certificates ("Certificates") or mortgaged-backed notes ("Notes") offered hereby (together, "Securities") and by Supplements to this Prospectus will be offered from time to time in one or more series (each, a "Series"). Each Series of Securities will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of a segregated pool of various types of single-family and multifamily residential mortgage loans, home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Residential Loans"), or beneficial interests therein (which may include Mortgage Securities as defined herein), pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (any such certificates, "Agency Securities"). Information regarding a Series of Securities and the composition of the related Trust Fund will be furnished at the time of offering in a Prospectus Supplement.

    Each Series of Securities will include one or more classes. Each class of Securities of any Series will represent the right, which right may be senior to the rights of one or more of the other classes of the Certificates, to receive a specified portion of payments of principal and interest on the Residential Loans or Agency Securities in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. A Series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. See "Description of the Certificates". A Series may include two or more classes of Securities which differ as to the timing, sequential order or amount of distributions of principal or interest or both. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities may include insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income or other types of credit support, or any combination thereof. See "Description of Credit Support".

    FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 16.

    The only obligations of the Depositor with respect to a Series of Securities will be pursuant to its representations and warranties as described herein. The Master Servicer with respect to a Series of Securities evidencing interests in a Trust Fund including Residential Loans will be named in the related Prospectus Supplement. The principal obligations of a Master Servicer will be limited to its contractual servicing obligations, and, to the extent described in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Residential Loans.

    Each Trust Fund will be held in trust for the benefit of the holders of the related Series of Securities as more fully described herein. With respect to each series of Certificates, if specified in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences".

                            PAINEWEBBER INCORPORATED

    THE SECURITIES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR, EXCEPT AS SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT, ANY UNDERLYING RESIDENTIAL LOAN (OTHER THAN RESIDENTIAL LOANS IDENTIFIED AS FHA LOANS OR VA LOANS IN THE RELATED PROSPECTUS SUPPLEMENT) OR ANY MORTGAGE SECURITY, WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. ALTHOUGH PAYMENT OF PRINCIPAL AND INTEREST ON AGENCY SECURITIES WILL BE GUARANTEED AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT BY GNMA, FNMA OR FHLMC, THE CERTIFICATES OF ANY SERIES EVIDENCING INTERESTS IN A TRUST FUND INCLUDING SUCH AGENCY SECURITIES WILL NOT BE SO GUARANTEED.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The Securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Plans of Distribution" and in the related Prospectus Supplement. The Depositor may retain or hold for sale, from time to time, one or more classes of a Series of Securities.

    The Depositor does not intend to list any of the Securities on any securities exchange and has not made any other arrangement for secondary trading of the Securities. With respect to each Series, all of the Securities of each class offered hereby will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations. There will have been no public market for any Series of Securities prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering.

    The Securities are offered when, as and if delivered to and accepted by the underwriters subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY AND THEREBY NOR AN OFFER OF THE SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATE.

                             AVAILABLE INFORMATION

    The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Depositor does not intend to send any financial reports to Securityholders. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

    This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Depositor has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

    Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's most recent Information Statement and any subsequent information statement, any supplement to any information statement relating to FHLMC and any quarterly report made available by FHLMC after December 31, 1983 can be obtained by writing or calling the FHLMC Investor Inquiry Department at 8200 Jones Branch Drive, Mail Stop 319, McLean, Virginia 22102 (800-336-3672). The Depositor did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any supplement and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

    Copies of FNMA's most recent Prospectus for FNMA Certificates are available from FNMA's Mortgage Backed Securities Office, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-6547). FNMA's annual report and quarterly financial statements, as well as other financial information, are available from FNMA's Office of the Treasurer, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000) or the Office of the Vice President of Investor Relations, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000). The Depositor did not participate in the preparation of FNMA's Prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                         REPORTS TO CERTIFICATEHOLDERS

    The Master Servicer or the Trustee (as specified in the related Prospectus Supplement) will furnish to all registered holders of Securities of the related Series monthly, quarterly, semi-annually or at such other intervals specified in the related Prospectus Supplement, reports and annual statements containing information with respect to each Trust Fund described herein and in the related Prospectus Supplement. See "Description of the Securities--Statements to Securityholders".

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    With respect to each Series of Securities offered hereby, there are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Depositor pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related Series of Securities, that relate specifically to such related Series of Securities. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus and a related Prospectus Supplement is delivered in connection with the offering of one or more classes of such Series of Securities, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Series of Securities, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, New York 10019 or by telephone at (212) 713-2000.

              PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

    The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities and the Security Interest Rate or method of determining the rate or the amount of interest, if any, to be paid to each such class; (ii) the aggregate principal amount and Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or cash account; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal to be distributed with respect to each class of Securities; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) additional information with respect to the method of distribution of such Securities; (viii) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (ix) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (x) information as to the Trustee; (xi) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xii) information as to the Master Servicer.

    UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                SUMMARY OF TERMS

    The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and in each Prospectus Supplement with respect to the Series offered thereby and the terms and provisions of the related Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") or Trust Agreement (the "Trust Agreement"; each Pooling and Servicing Agreement or Trust Agreement, an "Agreement") to be prepared and delivered in connection with the offering of such Series. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings ascribed to them in this Prospectus and in the related Prospectus Supplement.

Securities Offered...........................  Mortgage pass-through certificates
                                               ("Certificates") or mortgage-backed notes
                                               ("Notes", and together with the Certificates,
                                               the "Securities").

Depositor....................................  PaineWebber Mortgage Acceptance Corporation
                                               IV (the "Depositor"), a Delaware corporation,
                                               is a wholly-owned limited purpose finance
                                               subsidiary of PaineWebber Group Inc. The
                                               Depositor's principal offices are located at
                                               1285 Avenue of the Americas, New York, New
                                               York 10019 and its telephone number is (212)
                                               713-2000. See "The Depositor".

Master Servicer..............................  The entity or entities named as Master
                                               Servicer (the "Master Servicer") for each
                                               Series of Securities evidencing interests in
                                               a Trust Fund including Residential Loans as
                                               specified in the related Prospectus
                                               Supplement. See "Description of the
                                               Securities--Certain Matters Regarding the
                                               Master Servicer, the Depositor and the
                                               Trustee".

Trustees.....................................  The trustee or indenture trustee (the
                                               "Trustee") for each Series of Securities will
                                               be named in the related Prospectus
                                               Supplement. The owner trustee (the "Owner
                                               Trustee") for each Series of Notes will be
                                               named in the Prospectus Supplement. See
                                               "Description of the Securities--Certain
                                               Matters Regarding the Master Servicer, the
                                               Depositor and The Trustee".

Issuer of Notes..............................  With respect to each series of Notes, the issuer (the "Issuer") will be the Depositor
                                               or an owner trust established by it for the
                                               purpose of issuing such series of Notes. Each
                                               such owner trust will be created pursuant to
                                               a trust agreement (the "Owner Trust
                                               Agreement") between the Depositor, acting as
                                               depositor, and the Owner Trustee. Each series
                                               of Notes will represent indebtedness of the
                                               Issuer and will be issued pursuant to an
                                               indenture between the Issuer and the Trustee
                                               (the "Indenture") whereby the Issuer will
                                               pledge the Trust Fund to secure the Notes
                                               under the lien of the Indenture. As to each

                                               series of Notes where the Issuer is an owner
                                               trust, the ownership of the Trust Fund will
                                               be evidenced by certificates (the "Equity
                                               Certificates") issued under the Owner Trust
                                               Agreement, which, unless otherwise specified
                                               in the Prospectus Supplement, are not offered
                                               hereby. The Notes will represent nonrecourse
                                               obligations solely of the Issuer, and the
                                               proceeds of the Trust Fund will be the sole
                                               source of payments on the Notes, except as
                                               described herein under "Description of Credit
                                               Support" and in the related Prospectus
                                               Supplement.

Description of Securities....................  Each Series of Securities will include one or more classes. Each Series of Securities
                                               (including any class or classes of Securities
                                               of such Series not offered hereby) will
                                               represent either (i) with respect to each
                                               series of Certificates, in the aggregate the
                                               entire beneficial ownership interest in, or
                                               (ii) with respect to each series of Notes,
                                               indebtedness of, a segregated pool of
                                               Residential Loans or Agency Securities, or
                                               beneficial interests therein (which may
                                               include Mortgage Securities as defined
                                               herein) (each, a "Trust Fund Asset"), and
                                               certain other assets described below
                                               (together, all such Trust Fund Assets and
                                               other assets with respect to a Series of
                                               Securities shall constitute a "Trust Fund").
                                               Unless otherwise specified in the related
                                               Prospectus Supplement, each class of
                                               Securities will have a stated principal
                                               amount (a "Security Principal Balance") and
                                               will be entitled to distributions of interest
                                               thereon based on a specified interest rate
                                               (the "Security Interest Rate"). The Security
                                               Interest Rate may vary for each class of
                                               Securities and may be fixed, variable or
                                               adjustable. The related Prospectus Supplement
                                               will specify the Security Interest Rate for
                                               each Series of Securities or each class
                                               thereof, or the method for determining the
                                               Security Interest Rate.

                                               If so provided in the related Prospectus
                                               Supplement, a Series of Securities evidencing
                                               interests in a Trust Fund including
                                               Residential Loans may include one or more
                                               classes of Securities (collectively, the
                                               "Senior Securities") which are senior to one
                                               or more classes of Securities (collectively,
                                               the "Subordinate Securities") in respect of
                                               certain distributions of principal and
                                               interest and allocations of losses on the
                                               Residential Loans to the extent and in the
                                               manner provided in the related Prospectus
                                               Supplement. Credit enhancement may also be
                                               provided with respect to any Series by means
                                               of various insurance policies,

                                               surety bonds, guarantees, letters of credit,
                                               reserve funds, cash accounts, reinvestment
                                               income or other types of credit support, or
                                               any combination of the foregoing, as
                                               described herein and in the related
                                               Prospectus Supplement. See "Description of
                                               Credit Support".

                                               A Series may include one or more classes of
                                               Securities that (i) may be entitled to
                                               principal distributions, with
                                               disproportionate, nominal or no interest
                                               distributions, (ii) may be entitled to
                                               interest distributions, with
                                               disproportionate, nominal or no principal
                                               distributions ("Strip Securities"), (iii) may
                                               be entitled to receive distributions only of
                                               prepayments of principal throughout the lives
                                               of the Securities or during specified
                                               periods, (iv) may be subordinated in the
                                               right to receive distributions of scheduled
                                               payments of principal, prepayments of
                                               principal, interest or any combination
                                               thereof to one or more other classes of
                                               Securities of such Series throughout the
                                               lives of the Securities or during specified
                                               periods, (v) may be entitled to receive such
                                               distributions only after the occurrence of
                                               events specified in the related Prospectus
                                               Supplement, (vi) may be entitled to receive
                                               distributions in accordance with a schedule
                                               or formula or on the basis of collections
                                               from designated portions of the assets in the
                                               related Trust Fund, (vii) as to Securities
                                               entitled to distributions allocable to
                                               interest, may be entitled to receive interest
                                               at a fixed rate or a rate that is subject to
                                               change from time to time, and (viii) as to
                                               Securities entitled to distributions
                                               allocable to interest, may be entitled to
                                               distributions allocable to interest only
                                               after the occurrence of events specified in
                                               the related Prospectus Supplement and may
                                               accrue interest until such events occur, in
                                               each case as specified in the related
                                               Prospectus Supplement. The timing and amounts
                                               of such distributions may vary among classes,
                                               over time, or otherwise as specified in the
                                               related Prospectus Supplement. In addition, a
                                               Series may include two or more classes of
                                               Securities which differ as to timing,
                                               sequential order or amount of distributions
                                               of principal or interest, or both, or which
                                               may include one or more classes of Securities
                                               ("Accrual Securities"), as to which accrued
                                               interest will not be distributed but rather
                                               will be added to the Security Principal
                                               Balance thereof on each Distribution Date, as
                                               hereinafter defined, in the manner described
                                               in the related Prospectus Supplement.

                                               As to each Series relating only to
                                               Certificates, one or more elections may be
                                               made to treat the related Trust Fund or a
                                               designated portion thereof as a "real estate
                                               mortgage investment conduit" or "REMIC" as
                                               defined in the Internal Revenue Code of 1986
                                               (the "Code"). If any such election is made as
                                               to any Series, one of the classes of
                                               Certificates comprising such Series will be
                                               designated as evidencing all "residual
                                               interests" in the related REMIC as defined in
                                               the Code. See "Description of the
                                               Securities".

                                               The Securities will not represent an interest
                                               in or obligation of the Depositor or any
                                               affiliate thereof except as set forth herein,
                                               nor will the Securities, any Residential
                                               Loans (other than Residential Loans
                                               identified as FHA Loans or VA Loans in the
                                               related Prospectus Supplement) or Mortgage
                                               Securities be insured or guaranteed by any
                                               governmental agency or instrumentality.
                                               Although payment of principal and interest on
                                               Agency Securities will be guaranteed as
                                               described herein and in the related
                                               Prospectus Supplement by GNMA, FNMA or FHLMC,
                                               the Securities of any Series including such
                                               Agency Securities will not be so guaranteed.

Interest.....................................  Interest on each class of Securities other than certain classes of Strip Securities or
                                               Accrual Securities (prior to the time when
                                               accrued interest becomes payable thereon) of
                                               each Series will accrue at the applicable
                                               Security Interest Rate on the outstanding
                                               Security Principal Balances thereof and will
                                               be distributed to Securityholders as provided
                                               in the related Prospectus Supplement (each of
                                               the specified dates on which distributions
                                               are to be made, a "Distribution Date").
                                               Distributions with respect to interest on
                                               Strip Securities with no or, in certain
                                               cases, a nominal Security Principal Balance
                                               will be made on each Distribution Date on the
                                               basis of a notional amount as described
                                               herein and in the related Prospectus
                                               Supplement. Interest that has accrued but is
                                               not yet payable on any Accrual Securities
                                               will be added to the Security Principal
                                               Balance thereof on each Distribution Date.
                                               Distributions of interest with respect to one
                                               or more classes of Securities (or accruals
                                               thereof in the case of Accrual Securities)
                                               may be reduced to the extent of certain
                                               delinquencies or other contingencies
                                               described herein and in the related
                                               Prospectus Supplement. See "Yield
                                               Considerations", "Maturity and Prepayment

                                               Considerations" and "Description of the
                                               Securities".

Principal....................................  The Securities of each Series (other than certain Strip Securities) initially will have
                                               an aggregate Security Principal Balance equal
                                               to either (i) unless the related Prospectus
                                               Supplement provides otherwise, the
                                               outstanding principal balance of the Trust
                                               Fund Assets included in the related Trust
                                               Fund, as of the close of business on the
                                               first day of the month of formation of the
                                               related Trust Fund (the "Cut-off Date"),
                                               after application of scheduled payments due
                                               on or before such date, whether or not
                                               received, or, (ii) if so specified in the
                                               related Prospectus Supplement with respect to
                                               a Series having more than one class of
                                               Securities, the total of the Cash Flow Values
                                               (as defined herein) of the Residential Loans
                                               as of such date. The Security Principal
                                               Balance of a Security represents the maximum
                                               dollar amount (exclusive of interest thereon)
                                               which the holder thereof is entitled to
                                               receive in respect of principal from future
                                               cash flow on the assets in the related Trust
                                               Fund. The initial Security Principal Balance
                                               of each class of Securities will be set forth
                                               on the cover of the related Prospectus
                                               Supplement. Except as otherwise specified in
                                               the related Prospectus Supplement,
                                               distributions in respect of principal on the
                                               Securities of each Series will be payable on
                                               each Distribution Date to the class or
                                               classes of Securities entitled thereto until
                                               the Security Principal Balance of such class
                                               has been reduced to zero, on a pro rata basis
                                               among all of the Securities of such class, in
                                               proportion to their respective outstanding
                                               Security Principal Balances, or in the
                                               priority and manner otherwise specified in
                                               the related Prospectus Supplement. Strip
                                               Securities not having a Security Principal
                                               Balance will not receive distributions in
                                               respect of principal. See "The Trust Funds",
                                               "Maturity and Prepayment Considerations" and
                                               "Description of the Securities".

The Trust Funds..............................  Each Trust Fund will consist of a segregated pool of Residential Loans or Agency
                                               Securities and certain other assets as
                                               described herein and in the related
                                               Prospectus Supplement. Unless otherwise
                                               specified in the related Prospectus
                                               Supplement, all Trust Fund Assets will be
                                               purchased by the Depositor, either directly
                                               or through an affiliate, from unaffiliated
                                               sellers and will be deposited into the
                                               related Trust Fund as of the first day of the
                                               month

                                               in which the Securities evidencing interests
                                               therein are initially issued. In addition, if
                                               the related Prospectus Supplement so
                                               provides, the related Trust Fund Assets will
                                               include funds on deposit in an account (a
                                               "Pre-Funding Account") which will be used to
                                               purchase additional Residential Loans during
                                               the period specified in the related
                                               Prospectus Supplement. See "Description of
                                               the Securities, Pre-Funding Accounts".

A. Residential Loans.........................  The Residential Loans will consist of (i)
                                               mortgage loans (the "Mortgage Loans") secured
                                               by first or junior liens on one- to
                                               four-family residential properties (each, a
                                               "Mortgaged Property," collectively,
                                               "Mortgaged Properties") or mortgage loans
                                               (the "Multifamily Loans") secured by first or
                                               junior liens on multifamily residential
                                               properties consisting of five or more
                                               dwelling units (also, "Mortgaged
                                               Properties"), (ii) home improvement
                                               installment sales contracts and installment
                                               loan agreements (the "Home Improvement
                                               Contracts") which may be unsecured or secured
                                               by a lien on the related Mortgaged Property
                                               or a Manufactured Home, which lien may be
                                               subordinated to one or more senior liens on
                                               the related Mortgaged Property, as described
                                               in the related Prospectus Supplement, (iii)
                                               one- to four-family first or junior lien
                                               closed end home equity loans for property
                                               improvement, debt consolidation or home
                                               equity purposes (the "Home Equity Loans"),
                                               (iv) cooperative loans (the "Cooperative
                                               Loans") secured primarily by shares in a
                                               private cooperative housing corporation (a
                                               "Cooperative") which with the related
                                               proprietary lease or occupancy agreement give
                                               the owner thereof the right to occupy a
                                               particular dwelling unit in the Cooperative
                                               or (v) manufactured housing conditional sales
                                               contracts and installment loan agreements
                                               (the "Manufactured Housing Contracts"), which
                                               may be secured by either liens on (a) new or
                                               used Manufactured Homes (as defined herein)
                                               or (b) the real property and any improvements
                                               thereon (the "Mortgaged Property," which may
                                               include the related Manufactured Home if
                                               deemed to be part of the real property under
                                               applicable state law) relating to a
                                               Manufactured Housing Contract as well as in
                                               certain cases a lien on a new or used
                                               Manufactured Home which is not deemed to be a
                                               part of the related real property under
                                               applicable state law (such Manufactured
                                               Housing Contracts that are secured by
                                               Mortgaged Property are

                                               referred to herein as "Land Contracts"). The
                                               Mortgaged Properties, Cooperative shares
                                               (together with the right to occupy a
                                               particular dwelling unit evidenced thereby)
                                               and Manufactured Homes (collectively, the
                                               "Residential Properties") may be located in
                                               any one of the fifty states, the District of
                                               Columbia or the Commonwealth of Puerto Rico.
                                               Unless otherwise specified in the related
                                               Prospectus Supplement, each Trust Fund will
                                               contain only one of the following types of
                                               residential loans: (1) fully amortizing loans
                                               with a fixed rate of interest (such rate, an
                                               "Interest Rate") and level monthly payments
                                               to maturity; (2) fully amortizing loans with
                                               a fixed Interest Rate providing for level
                                               monthly payments, or for payments of interest
                                               only during the early years of the term,
                                               followed by monthly payments of principal and
                                               interest that increase annually at a
                                               predetermined rate until the loan is repaid
                                               or for a specified number of years, after
                                               which level monthly payments resume; (3)
                                               fully amortizing loans with a fixed Interest
                                               Rate providing for monthly payments during
                                               the early years of the term that are
                                               calculated on the basis of an interest rate
                                               below the Interest Rate, followed by monthly
                                               payments of principal and interest that
                                               increase annually by a predetermined
                                               percentage over the monthly payments payable
                                               in the previous year until the loan is repaid
                                               or for a specified number of years, followed
                                               by level monthly payments; (4) fixed Interest
                                               Rate loans providing for level payments of
                                               principal and interest on the basis of an
                                               assumed amortization schedule and a balloon
                                               payment of principal at the end of a
                                               specified term; (5) fully amortizing loans
                                               with an Interest Rate adjusted periodically
                                               (with corresponding adjustments in the amount
                                               of monthly payments) to equal the sum (which
                                               may be rounded) of a fixed margin and an
                                               index as described in the related Prospectus
                                               Supplement, which may provide for an
                                               election, at the mortgagor's option during a
                                               specified period after origination of the
                                               loan, to convert the adjustable Interest Rate
                                               to a fixed Interest Rate, as described in the
                                               related Prospectus Supplement; (6) fully
                                               amortizing loans with an adjustable Interest
                                               Rate providing for monthly payments less than
                                               the amount of interest accruing on such loan
                                               and for such amount of interest accrued but
                                               not paid currently to be added to the
                                               principal balance of such loan; (7)
                                               adjustable Interest Rate loans providing for
                                               an election at the mortgagor's option,

                                               in the event of an adjustment to the Interest
                                               Rate resulting in an Interest Rate in excess
                                               of the Interest Rate at origination of the
                                               loan, to extend the term to maturity for such
                                               period as will result in level monthly
                                               payments to maturity; or (8) such other types
                                               of Residential Loans as may be described in
                                               the related Prospectus Supplement.

                                               If specified in the related Prospectus
                                               Supplement, the Residential Loans will be
                                               covered by standard hazard insurance policies
                                               with extended coverage insuring against
                                               losses due to fire and various other causes.
                                               If specified in the related Prospectus
                                               Supplement, the Residential Loans will be
                                               covered by flood insurance policies if the
                                               related Residential Property is located in a
                                               federally designated flood area and if such
                                               insurance is available. If specified in the
                                               related Prospectus Supplement, the
                                               Residential Loans will be covered by primary
                                               credit insurance policies or will be insured
                                               by the Federal Housing Administration (the
                                               "FHA") or partially guaranteed by the
                                               Veterans Administration (the "VA"). See
                                               "Description of Primary Insurance Coverage".

B. Agency Securities.........................  The Agency Securities will consist of any combination of "fully modified pass-through"
                                               mortgage-backed certificates ("GNMA
                                               Certificates") guaranteed by the Government
                                               National Mortgage Association ("GNMA"),
                                               guaranteed mortgage pass-through securities
                                               ("FNMA Certificates") issued by the Federal
                                               National Mortgage Association ("FNMA") and
                                               mortgage participation certificates ("FHLMC
                                               Certificates") issued by the Federal Home
                                               Loan Mortgage Corporation ("FHLMC").

C. Mortgage Securities.......................  If specified in the related Prospectus
                                               Supplement, a Trust Fund may include
                                               previously issued asset-backed certificates,
                                               collateralized mortgage obligations or
                                               participation certificates (each, and
                                               collectively, "Mortgage Securities")
                                               evidencing interests in, or collateralized
                                               by, Residential Loans or Agency Securities as
                                               defined herein.

D. Trust Account.............................  Each Trust Fund will include one or more accounts (collectively, the "Trust Account")
                                               established and maintained on behalf of the
                                               Securityholders into which the Master
                                               Servicer or the Trustee will, to the extent
                                               described herein and in the related
                                               Prospectus Supplement, deposit all payments
                                               and collections received or advanced with
                                               respect to the related Trust Fund Assets. A
                                               Trust Account may be

                                               maintained as an interest bearing or a
                                               non-interest bearing account, or funds held
                                               therein may be invested in certain short-term
                                               high-quality obligations. See "Description of
                                               the Securities-- Deposits to the Trust
                                               Account".

E. Credit Support............................  If so specified in the Prospectus Supplement, one or more classes of Securities within any
                                               Series evidencing interests in a Trust Fund
                                               that includes Residential Loans may be
                                               covered by any combination of a surety bond,
                                               a guarantee, letter of credit, an insurance
                                               policy, a bankruptcy bond, a reserve fund, a
                                               cash account, reinvestment income,
                                               subordination of one or more classes of
                                               Securities in a Series (or, with respect to
                                               any Series of Notes, the related Equity
                                               Certificates) to the extent provided in the
                                               related Prospectus Supplement, cross-support
                                               between Securities evidencing beneficial
                                               ownership in different asset groups within
                                               the same Trust Fund or another type of credit
                                               support to provide partial or full coverage
                                               for certain defaults and losses relating to
                                               the Residential Loans. The amount and types
                                               of coverage, the identification of the entity
                                               providing the coverage (if applicable), the
                                               terms of any subordination and related
                                               information with respect to each type of
                                               credit support, if any, will be set forth in
                                               the related Prospectus Supplement for a
                                               Series of Securities. If specified in the
                                               related Prospectus Supplement, the coverage
                                               provided by one or more forms of credit
                                               support may apply concurrently to two or more
                                               separate Trust Funds. If applicable, the
                                               related Prospectus Supplement will identify
                                               the Trust Funds to which such credit support
                                               relates and the manner of determining the
                                               amount of the coverage provided thereby and
                                               the application of such coverage to the
                                               identified Trust Funds. See "Description of
                                               Credit Support" and "Description of the
                                               Securities--Subordination".

Servicing and Advances.......................  The Master Servicer, directly or through sub-
                                               servicers, will service and administer the
                                               Residential Loans included in a Trust Fund
                                               and, unless the related Prospectus Supplement
                                               provides otherwise, in connection therewith
                                               (and pursuant to the terms of the related
                                               Mortgage Securities, if applicable) will be
                                               obligated to make certain cash advances with
                                               respect to delinquent scheduled payments on
                                               the Residential Loans or will be obligated to
                                               make such cash advances only to the extent
                                               that the Master Servicer determines that such
                                               advances will be recoverable (any such
                                               advance, an "Advance").

                                               Advances made by the Master Servicer will be
                                               reimbursable to the extent described herein
                                               and in the related Prospectus Supplement. The
                                               Prospectus Supplement with respect to any
                                               Series may provide that the Master Servicer
                                               will obtain a cash advance surety bond, or
                                               maintain a cash advance reserve fund, to
                                               cover any obligation of the Master Servicer
                                               to make advances. The obligor on any such
                                               surety bond will be named, and the terms
                                               applicable to any such cash advance reserve
                                               fund will be described in the related
                                               Prospectus Supplement. See "Description of
                                               the Securities--Advances".

Optional Termination.........................  If so specified in the related Prospectus
                                               Supplement, a Series of Securities may be
                                               subject to optional early termination
                                               ("Optional Termination") through the
                                               repurchase of the assets in the related Trust
                                               Fund by the party entitled to effect such
                                               termination, under the circumstances and in
                                               the manner set forth herein under
                                               "Description of the Securities--Termination"
                                               herein and in the related Prospectus
                                               Supplement.

Certain Federal Income Tax Consequences......  The Certificates of each Series offered hereby will constitute either (i) interests
                                               ("Grantor Trust Certificates") in a Trust
                                               Fund treated as a grantor trust under
                                               applicable provisions of the Code, or (ii)
                                               "regular interests" ("REMIC Regular
                                               Certificates") or "residual interests"
                                               ("REMIC Residual Certificates") in a Trust
                                               Fund treated as a REMIC under Sections 860A
                                               through 860G of the Code. Notes will
                                               represent indebtedness of the related Trust
                                               Fund.

                                               Investors are advised to consult their tax
                                               advisors and to review "Certain Federal
                                               Income Tax Consequences" herein and in the
                                               related Prospectus Supplement.

ERISA Considerations.........................  A fiduciary of an employee benefit plan and certain other retirement plans and
                                               arrangements, including individual retirement
                                               accounts and annuities, Keogh plans and bank
                                               collective investment funds and insurance
                                               company general and separate accounts in
                                               which such plans, accounts, annuities or
                                               arrangements are invested, that is subject to
                                               the Employee Retirement Income Security Act
                                               of 1974, as amended ("ERISA"), or Section
                                               4975 of the Code should carefully review with
                                               its counsel whether the purchase, sale or
                                               holding of Securities could give rise to a
                                               transaction that is prohibited or is not
                                               otherwise permissible either under ERISA or
                                               Section 4975 of the Code. Plan investors are

                                               advised to consult their counsel and to
                                               review "ERISA Considerations" herein and in
                                               the related Prospectus Supplement.

Legal Investment.............................  The Prospectus Supplement for each Series of
                                               Securities will specify which, if any, of the
                                               Securities offered thereby constitute at the
                                               date of issuance "mortgage related
                                               securities" for purposes of the Secondary
                                               Mortgage Market Enhancement Act of 1984
                                               ("SMMEA"). Institutions whose investment
                                               activities are subject to review by federal
                                               or state authorities should consult with
                                               their counsel or the applicable authorities
                                               to determine whether and to what extent a
                                               class of Securities constitutes a legal
                                               investment for them. See "Legal Investment".

Use of Proceeds..............................  The Depositor will use the net proceeds from the sale of each Series for one or more of
                                               the following purposes: (i) to purchase the
                                               related Trust Fund Assets, (ii) to repay
                                               indebtedness which has been incurred to
                                               obtain funds to acquire such Trust Fund
                                               Assets, (iii) to establish any Reserve Funds
                                               described in the related Prospectus
                                               Supplement and (iv) to pay costs of
                                               structuring, guaranteeing and issuing such
                                               Securities. If so specified in the related
                                               Prospectus Supplement, the purchase of the
                                               Trust Fund Assets for a Series may be
                                               effected by an exchange of Securities with
                                               the Depositor of such Trust Fund Assets. See
                                               "Use of Proceeds."

Ratings......................................  Unless otherwise specified in the related
                                               Prospectus Supplement, it will be a
                                               requirement for issuance of any Series that
                                               the Securities offered by this Prospectus and
                                               such Prospectus Supplement be rated by at
                                               least one Rating Agency in one of its four
                                               highest applicable rating categories. The
                                               rating or ratings applicable to Securities of
                                               each Series offered hereby and by the related
                                               Prospectus Supplement will be as set forth in
                                               the related Prospectus Supplement. A
                                               securities rating should be evaluated
                                               independently of similar ratings on different
                                               types of securities. A security rating does
                                               not address the effect that the rate of
                                               prepayments on Residential Loans comprising
                                               or underlying the Trust Fund Assets may have
                                               on the yield to investors in the Securities.
                                               See "Risk Factors."

                                  RISK FACTORS

    Investors should consider, among other things, the following factors in connection with the purchase of the Securities offered hereby and by the related Prospectus Supplement.

LIMITED LIQUIDITY

    There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such Series remain outstanding. The market value of Securities of each Series will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Securities by a holder in any secondary market that may develop may be at a discount from par value or from its purchase price. Holders of Securities have no optional redemption rights. Unless otherwise provided in the related Prospectus Supplement, PaineWebber expects to make a secondary market in the Securities offered hereby, but is not obligated to do so.

LIMITED ASSETS

    The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities. Furthermore, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Trust Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

    The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, or the Securities of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Residential Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the seller or originator of such Residential Loan, or (ii) from a reserve account or similar credit enhancement established to provide funds for such repurchases. The Master Servicer's servicing obligations under the related Agreement may include its limited obligation to make certain advances in the event of delinquencies on the Residential Loans, but only to the extent deemed recoverable. To the extent described in the related Prospectus Supplement, the Depositor, Master Servicer or Trustee will be obligated under certain limited circumstances to purchase or act as a remarketing agent with respect to a convertible Residential Loan upon the conversion of the interest rate thereon to a fixed rate.

CREDIT ENHANCEMENT

    Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover, or may cover only in part, fraud or negligence by a loan originator or other parties. See "Description of Credit Support".

PREPAYMENT AND YIELD CONSIDERATIONS

    The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Residential Loans and, in the case of Agency Securities, the underlying loans related thereto, comprising the Trust Fund, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal and/or payment among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. Prepayments of principal may also result from repurchases of Trust Fund Assets due to material breaches of the Unaffiliated Seller's (as defined herein), originator's, Depositor's or Master Servicer's representations and warranties, as applicable. The yield to maturity experienced by a holder of Securities may be affected by the rate of prepayment of the Residential Loans comprising or underlying the Trust Fund Assets. See "Yield Considerations" and "Maturity and Prepayment Considerations".

    Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificates were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the Securities--Distributions" and "--Principal Interest on the Securities".

BALLOON PAYMENTS

    Certain of the Residential Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require principal payments (i.e., balloon payments) at their stated maturity. Residential Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Residential Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Residential Property, the financial condition of the borrower and tax laws.

NATURE OF MORTGAGES

    There are several factors that could adversely affect the value of the Residential Properties such that the outstanding balance of the related Residential Loans, together with any senior financing on the Residential Properties, if applicable, would equal or exceed the value of the Residential Properties. Among the factors that could adversely affect the value of the Residential Properties are an overall decline in the residential real estate market in the areas in which the Residential Properties are located or a decline in the general condition of the Residential Properties as a result of failure of borrowers to adequately maintain the Residential Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Improvement Contracts or other Residential Loans that are secured by junior liens, such decline could extinguish the value of the interest of a junior mortgagee in the Residential Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all

Residential Loans could be higher than those currently experienced in the mortgage lending industry in general.

    Even assuming that the Residential Properties provide adequate security for the Residential Loans, substantial delays could be encountered with the liquidation of defaulted Residential Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Residential Property securing a Residential Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Residential Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Residential Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Residential Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Residential Loans and not yet reimbursed, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

    Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the defaulted loan having a large remaining principal balance. Since the mortgages and deeds of trust securing certain Mortgage Loans, Multifamily Loans and Home Improvement Contracts will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees, although the Master Servicer or Sub-Servicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and the Mortgage Loan, Multifamily Loan or Home Improvement Contract in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities, to the extent not covered by credit enhancement, are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of junior mortgage loans, multifamily loans and home improvement contracts may be greater than that of mortgage loans secured by first liens on comparable properties.

    Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Residential Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Residential Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Residential Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of Residential Loans".

ENVIRONMENTAL RISKS

    Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the related property. See "Risk Factors-- Environmental Risks" and "Certain Legal Aspects of Residential Loans--Environmental Legislation".

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING RESIDENTIAL LOANS

    The Residential Loans may also be subject to federal laws, including:

        (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Residential Loans;

        (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

        (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

        (iv) for Residential Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

    THE RIEGLE ACT. Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

    The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

    Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Residential Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of Residential Loans".

RATING OF THE SECURITIES

    Unless otherwise specified in the related Prospectus Supplement, it will be a condition to the issuance of a class of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and such Rating Agency's assessment solely of the likelihood that holders of a class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Residential Loans will be made, the degree to which such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

    There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

    The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Residential Loans. No assurance can be given that the values of any Residential Properties have remained or will remain at their levels on the respective dates of origination of the related Residential Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Residential Loans in a particular Trust Fund and any secondary financing on the related Residential Properties become equal to or greater than the value of the Residential Properties, the rate of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Residential Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series. See "Rating".

BOOK-ENTRY REGISTRATION

    If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in Certificates can be effected only through the Depository Trust Company ("DTC"), participating organizations ("Participants"), Financial Intermediaries and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of such Securities, may be limited due to lack of a physical certificate representing the Securities.

    In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on the Certificates since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See "Description of the Securities--Book-Entry Registration of Securities" herein.

CERTAIN HOME IMPROVEMENT CONTRACTS

    CONTRACTS UNSECURED. The obligations of a borrower under an unsecured Home Improvement Contract will not be secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of such unsecured Home Improvement Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an unsecured Home Improvement Contract, the related Trust Fund will have recourse only against the obligor's (the "Obligor") assets generally, along with all other general unsecured creditors of the Obligor. In a bankruptcy or insolvency proceeding relating to an Obligor on an unsecured Home Improvement Contract, the obligations of the Obligor under such unsecured Home Improvement Contract may be discharged in their entirety, notwithstanding the fact that the portion of such Obligor's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are sufficient to pay such amounts in whole or part. An Obligor on an unsecured Home Improvement Contract may not demonstrate the same degree of concern over performance of the Obligor's obligations under such unsecured Home Improvement Contract as if such obligations were secured by the real estate owned by such Obligor.

MORTGAGE LOANS UNDERWRITTEN AS NON-CONFORMING CREDITS MAY EXPERIENCE RELATIVELY
  HIGHER LOSSES

    If so specified in the related Prospectus Supplement, the single family Mortgage Loans assigned and transferred to the related Trust Fund may include Mortgage Loans underwritten in accordance with the underwriting standards for "non-conforming credits," which include borrowers whose creditworthiness and repayment ability do not satisfy FNMA or FHLMC underwriting guidelines. A Mortgage Loan made to a "non-conforming credit" means a residential loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies. Because the borrowers on such Mortgage Loans are less creditworthy than borrowers who meet FNMA or FHLMC underwriting guidelines, delinquencies and foreclosures can be expected to be more prevalent with respect to such Mortgage Loans than with respect to residential loans originated in accordance with FNMA or FHLMC underwriting guidelines. As a result, changes in the values of the Mortgaged Properties may have a greater effect on the loss experience of such Mortgage Loans than on residential loans originated in accordance with FNMA or FHLMC underwriting guidelines. If the values of the Mortgaged Properties decline after the dates of origination of such Mortgage Loans, the rate of losses on such Mortgage Loans may increase and such increase may be substantial. See "Residential Loan Program -- Underwriting Standards".

TRUST FUND ASSETS MAY INCLUDE DELINQUENT, SUB-PERFORMING AND NON-PERFORMING
  RESIDENTIAL LOANS

    If so specified in the related Prospectus Supplement, the Trust Fund Assets in the related Trust Fund may include Residential Loans that are delinquent, sub-performing or non-performing. Credit enhancement provided with respect to a particular Series of Certificates may not cover all losses related to such delinquent, sub-performing or non-performing Residential Loans. Prospective investors should consider the risk that the inclusion of such Residential Loans in the Trust Fund for a Series may cause the rate of defaults and prepayments on the Residential Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Securities of such Series. See "The Trust Funds -- Residential Loans".

PRE-FUNDING ACCOUNTS

    If so provided in the related Prospectus Supplement, on the Closing Date the Depositor will deposit an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into the Pre-Funding Account. The Pre-Funded Amount will be used to purchase Residential Loans ("Subsequent Loans") within a period commencing from the Closing Date and ending on a date not more than three months after the Closing Date (such period, the "Funding Period") from the Depositor (which, in turn, will acquire such Subsequent Loans from the seller or sellers specified in the related Prospectus Supplement). To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Securityholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement.

OTHER CONSIDERATIONS

    There is no assurance that the market value of the Trust Fund Assets or any other assets of a Trust Fund will at any time be equal to or greater than the principal amount of the Securities of the related Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

                                THE TRUST FUNDS

    Each Trust Fund Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or through affiliates, from sellers not affiliated with the Depositor (any such sellers of Residential Loans, hereinafter "Unaffiliated Sellers"), or, if provided in the related Prospectus Supplement, from sellers affiliated with the Depositor.

RESIDENTIAL LOANS

    The Residential Loans will consist of mortgage loans (the "Mortgage Loans") secured by first or junior liens on one- to four-family residential properties (each, a "Mortgaged Property," collectively, "Mortgaged Properties") (which may include Mortgage Securities) or mortgage loans (the "Multifamily Loans") secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units (also, "Mortgaged Properties"), home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") which may be unsecured or secured by a lien on the related Mortgaged Property or a Manufactured Home, which lien may be subordinated to one or more senior liens on the related Mortgaged Property, cooperative loans (the "Cooperative Loans") secured primarily by shares in the related private cooperative housing corporation (a "Cooperative") that, with the related proprietary lease or occupancy agreement, give the owner thereof the right to occupy a particular dwelling unit (each, a "Cooperative Unit") in the Cooperative or manufactured housing conditional sales contracts and installment loan agreements (the "Manufactured Housing Contracts"), which may be secured by either liens on (a) new or used Manufactured Homes or (b) the real property and any improvements thereon (the "Mortgaged Property," which may include the related Manufactured Home if deemed to be part of the real property under applicable state law) relating to a Manufactured Housing Contract as well as in certain cases a lien on a new or used Manufactured Home which is not deemed to be a part of the related real property under applicable state law (such Manufactured Housing Contracts that are secured by Mortgaged Property are referred to herein as "Land Contracts"). The Mortgaged Properties, Cooperative shares (together with the right to occupy a particular Cooperative Unit evidenced thereby) and Manufactured Homes (collectively, the "Residential Properties") may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. Unless otherwise provided in the related Prospectus Supplement, each Trust Fund will contain (and any participation interest in any of the foregoing will relate to) only one of the following types of Residential Loans:

    (1) Fully amortizing loans with a fixed rate of interest (such rate, an "Interest Rate") and level monthly payments to maturity;

    (2) Fully amortizing loans with a fixed Interest Rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

    (3) Fully amortizing loans with a fixed Interest Rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the Interest Rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

    (4) Fixed Interest Rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule and a balloon payment of principal at the end of a specified term;

    (5) Fully amortizing loans with an Interest Rate adjusted periodically ("ARM Loans") (with corresponding adjustments in the amount of monthly payments), to equal the sum (which may be rounded) of a fixed margin and an index as described in the related Prospectus Supplement, which may provide for an election, at the mortgagor's option during a specified period after origination of the loan, to convert the adjustable Interest Rate to a fixed Interest Rate, as described in the related Prospectus Supplement;

    (6) Fully amortizing loans with an adjustable Interest Rate providing for monthly payments less than the amount of interest accruing on such loan and for such amount of interest accrued but not paid currently to be added to the principal balance of such loan;

    (7) ARM Loans providing for an election at the mortgagor's option, in the event of an adjustment to the Interest Rate resulting in an Interest Rate in excess of the Interest Rate at origination of the loan, to extend the term to maturity for such period as will result in level monthly payments to maturity; or

    (8) Such other types of Residential Loans as may be described in the related Prospectus Supplement.

    If specified in the related Prospectus Supplement, the Trust Fund underlying a Series of Securities may include previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities"), evidencing interests in, or collateralized by, Residential Loans or Agency Securities as described herein. The Mortgage Securities may have been issued previously by the Depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into such trusts, and selling beneficial interests in such trusts. Except as otherwise set forth in the related Prospectus Supplement, such Mortgage Securities will be generally similar to Securities offered hereunder. As to any such Series of Securities, the related Prospectus Supplement will include a description of such Mortgage Securities and any related credit enhancement, and the Residential Loans underlying such Mortgage Securities will be described together with any other Residential Loans included in the Trust Fund relating to such Series. As to any such Series of Securities, as used herein the term "Residential Loans" includes the Residential Loans underlying such Mortgage Securities. Notwithstanding any other reference herein to the Master Servicer, with respect to a Series of Securities as to which the Trust Fund includes Mortgage Securities, the entity that services and administers such Mortgage Securities on behalf of the holders of such Securities may be referred to as the "Manager", if so specified in the related Prospectus Supplement. References herein to advances to be made and other actions to be taken by the Master Servicer in connection with the Residential Loans may include such advances made and other actions taken pursuant to the terms of such Mortgage Securities.

    If so specified in the related Prospectus Supplement, certain Residential Loans may contain provisions prohibiting prepayments for a specified period after their origination date (a "Lockout Period"), prohibiting prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part.

    If so specified in the related Prospectus Supplement, the Trust Fund Assets in the related Trust Fund may include Residential Loans that are delinquent, sub-performing or non-performing. The inclusion of such Residential Loans in the Trust Fund for a Series may cause the rate of defaults and prepayments on the Residential Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Certificates of such Series.

    MORTGAGE LOANS

    The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating first or junior liens on the Mortgaged Properties. The Mortgage Loans will be secured by one- to four-family residences, including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in DE MINIMIS planned-unit developments. If so provided in the related Prospectus Supplement, the Mortgage Loans will be insured by the FHA ("FHA Loans") or partially guaranteed by the VA ("VA Loans"). See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees".

    Certain of the Mortgage Loans may be secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the mortgage pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of Senior Liens will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related

Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

    Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of conventional first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of conventional first priority mortgage loans.

    MULTIFAMILY LOANS

    The Multifamily Loans will be evidenced by Mortgage Notes secured by Mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will have had original terms to stated maturity of not more than 30 years. If so provided in the related Prospectus Supplement, the Multifamily Loans will be FHA Loans. Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees".

    If so provided in the related Prospectus Supplement, the Multifamily Loans may contain provisions containing a Lockout Period, prohibiting prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part. In the event that Securityholders will be entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related Prospectus Supplement will specify the method or methods by which the prepayment penalties are calculated.

    HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS

    As specified in the related Prospectus Supplement, the Home Equity Loans will be secured by first or junior liens on the related Mortgaged Properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by Mortgages on one- to four-family, multifamily properties or manufactured housing which Mortgages are generally subordinate to other mortgages on the same property. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed or adjustable rates of interest and may provide for other payment characteristics. Except as specified in the related Prospectus Supplement, the home improvements relating to the Home Equity Loans and Home Improvement Contracts may include replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling and solar heating panels. If so provided in the related Prospectus Supplement certain of the Home Improvement Contracts may be FHA Loans. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees".

    COOPERATIVE LOANS

    The Cooperative Loans will be evidenced by promissory notes (the "Cooperative Notes") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Units in the related buildings.

    MANUFACTURED HOUSING CONTRACTS

    The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home, or in the case of a Land Contract, by a lien on the real estate to which the Manufactured Home is deemed permanently affixed and, in some cases, the related Manufactured Home which is not real property under the applicable state law. The Manufactured Homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter".

    If so provided in the related Prospectus Supplement, the Manufactured Housing Contracts may be FHA Loans or VA Loans. See "The Trust
Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees".

    BUYDOWN LOANS

    If provided in the related Prospectus Supplement, certain of the Residential Loans may be subject to temporary buydown plans ("Buydown Loans"), pursuant to which the monthly payments made by the borrower in the early years of the Buydown Loan (the "Buydown Period") will be less than the scheduled payments on the Buydown Loan, the resulting difference to be made up from (i) an amount contributed by the borrower, the seller of the Residential Property or another source and placed in a custodial account and (ii) unless otherwise specified in the related Prospectus Supplement, investment earnings on the buydown funds. Generally, the borrower under each Buydown Loan will be qualified at a reduced interest rate. Accordingly, the repayment of a Buydown Loan is dependent on the ability of the borrower to make larger monthly payments after the buydown funds have been depleted and, for certain Buydown Loans, during the Buydown Period. See "Residential Loan Program--Underwriting Standards".

    FHA LOANS AND VA LOANS

    FHA Loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended (the "Housing Act"), and the United States Housing Act of 1937, as amended. One- to four-family FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. Such FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of such FHA Loan. See "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees".

    Home Improvement Contracts and Manufactured Housing Contracts that are FHA Loans are insured by the FHA (as described in the related Prospectus Supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA Loan, a portion of the unpaid interest and certain other liquidation costs) pursuant to Title I of the Housing Act.

    There are two primary FHA insurance programs that are available for Multifamily FHA Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

    Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

    VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related Prospectus Supplement. See "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees".

    LOAN-TO-VALUE RATIO

    The "Loan-to-Value Ratio" of a Residential Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Residential Loan, plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Collateral Value of the related Residential Property. Except as otherwise specified in the Prospectus Supplement, the "Collateral Value" of a Residential Property or Cooperative Unit, other than with respect to Refinance Loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership. The "Collateral Value" of the Residential Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new Manufactured Home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, with respect to used Manufactured Homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

    Residential Properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a Residential Property after the origination of the Residential Loan without the lender's consent.

    No assurance can be given that values of the Residential Properties have remained or will remain at their historic levels on the respective dates of origination of the related Residential Loans. If the residential real estate market were to experience an overall decline in property values such that the outstanding principal balances of the Residential Loans, and any other financing on the related Residential Properties, become equal to or greater than the value of the Residential Properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Residential Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that such losses are not covered by the applicable insurance policies and other forms of credit support described herein and in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series. See "Description of the Securities" and "Description of Credit Support".

AGENCY SECURITIES

    The Agency Securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the GNMA ("GNMA Certificates"), guaranteed mortgage pass-through securities issued by the FNMA ("FNMA Certificates") and mortgage participation certificates issued by the FHLMC ("FHLMC Certificates").

    GNMA

    GNMA is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA Loans, VA Loans or by pools of other eligible residential loans.

    Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection". In order to meet its obligations under such guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

    GNMA CERTIFICATES

    Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or FNMA as a seller-servicer of FHA Loans or VA Loans, except as described below with respect to Stripped Agency Securities (as defined below). The loans underlying GNMA Certificates may consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related Prospectus Supplement. The Prospectus Supplement for Certificates of each Series evidencing interests in a Trust Fund including GNMA Certificates will set forth additional information regarding the GNMA guaranty program, the characteristics of the pool underlying such GNMA Certificates, the servicing of the related pool, the payment of principal and interest on GNMA Certificates to the extent not described herein and other relevant matters with respect to the GNMA Certificates.

    Except as otherwise specified in the related Prospectus Supplement or as described below with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA Loan or VA Loan, less servicing and guaranty fees aggregating the excess of the interest on such FHA Loan or VA Loan over the GNMA Certificates pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to such holder of any prepayments of principal of the FHA Loans or VA Loans underlying the GNMA Certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such FHA Loan or VA Loan.

    The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the Depositor or any affiliates thereof, and the only recourse of a registered holder, such as the Trustee, is to enforce the guaranty of GNMA.

    GNMA will have approved the issuance of each of the GNMA Certificates included in a Trust Fund in accordance with a guaranty agreement or contract between GNMA and the issuer of such GNMA Certificates. Pursuant to such agreement, such issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA Loans and VA Loans, including collecting payments from borrowers and remitting such collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by such issuer on the loans backing the GNMA Certificate are less than the amounts due thereon. If the issuer is unable to make payments on a GNMA Certificate as they become due, it must promptly notify GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by the issuer and the issuer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates included in a Trust Fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to such GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

    The GNMA Certificates included in a Trust Fund may have other characteristics and terms, different from those described above so long as such GNMA Certificates and underlying residential loans meet the criteria of the Rating Agency or Agencies. Such GNMA Certificates and underlying residential loans will be described in the related Prospectus Supplement.

    FNMA

    FNMA is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

    FNMA provides funds to the mortgage market by purchasing mortgage loans from lenders. FNMA acquires funds to purchase loans from many capital market investors, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. FNMA receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

    FNMA CERTIFICATES

    FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus which is periodically revised by FNMA. FNMA Certificates represent fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program. Mortgage loans underlying FNMA Certificates included in a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including FNMA Certificates will set forth additional information regarding the FNMA program, the characteristics of the pool underlying such FNMA Certificates, the servicing of the related pool, payment of principal and interest on the FNMA Certificates to the extent not described herein and other relevant matters with respect to the FNMA Certificates.

    Except as described below with respect to Stripped Agency Securities, FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered.

    The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy such obligations, distributions to the holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of FNMA Certificates would be affected by delinquent payments and defaults on such loans.

    FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. With respect to a FNMA Certificate issued in book-entry form, distributions thereon will be made by wire, and with respect to a fully registered FNMA Certificate, distributions thereon will be made by check.

    The FNMA Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such FNMA Certificates and underlying mortgage loans meet the criteria of the Rating Agency or Rating Agencies rating the Certificates of such Series. Such FNMA Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

    FHLMC

    FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

    FHLMC CERTIFICATES

    Each FHLMC Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA Loans or VA Loans ("FHLMC Certificate

Group"). Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including FHLMC Certificates will set forth additional information regarding the FHLMC guaranty program, the characteristics of the pool underlying such FHLMC Certificate, the servicing of the related pool, payment of principal and interest on the FHLMC Certificate to the extent not described herein and other relevant matters with respect to the FHLMC Certificates.

    Except as described below with respect to Stripped Agency Securities, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, FHLMC also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of (i) foreclosure sale,
(ii) payment of the claim by any mortgage insurer and (iii) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its servicing judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted servicing standards that require that the demand be made within any specified period.

    FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

    The FHLMC Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such FHLMC Certificates and underlying mortgage loans meet the criteria of the Rating Agency or Rating Agencies rating the Securities of such Series. Such FHLMC Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

STRIPPED AGENCY SECURITIES

    The GNMA Certificates, FNMA Certificates or FHLMC Certificates may be issued in the form of certificates ("Stripped Agency Securities") which represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of such distributions), on an underlying pool of mortgage loans or certain other GNMA Certificates, FNMA Certificates or FHLMC Certificates. GNMA, FNMA or FHLMC, as applicable, will guarantee each Stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the related Prospectus Supplement. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including Stripped Agency Securities will set forth additional information regarding the characteristics of the assets underlying such Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters with respect to the Stripped Agency Securities.

ADDITIONAL INFORMATION CONCERNING THE TRUST FUNDS

    Each Prospectus Supplement relating to a Series of Securities will contain information, as of the date of such Prospectus Supplement, if applicable and to the extent specifically known to the Depositor, with respect to the Residential Loans or Agency Securities contained in the related Trust Fund, including, but not limited to (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Trust Fund Assets as of the applicable Cut-off Date, (ii) the types of related Residential Properties (e.g., one- to four-family dwellings, multifamily residential properties, shares in Cooperatives and the related proprietary leases or occupancy agreements, condominiums and planned-unit development units, vacation and second homes and new or used Manufactured Homes), (iii) the original terms to maturity, (iv) the outstanding principal balances, (v) the origination dates, (vi) with respect to Multifamily Loans, the Lockout Periods and prepayment penalties, (vii) the loan-to-value ratios or, with respect to Residential Loans secured by a junior lien, the combined loan-to-value ratios at origination, (viii) the Interest Rates or range of Interest Rates borne by the Residential Loans or residential loans underlying the Agency Securities, (ix) the geographical distribution of the Residential Properties on a state-by-state basis, (x) the fixed Security Interest Rate, or the initial Security Interest Rate in the case of a Series or class of Securities with a variable or adjustable Security Interest Rate, (xi) the number and aggregate principal balance of Buydown Loans, if any, (xii) the Retained Interest, if any, (xiii) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Interest Rate variations at the time of adjustments and over the lives of the ARM Loans, and (xiv) information as to the payment characteristics of the Residential Loans. If specific information respecting the Trust Fund Assets is not known to the Depositor at the time a Series of Securities is initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report made available at or before the issuance of such Securities, which information will be included in a report on Form 8-K which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed with the Commission within fifteen days after the initial issuance of such Securities. If Mortgage Loans are added to or deleted from a Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in a report on Form 8-K.

    The Depositor will cause the Residential Loans comprising each Trust Fund (or Mortgage Securities evidencing interests therein) to be assigned to the Trustee for the benefit of the holders of the Certificates of the related Series. The Master Servicer will service the Residential Loans comprising any Trust Fund, either directly or through other servicing institutions (each, a "Sub-Servicer"), pursuant to a Pooling and Servicing Agreement or Servicing Agreement among itself, the Depositor and the Trustee (each, a "Servicing Agreement"), and will receive a fee for such services. See "Residential Loan Program" and "Description of the Securities". With respect to Residential Loans serviced through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Servicing Agreement as if the Master Servicer alone were servicing such Residential Loans.

    The Depositor will assign the Residential Loans to the related Trustee on a non-recourse basis. Unless otherwise specified in the related Prospectus Supplement, the obligations of the Depositor with respect to the Residential Loans will be limited to certain representations and warranties made by it. See "Description of the Securities--Assignment of Trust Fund Assets". The obligations of the Master Servicer with respect to the Residential Loans will consist principally of its contractual servicing obligations under the related Servicing Agreement (including its obligation to enforce certain purchase and other obligations of

Sub-Servicers or Unaffiliated Sellers, or both, as more fully described herein under "Residential Loan Program--Representations by Unaffiliated Sellers; Repurchases"; "--Sub-Servicing" and "Description of the Certificates--Assignment of Trust Fund Assets") and, unless otherwise provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Residential Loans in amounts described herein under "Description of the Certificates--Advances" or pursuant to the terms of any Mortgage Securities. Any obligation of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

    The Depositor will cause the Agency Securities comprising each Trust Fund to be registered in the name of the Trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Agency Securities issued only in book-entry form, through the Federal Reserve System, in accordance with the procedures established by the issuer or guarantor for registration of such certificates with a member of the Federal Reserve System, and distributions on such securities to which the Trust Fund is entitled will be made directly to the Trustee. The Trustee will administer the Trust Fund Assets comprising any Trust Fund including Agency Securities pursuant to a Trust Agreement between the Depositor and the Trustee, and will receive a fee for such service. The Agency Securities and any moneys attributable to distributions on such Agency Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or any person claiming through it. The Trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any Trust Fund to any person, except to a successor trustee, to the Depositor or the Securityholders to the extent they are entitled thereto or to such other persons as may be specified in the related Prospectus Supplement and except for its power and authority to invest assets of the Trust Fund in Permitted Instruments (as hereinafter defined) in compliance with the Trust Agreement. The Trustee will have no responsibility for distributions on the Securities, other than to pass through all distributions received with respect to the Agency Securities to the holders of the related Securities without deduction, other than for any applicable trust administration fee payable to the Trustee, certain expenses of the Trustee, if any, in connection with legal actions relating to the Agency Securities, any applicable withholding tax required to be withheld by the Trustee and as otherwise described in the related Prospectus Supplement.

                                USE OF PROCEEDS

    The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Trust Fund Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Trust Fund Assets, (iii) to establish any Reserve Funds or other funds described in the related Prospectus Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Securities, including the costs of obtaining credit support, if any. If so specified in the related Prospectus Supplement, the purchase of the Trust Fund Assets for a Series may be effected by an exchange of Securities with the seller of such Trust Fund Assets.

                              YIELD CONSIDERATIONS

    Unless otherwise specified in the related Prospectus Supplement, each monthly or other periodic interest payment on a Trust Fund Asset is calculated as one-twelfth of the applicable interest rate multiplied by the unpaid principal balance thereof. The amount of such interest payment distributed (or accrued in the case of Accrual Securities) to Securityholders (other than holders of Strip Securities) with respect to each Trust Fund Asset will be similarly calculated for the applicable period, based on the applicable Security Interest Rate. In the case of Strip Securities, except as otherwise described in the related Prospectus Supplement, such distributions of Stripped Interest will be made in the manner and amount described in the related Prospectus Supplement. The Securities of each Series may bear a fixed, variable or adjustable Security Interest Rate.

    The effective yield to Securityholders will be below the yield otherwise produced by the applicable Security Interest Rate (or as to a Strip Security, the distributions of interest thereon ("Stripped Interest")) and purchase price paid by the investors, because while interest will accrue on each Trust Fund Asset from the first day of each month (unless otherwise provided in the related Prospectus Supplement), the distribution of such interest (or the accrual thereof in the case of Accrual Securities) will not be made until the Distribution Date occurring in the month or other periodic interval (as specified in the related Prospectus Supplement) following the month or other period of accrual in the case of Residential Loans, and in later months in the case of Agency Securities and in the case of a Series of Securities having Distribution Dates occurring at intervals less frequently than monthly.

    Unless otherwise provided in the related Prospectus Supplement, when a full prepayment is made on a Residential Loan, the borrower is charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month and accordingly, the effect of such prepayments is to reduce the aggregate amount of interest collected that is available for distribution to Securityholders. However, if so provided in the related Prospectus Supplement, certain of the Residential Loans may contain provisions limiting prepayments thereof or requiring the payment of a prepayment penalty upon prepayment in full or in part. Unless otherwise provided in the Prospectus Supplement, the prepayment penalty collected with respect to the Residential Loans will be applied to offset such shortfalls in interest collections on the related Distribution Date. Holders of Agency Securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. Unless otherwise specified in the related Prospectus Supplement, partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. Unless provided otherwise in the related Prospectus Supplement, neither the Trustee, the Master Servicer nor the Depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to Securityholders on the related Distribution Date. Unless otherwise provided in the related Prospectus Supplement, a "Prepayment Period" in respect of any Distribution Date will commence in the case of Distribution Dates that occur monthly, on the first day of the preceding calendar month and, in the case of Distribution Dates that occur less frequently than monthly, on the first day of the month in which the immediately preceding Distribution Date occurred (or, with respect to the first Prepayment Period, the Cut-off Date) and will end in both cases on the last day of the preceding calendar month. See "Maturity and Prepayment Considerations" and "Description of the Securities".

    Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgaged Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgaged Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Mortgaged Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgaged Loans and not yet reimbursed, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

    Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

    Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Residential Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Residential Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Residential Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject to the Trustee or Master Servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the Certificates.

    The Prospectus Supplement for each Series of Securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

    The original terms to maturity of the Trust Fund Assets in a given Trust Fund may vary depending upon the type of Residential Loans or the residential loans underlying the Agency Securities included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Trust Fund Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the Residential Loans or residential loans underlying the Agency Securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the Residential Loans or residential loans underlying the Agency Securities will affect the life of the related Securities. The average life of a Security refers to the average amount of time that will elapse from the date of issuance of a Security until the principal amount of such Security has been reduced to zero. The average life of the Securities will be affected by, among other things, the rate at which principal on the related Residential Loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the Residential Loans are received, the actual average life of the Securities may be significantly shorter than would otherwise be the case. As to any Series of Securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related Residential Loans will be paid in full prior to stated maturity.

    Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain Series of Securities comprised of more than one class, or as to other types of Series where applicable, the Prospectus Supplement will describe the prepayment standard or model used in connection with the offering of such Series and, if applicable, will contain tables setting forth the projected weighted average life of the Securities of such Series and the percentage of the initial Security Principal Balance that would be outstanding on specified Distribution Dates based on the assumptions stated in the Prospectus Supplement, including assumptions that prepayments on the related Residential Loans or residential loans underlying the Agency Securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the Prospectus Supplement.

    It is unlikely that prepayment of the Trust Fund Assets will conform to any model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, market interest rates and the availability of funds, the existence of lockout provisions and prepayment penalties, the inclusion of delinquent, non-performing or sub-performing Residential Loans in the Trust Fund Assets, the relative tax benefits associated with the ownership of property and, in the case of Multifamily Loans, the quality of management of the property. The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Trust Fund Assets, such Trust Fund Assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by such Trust Fund Assets.

    Other factors that might be expected to affect the prepayment rate of Securities backed by junior lien mortgage loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on such Residential Loans.

    In addition, acceleration of payments on the Residential Loans or residential loans underlying the Agency Securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. Unless otherwise provided in the related Prospectus Supplement, all Residential Loans, except for FHA Loans and VA Loans, will contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the Residential Loan upon sale or certain transfers by the borrower with respect to the underlying Residential Property. Conventional residential loans that underlie FHLMC Certificates and FNMA Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA Loans and VA Loans and all residential loans underlying GNMA Certificates contain no such clause and may be assumed by the purchaser of the property. In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan upon further encumbrance by the borrower of the underlying Residential Property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a FHLMC or the FNMA program, the lender's right to accelerate the maturity of the residential loan upon transfer or further encumbrance of the property must be exercised, so long as such acceleration is permitted under applicable law.

    With respect to a Series of Securities evidencing interests in a Trust Fund including Residential Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying Residential Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities-- Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions" and "Repayment Charges and Prepayments" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Residential Loans. See also "Description of the Securities--Termination" for a description of the possible early termination of any Series of Securities. See also "Residential Loan Program--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities-- Assignment of Trust Fund Assets" for a description of the obligation of the Unaffiliated Sellers, the Master Servicer and the Depositor to repurchase Residential Loans under certain circumstances.

    With respect to a Series of Securities evidencing interests in a Trust Fund including Agency Securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related Agency Securities of any right to repurchase the underlying residential loans. The

Prospectus Supplement relating to each Series of Securities will describe the circumstances and the manner in which such optional repurchase right, if any, may be exercised.

    In addition, certain Mortgage Securities included in the Trust Fund may be backed by underlying Residential Loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related Securities will, to a certain extent, depend on the interest rates on such underlying Residential Loans.

    The Prospectus Supplement for each Series of Securities may set forth additional information regarding related maturity and prepayment considerations.

                                 THE DEPOSITOR

    PaineWebber Mortgage Acceptance Corporation IV, the Depositor, is a Delaware corporation organized on April 23, 1987, as a wholly-owned limited purpose finance subsidiary of PaineWebber Group Inc. The Depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713-2000.

    The Depositor does not have, nor is it expected in the future to have, any significant assets. It is not expected that the Depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering Certificates of the type described herein or other mortgage- or asset-related securities, and related activities.

    Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                            RESIDENTIAL LOAN PROGRAM

    The Residential Loans will have been purchased by the Depositor, either directly or through affiliates, from sellers. Unless otherwise specified in the related Prospectus Supplement, all Residential Loans will have been originated in general accordance with the criteria specified below. The underwriting standards applicable to Residential Loans underlying Mortgage Securities may vary substantially from the underwriting standards set forth below.

UNDERWRITING STANDARDS

    Unless otherwise specified in the related Prospectus Supplement, each seller will represent and warrant that all Residential Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in general accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Residential Loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

    Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Residential Property as collateral. In general, a prospective borrower applying for a Residential Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. Unless otherwise specified in the related Prospectus Supplement, a verification of the borrower's income will be obtained from an independent source and, as part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. Unless otherwise specified in the related Prospectus Supplement, an employment verification is obtained from an independent source

(typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand, savings or brokerage accounts.

    In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

    Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios, or combined-loan-to-value ratios, as applicable, or other favorable and compensating credit factors exist.

    The underwriting guidelines with respect to some Unaffiliated Sellers' loan programs may be less stringent than those of FNMA or FHLMC, primarily in that they generally may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of FNMA or FHLMC. These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits. A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines or a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, Mortgage Loans underwritten pursuant to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines.

QUALIFICATIONS OF UNAFFILIATED SELLERS

    Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller will be required to satisfy the qualifications set forth herein. Each Unaffiliated Seller must be an institution experienced in originating and servicing the types of residential loans sold by it for inclusion in a Trust Fund in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller must be a seller/servicer approved by either FNMA or FHLMC, and must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Bank Insurance Fund ("BIF") or Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation (the "FDIC"). In addition, each Unaffiliated Seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the Depositor.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

    Each Unaffiliated Seller will have made representations and warranties in respect of the Residential Loans sold by such Unaffiliated Seller. Unless otherwise provided in the related Prospectus Supplement, such representations and warranties include, among other things: (i) that title insurance (or in the case of Residential Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any FHA insurance, VA guarantee and any required hazard and primary credit insurance was effective at the origination of each Residential Loan, and that each policy (or certificate of title) remained in effect on the date of purchase of the Residential Loan from the Unaffiliated Seller by or on behalf of the Depositor; (ii) that the Unaffiliated Seller had good title to each such Residential Loan and such Residential Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower; (iii) if the Trust Fund includes Mortgage Loans, that each Mortgage constituted a valid lien on the Mortgaged Property (subject only to permissible title insurance exceptions and Senior Liens, if any); (iv) if the Trust Fund includes Manufactured Housing Contracts, each Manufactured Housing Contract creates a valid, subsisting and enforceable first priority security interest in the Manufactured Home covered thereby; (v) that the Residential Property was free from damage and was in good repair; (vi) that there were no delinquent tax or assessment liens against the Residential Property; (vii) that each Residential Loan was current as to all required payments; and (viii) that each Residential Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

    In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a Residential Loan may have been made as of the date on which such Unaffiliated Seller sold the Residential Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in such Residential Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Residential Loan by such Unaffiliated Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation occurs after the date of such sale to or on behalf of the Depositor.

    The only representations and warranties, if any, to be made for the benefit of holders of Securities in respect of any Residential Loan relating to the period commencing on the date of sale of such Residential Loan to the Depositor or its affiliates will be certain limited representations of the Depositor and of the Master Servicer described below under "Description of the Securities--Assignment of Trust Fund Assets". If the Master Servicer is also an Unaffiliated Seller of Residential Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as an Unaffiliated Seller.

    The Master Servicer will promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a Residential Loan which materially and adversely affects the interests of the Securityholders in such Residential Loan. If such Unaffiliated Seller cannot cure such breach within 60 days (or such other time period set forth in the related Prospectus Supplement) from the date on which the Unaffiliated Seller was notified of such breach, then such Unaffiliated Seller will be obligated to repurchase such Residential Loan from the Trustee within 90 days (or such other time period set forth in the related Prospectus Supplement) from the date on which the Unaffiliated Seller was notified of such breach, at the Purchase Price therefor. As to any Residential Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of (i) the unpaid principal balance thereof, (ii) unpaid accrued interest on the Stated Principal Balance (as defined below) from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the Net Mortgage Rate minus the rate at which the Sub-Servicer's servicing fee is calculated if the Sub-Servicer is the purchaser,
(iii) any unpaid servicing fees and certain unreimbursed servicing expenses payable or reimbursable to the Master Servicer with respect to such Residential Loan, (iv) any unpaid Retained Interest with respect to such Residential Loan,
(v) any Realized Losses incurred with respect to such Residential Loan, as described below under "Description of the Certificates--Subordination", and (vi) if applicable, any expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to a purchase obligation. If so provided in the related Prospectus Supplement, an Unaffiliated Seller, rather than repurchase a Residential Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the related Series of Securities, to cause the removal of such Residential Loan from the Trust Fund and substitute in its place one or more other Residential Loans, in accordance with the standards described in the related Prospectus Supplement. The Master Servicer or the Trustee, unless otherwise specified in the related Prospectus Supplement, will be required under the applicable Servicing Agreement to use its best efforts to enforce such obligations of the Unaffiliated Seller for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Residential Loan. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by an Unaffiliated Seller. For each Series with respect to which a REMIC election is to be made, unless the related Prospectus Supplement provides otherwise, the Master Servicer will be obligated to pay any prohibited transaction tax which may arise in connection with such repurchase or substitution. See "Description of the Certificates-- General".

    The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts, including advances by the Master Servicer, allocable to principal that are distributed to Securityholders on or before the date of determination, and as further reduced to the extent that any Realized Loss (as hereinafter defined) thereon has been (or, if it had not been covered by any form of credit support, would have been) allocated to one or more class of Securities on or before the date of determination.

    Neither the Depositor nor the Master Servicer (unless the Master Servicer is an Unaffiliated Seller) will be obligated to purchase or substitute for a Residential Loan if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that Unaffiliated Sellers will carry out such obligations with respect to Residential Loans. To the extent that a breach of the representations and warranties of an Unaffiliated Seller also constitutes a breach of a representation made by the Depositor, the Depositor may have a repurchase or substitution obligation as described below under "Description of the Securities-- Assignment of Trust Fund Assets". Any Residential Loan that is not repurchased or substituted for shall remain in the related Trust Fund and any losses thereon shall be borne by Securityholders, to the extent not covered by credit enhancement.

SUB-SERVICING

    Any Master Servicer may delegate its servicing obligations in respect of a Residential Loan to Sub-Servicers pursuant to a sub-servicing agreement (a "Sub-Servicing Agreement"), which will be consistent with the terms of the Servicing Agreement relating to the Trust Fund that includes such Residential Loan. Although each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Pooling and Servicing Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

    With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain primarily liable for such obligations under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of residential loans, including collecting payments from borrowers and remitting such collections to the Master Servicer; maintaining FHA insurance, any VA guarantee, and primary hazard and credit insurance as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by the borrower pursuant to the Residential Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally is required to exercise due-on-sale and due-on-encumbrance clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; effecting foreclosures or repossessions; inspecting and managing Residential Properties under certain circumstances; and maintaining accounting records relating to the Residential Loans. The Master Servicer will be responsible for filing and settling claims in respect of Residential Loans in a particular Trust Fund under any applicable pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See "Description of Credit Support". To the extent specified in the related Prospectus Supplement, a Sub-Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Residential Loans, as described more fully under "Description of the Securities--Payments on Residential Loans" and "--Deposits to Certificate Account", and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

    As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the related Residential Loan payment has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation late charges provided in the Mortgage Note, Cooperative Note or Manufactured Housing Contract or related instruments. If so provided in the related Prospectus Supplement, a Sub-Servicer may be entitled to any prepayment penalties and a Retained Interest in certain Residential Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling and Servicing Agreement. See "Description of the Securities--Retained Interest, Administration Compensation and Payment of Expenses".

    Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Unless otherwise provided in the related Prospectus Supplement, each Sub-Servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

                         DESCRIPTION OF THE SECURITIES

    The Certificates of each Series evidencing interests in a Trust Fund including Residential Loans will be issued pursuant to a separate Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee and the Securities of each Series evidencing interests in a Trust Fund including Agency Securities will be issued pursuant to a separate Trust Agreement ("Trust Agreement") between the Depositor and the Trustee. Each series of Notes (or, in certain instances, two or more series of Notes) will be issued pursuant to an Indenture between the related Issuer and the Trustee. The related Trust Fund will be created pursuant to an Owner Trust Agreement (the "Owner Trust Agreement"; an Owner Trust Agreement, Pooling and Servicing Agreement, Servicing Agreement, Indenture, an "Agreement") between the Depositor and the Owner Trustee. As to each series of Notes where the Issuer is an Owner Trust, the ownership of the Trust Fund will be evidenced by certificates (the "Equity Certificates") issued under the Owner Trust Agreement, which, unless otherwise specified in the Prospectus Supplement, are not offered thereby. Forms of each of the Agreements are filed as exhibits to the Registration Statement of which this Prospectus is a part. The Agreement relating to each Series of Securities will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities and a copy thereof will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement (the "Corporate Trust Office"). The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the related Prospectus Supplement.

GENERAL

    The Certificates of each Series (including any class of Certificates not offered hereby) will be issued in fully registered form only and will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Unless otherwise specified in the related Prospectus Supplement, each series of Notes covered by a particular Indenture will evidence indebtedness of a separate Trust Fund created pursuant to the related Owner Trust Agreement. As to each Series, the Securities will be issued in authorized denominations evidencing a portion of all of the Securities of such Series (a "Percentage Interest"), as set forth in the related Prospectus Supplement. Each Trust Fund will consist of (i) such Residential Loans (including any Mortgage Securities) or Agency Securities (exclusive of any portion of interest payments relating thereto retained by the Depositor, any of its affiliates or its predecessor in interest (the "Retained Interest") and exclusive of principal and interest due on or before the Cut-off Date) as from time to time are subject to the Agreement; (ii) such funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of Securityholders; (iii) with respect to Trust Funds that include Residential Loans, (a) property acquired by foreclosure or deed in lieu of foreclosure of Mortgage Loans on behalf of the Securityholders, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession; (b) any Primary Credit Insurance Policies and Primary Hazard Insurance Policies (as defined under "Description of Primary Insurance Coverage"); (c) any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support (as defined under "Description of Credit Support"); and (d) the rights of the Trustee to any cash advance reserve fund or surety bond as described under "Advances"; (iv) if specified in the related Prospectus Supplement, the Reserve Fund and (v) any other assets as described in the related Prospectus Supplement. The Securities will be transferable and exchangeable for Securities of the same class and Series in authorized denominations at the Corporate Trust Office. No service charge will be made for any registration of exchange or transfer of Securities on the Certificate Register maintained by the Certificate Registrar, but the Depositor may require payment of a sum sufficient to cover any tax or other governmental charge.

    Each Series of Securities may consist of either (i) a single class of Securities; (ii) two or more classes of Securities, one or more classes of which ("Senior Securities") will be senior in right of payment to one or more of the other classes ("Subordinate Securities") to the extent described in the related Prospectus Supplement (any such Series, a "Senior/Subordinate Series"); (iii) two or more classes of Securities, one or more classes of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Securities"); (iv) two or more classes of Securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Securities ("Accrual Securities") with respect to which accrued interest will not be distributed but rather will be added to the Security Principal Balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Securities, as described in the related Prospectus Supplement. Credit support for each Series of Securities evidencing interests in a Trust Fund that includes Residential Loans will be provided by a Pool Insurance Policy, a special hazard insurance policy, a Bankruptcy Bond, a letter of credit, a Reserve Fund or a similar credit support instrument as described under "Description of Credit Support", by the subordination of one or more classes of Securities as described under "Description of the Securities--Subordination", or by any combination of the foregoing.

    Each class of Securities (other than certain Strip Securities) will have a Security Principal Balance and, unless otherwise provided in the related Prospectus Supplement, will be entitled to payments of interest thereon based on a specified Security Interest Rate. See "Principal and Interest on the Securities" below. The Security Interest Rates of the various classes of Securities of each Series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a Trust Fund; however, the weighted average of the Security Interest Rates on the Securities based on their respective Security Principal

Balances will not exceed the lowest Net Interest Rate. The specific percentage ownership interests of each class of Securities and the minimum denomination per Security will be set forth in the related Prospectus Supplement. As to any Mortgage Loan, the "Net Interest Rate" is equal to the Interest Rate minus the sum of the Administration Fee Rate and the rate at which the Retained Interest, if any is calculated (the "Retained Interest Rate").

    If so provided in the related Prospectus Supplement relating to a series of Certificates, one or more elections may be made to treat the related Trust Fund, or designated portions thereof, as a "real estate mortgage investment conduit" (a "REMIC") as defined in the Code. If such an election is made with respect to a Series, one of the classes will be designated as evidencing all "residual interests" in the related REMIC as defined under the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC as defined in the Code. As to each Series, all of the Securities of each class offered hereby will be rated in one of the four highest rating categories by one or more Rating Agencies. As to each Series of Certificates as to which a REMIC election is to be made, the Trustee or the Master Servicer, if any, will be obligated to take all actions required in order to comply with applicable laws and regulations and, unless otherwise specified in the related Prospectus Supplement, will be obligated to pay any prohibited transaction taxes or contribution taxes arising out of a breach of its obligations with respect to such compliance without any right of reimbursement therefor from the Trust Fund or from any Certificateholder. Unless otherwise provided in the related Prospectus Supplement, a prohibited transaction tax or contribution tax resulting from any other cause will be charged against the related Trust Fund, resulting in a reduction in amounts otherwise distributable to Certificateholders. See "Certain Federal Income Tax Consequences--REMIC--Prohibited Transactions and Other Possible REMIC Taxes".

ASSIGNMENT OF TRUST FUND ASSETS

    At the time of issuance of each Series of Securities, the Depositor will cause the assets comprising the related Trust Fund or Mortgage Securities being included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor with respect to the Trust Fund Assets after the applicable Cut-off Date, other than principal and interest due on or before the applicable Cut-off Date and other than any Retained Interest. The Residential Loan or Agency Security documents described below will be delivered to the Trustee (or to the custodian hereinafter referred to). The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Trust Fund Assets. Each Trust Fund Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include, among other things, information as to the outstanding principal balance of each Trust Fund Asset after application of payments due on or before the Cut-off Date, the maturity of the Mortgage Note, Cooperative Note, Manufactured Housing Contract or Agency Securities, the Net Interest Rate, any Retained Interest, with respect to a Series of Securities evidencing interests in a Trust Fund including Agency Securities, the pass-through rate on the Agency Securities, and with respect to a Series of Securities evidencing interests in Residential Loans, information respecting the Interest Rate, the current scheduled payment of principal and interest, the original Loan-to-Value Ratio and certain other information.

    MORTGAGE LOANS AND MULTIFAMILY LOANS

    The Depositor will, as to each Mortgage Loan (other than Mortgage Loans underlying any Mortgage Securities) and Multifamily Loan, deliver or cause to be delivered to the Trustee (or to the custodian) the mortgage file for each Mortgage Loan, containing legal documents relating to such Mortgage Loan, including the Mortgage Note endorsed without recourse to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of such Mortgage submitted for recording) and an assignment in recordable form of the Mortgage to the Trustee. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment of each related Mortgage Loan and Multifamily Loan to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan or Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

    HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS

    Unless otherwise provided in the related Prospectus Supplement, the Depositor will, as to each Home Equity Loan and Home Improvement Contract, deliver or cause to be delivered to the Trustee (or to the custodian) the note endorsed to the order of the Trustee, with respect to Home Equity Loans and secured Home Improvement Contracts, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of such Mortgage submitted for recording) and, with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the Mortgage to the Trustee. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Home Equity Loan or Home Improvement Contract. With respect to unsecured Home Improvement Contracts, the Depositor or Unaffiliated Seller, under the related Agreement, will transfer physical possession of the Home Improvement Contracts to the Trustee or a designated custodian or, in the case of an Unaffiliated Seller, may retain possession of the Home Improvement Contracts as custodian for the Trustee. In addition, the Depositor will cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Home Improvement Contracts. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the Depositor, as the case may be, to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

    COOPERATIVE LOANS

    The Depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the Trustee (or to the custodian) the related Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the Trustee in a form sufficient for filing. The Depositor will promptly cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the Trustee, such filing is not required to protect the Trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Cooperative Loan.

    MANUFACTURED HOUSING CONTRACTS

    Unless otherwise provided in the related Prospectus Supplement, the Depositor will, as to each Manufactured Housing Contract, deliver or cause to be delivered to the Trustee (or to the custodian) the original Manufactured Housing Contract endorsed to the order of the Trustee and copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the Manufactured Home securing each Manufactured Housing Contract, together with a blanket assignment to the Trustee of the Manufactured Housing Contracts in the related Trust Fund and such documents and instruments. Unless otherwise provided in the related Prospectus Supplement, in order to give notice of the right, title and interest of the Securityholders to the Manufactured Housing Contracts, the Depositor will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the Trust Fund.

    AGENCY SECURITIES

    Agency Securities will be registered in the name of the Trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Agency Securities issued only in book-entry form, through the Federal Reserve System, in accordance with the procedures established by the issuer or guarantor for registration of such certificates with a member of the Federal Reserve System, and distributions on such securities to which the Trust Fund is entitled will be made directly to the Trustee.

    REVIEW OF RESIDENTIAL LOANS

    The Trustee (or the custodian) will review the Residential Loan documents within 45 days (or such other period specified in the Prospectus Supplement) after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect within 90 days (or such other period specified in the Prospectus Supplement) after receipt of such notice, the Unaffiliated Seller will be obligated to repurchase the related Residential Loan from the Trustee at the Purchase Price or, in certain cases, substitute for such Residential Loan. There can be no assurance that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the Master Servicer or Trustee is obligated to enforce such obligation to the extent described above under "Residential Loan Program--Representations by Unaffiliated Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Residential Loan if the Unaffiliated Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation, if applicable, constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

    The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the Residential Loans as agent of the Trustee.

    Unless otherwise provided in the related Prospectus Supplement, with respect to Residential Loans, except as to Mortgage Loans underlying any Mortgage Securities, in a Trust Fund, the Depositor will make representations and warranties as to the types and geographical distribution of such Residential Loans and as to the accuracy in all material respects of certain identifying information furnished to the Trustee in respect of each such Residential Loan (e.g., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Interest Rate and maturity). In addition, unless otherwise provided in the related Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Securities, no Residential Loan was currently more than 30 days delinquent as to payment of principal and interest and no Residential Loan was 30 days or more delinquent more than once during the previous 12 months. Upon a breach of any such representation of the Depositor that materially and adversely affects the interests of the Securityholders in a Residential Loan, the Depositor will be obligated either to cure the breach in all material respects, repurchase the Residential Loan at the Purchase Price or, if provided in the related Prospectus Supplement, substitute for such Residential Loan.

    With respect to any Series of Securities evidencing interests in a Trust Fund including Residential Loans as to which credit support is provided by means of a pool insurance policy, in addition to making the representations and warranties described above, the Depositor or the Unaffiliated Seller will, to the extent required by the Rating Agency or Agencies, represent and warrant to the Trustee for such Series of Securities that no action, inaction or event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the Securities that has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary credit insurance policy, pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay (such representation being referred to herein as the "insurability representation"). See "Description of Primary Insurance Coverage" and "Description of Credit Support" herein and in the related Prospectus Supplement for information regarding the extent of coverage under the aforementioned insurance policies. As described in the related Prospectus Supplement, upon a breach of the insurability representation that materially and adversely affects the interests of the Securityholders in a Residential Loan, the Depositor or the Unaffiliated Seller may be obligated either to cure the breach in all material respects or to purchase such Residential Loan at the Purchase Price, subject to the limitations specified in the related Prospectus Supplement. The related Prospectus Supplement may provide that the performance of the Depositor of its obligation to repurchase Residential Loans following a breach of its insurability representation will be ensured in the manner specified therein.

    The related Prospectus Supplement may provide that, the obligation to repurchase or, other than with respect to the insurability representation, if applicable, to substitute Residential Loans as described above constitutes the sole remedy available to the Securityholders or the Trustee for any breach of the Depositor's representations.

    The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Pooling and Servicing Agreement. Upon the occurrence of an Event of Default under the related Pooling and Servicing Agreement for which the Master Servicer is responsible, the Master Servicer will be obligated to remedy such Event of Default within the time period set forth in the related Pooling and Servicing Agreement or be subject to termination pursuant thereto. See "Description of the Securities Events of Default" and "Rights Upon Event of Default" herein.

DEPOSITS TO THE TRUST ACCOUNT

    The Master Servicer or the Trustee shall, as to each Trust Fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related Trust Fund Assets, which must either be (i) maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each Rating Agency rating the Securities of such Series at the time any amounts are held on deposit therein or (ii) maintained with a federal or state chartered depository institution, the deposits in which are insured by the BIF or the SAIF (to the limits established by the FDIC) and any uninsured deposits in which are otherwise secured such that the Securityholders have a claim with respect to the funds in the Trust Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Trust Account is maintained. The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments ("Permitted Instruments"). A Trust Account may be maintained as an interest bearing or non-interest bearing account, or the funds held therein may be invested pending the distribution on each succeeding Distribution Date in Permitted Instruments. Unless otherwise provided in the related Prospectus Supplement, the Trustee or the Master Servicer will be entitled to receive any such interest or other income earned on funds in the Trust Account as additional compensation for administration of the Trust Fund Assets. In respect of any Series of Securities having Distribution Dates occurring less frequently than monthly, the Master Servicer may obtain from an obligor named in the related Prospectus Supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each Rating Agency rating the Securities of such Series, a Trust Account may contain funds relating to more than one Series of Securities.

    In the event that a Sub-Servicer is servicing one or more Residential Loans in a Trust Fund, the Sub-Servicer will establish and maintain a separate account or accounts (a "Sub-Servicing Account"), which may be interest bearing or non-interest bearing and which shall comply with the standards for Trust Accounts set forth above, and which is otherwise acceptable to the Master Servicer. The Sub-Servicer is required to credit to the related Sub-Servicing Account on a daily basis the amount of all proceeds of Residential Loans received by the Sub-Servicer, less its servicing compensation, its Retained Interest, if any, and unreimbursed expenses and advances to which it is entitled pursuant to the related Sub-Servicing Agreement. As specified in the related Prospectus Supplement, the Sub-Servicer shall remit to the Master Servicer all funds held in the Sub-Servicing Account with respect to each Residential Loan and any amount required to be advanced pursuant to the related Sub-Servicing Agreement on a monthly basis.

PRE-FUNDING ACCOUNT

    If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

PAYMENTS ON RESIDENTIAL LOANS

    The Master Servicer will deposit or cause to be deposited in the Trust Account for each Trust Fund including Residential Loans as and when received (or, in the case of Advances on or before the applicable Distribution Date), unless otherwise provided in the related Agreement, the following payments and collections received or made by or on behalf of the Master Servicer subsequent to the Cut-off Date (unless otherwise specified in the related Prospectus Supplement, other than payments due on or before the Cut-off Date and exclusive of any amounts representing a Retained Interest):

        (i) all payments on account of principal, including principal prepayments, on the Residential Loans;

        (ii) all payments on account of interest on the Residential Loans, exclusive of any portion thereof representing interest in excess of the Net Interest Rate (unless such excess amount is required to be deposited pursuant to the related Agreement) and, if provided in the related Prospectus Supplement, prepayment penalties;

       (iii) all proceeds of any Primary Hazard Insurance Policies and any special hazard insurance policy (to the extent such proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy (as hereinafter defined) (collectively, "Insurance Proceeds"), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies, and all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted Residential Loans included in the related Trust Fund ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of Securityholders by deed in lieu of foreclosure or repossession;

        (iv) any Advances made as described below under "Advances";

        (v) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under "Subordination";

        (vi) all proceeds of any Residential Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Unaffiliated Seller as described under "Residential Loan Program--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates--Assignment of Trust Fund Assets" above, exclusive of the Retained Interest, if any, in respect of such Residential Loan, and all proceeds of any Residential Loan repurchased as described under "Termination" below;

       (vii) all payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Coverage-- Primary Hazard Insurance Policies";

      (viii) any amount required to be deposited by the Trustee or the Master Servicer in connection with losses realized on investments of funds held in the Trust Account;

        (ix) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract;

        (x) any distributions received on any Mortgage Securities included in the related Trust Fund; and

        (xi) any other amount required to be deposited in the Trust Account pursuant to the Agreement.

PAYMENTS ON AGENCY SECURITIES

    The Agency Securities included in a Trust Fund will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Trustee will deposit or cause to be deposited into the Trust Account for each Trust Fund including Agency Securities as and when received, unless otherwise provided in the related Trust Agreement, all distributions received by the Trustee with respect to the related Agency Securities (other than payments due on or before the Cut-off Date and exclusive of any trust administration fee and amounts representing the Retained Interest, if any).

DISTRIBUTIONS

    Distributions of principal and interest on the Securities of each Series will be made by or on behalf of the Trustee or the Master Servicer on the dates (each, a "Distribution Date") and at the intervals (which may be monthly, quarterly, semi-annual or other intervals) specified in the related Prospectus Supplement, to the persons in whose names the Securities are registered at the close of business on the record date ("Record Date") specified in the Prospectus Supplement. The amount of each distribution will be determined as of the close of business on each Determination Date specified in the related Prospectus Supplement. Distributions will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or the Master Servicer and holds Securities in any requisite amount specified in the related Prospectus Supplement, or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Security Registrar specified in the notice to Securityholders of such final distribution. Unless otherwise specified in the Prospectus Supplement, all distributions made to the holders of Securities of any Series on each Distribution Date will be made on a pro rata basis among the Securityholders of record on the next preceding Record Date (other than in respect of the final distribution), based on the aggregate Percentage Interest represented by their respective Securities.

    FINAL DISTRIBUTION DATE

    With respect to any Series consisting of classes having sequential priorities for distributions of principal, the "Final Distribution Date" for each such class of Securities is the latest Distribution Date on which the Security Principal Balance thereof is expected to be reduced to zero, based on certain assumptions, including the assumption that no prepayments or defaults occur with respect to the related Trust Fund Assets, as further or as otherwise specified in the related Prospectus Supplement. Since the rate of distribution of principal of any such class of Securities will depend upon, among other things, the rate of payment (including prepayments) of the principal of the Trust Fund Assets, the actual last Distribution Date for any class of Securities could occur significantly earlier than its Final Distribution Date. The rate of payments on the Trust Fund Assets for any Series of Securities will depend upon their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors, and no assurance can be given as to the actual prepayment experience of the Trust Fund Assets. See "Maturity and Prepayment Considerations". In addition, substantial losses on the Trust Fund Assets in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support", or by the Subordinate Securities in the case of a Senior/Subordinate Series, may cause the actual last Distribution Date of certain classes of Securities to occur after their Final Distribution Date.

    SPECIAL DISTRIBUTIONS

    With respect to any Series of Securities with Distribution Dates occurring at intervals less frequently than monthly, the Securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related Prospectus Supplement. If applicable, the Master Servicer will be required to make or cause to be made special distributions allocable to principal and interest on Securities of a Series out of, and to the extent of, the amount available therefor in the related Trust Account, on the day specified in the related Prospectus Supplement, in the amount described below if, as a result of substantial payments of principal on the Trust Fund Assets, low rates then available for reinvestment of payments on such Trust Fund Assets, substantial Realized Losses or some combination thereof, and based on the assumptions specified in the related Agreement, it is determined that the amount anticipated to be on deposit in the Trust Account on the next Distribution Date or on some intervening date as provided in the related Prospectus Supplement, together with, if applicable, the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the Securities of such Series on such Distribution Date or such intervening date as may be provided in the related Prospectus Supplement. The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next Distribution Date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable Trust Interest Rate on the amount of the special distribution allocable to principal to the date specified in the related Prospectus Supplement.

    All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the Securities on a Distribution Date. Special distributions of principal with respect to Securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the Master Servicer or Trustee prior to the special distribution date.

PRINCIPAL AND INTEREST ON THE SECURITIES

    Each class of Securities (other than certain classes of Strip Securities) may have a different Certificate Interest Rate, which may be a fixed, variable or adjustable Security Interest Rate. The related Prospectus Supplement will specify the Security Interest Rate for each class, or in the case of a variable or adjustable Security Interest Rate, the method for determining the Security Interest Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    As to each Series of Securities, with respect to each Distribution Date, interest accruing with respect to each Security (the "Accrued Security Interest"), other than a Strip Security, will be equal to interest on the outstanding Security Principal Balance thereof immediately prior to the Distribution Date, at the applicable Security Interest Rate, for a period of time corresponding to the intervals between the Distribution Dates for such Series. As to each Strip Security, the Stripped Interest with respect to any Distribution Date will equal the amount described in the related Prospectus Supplement for the related period. Unless otherwise specified in the related Prospectus Supplement, the Accrued Security Interest on each Security of a Series will be reduced, in the event of shortfalls in collections of interest resulting from prepayments of Residential Loans that are not covered by payments by the Master Servicer out of its servicing fees or by application of prepayment penalties, with such shortfall allocated among all of the Securities of that Series in proportion to the respective amounts of Accrued Security Interest that would have been payable thereon absent such reductions and absent any delinquencies or losses. See "Yield Considerations" and "Maturity and Prepayment Considerations". Unless otherwise provided in the related Prospectus Supplement, neither the Trustee, the Master Servicer nor the Depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. Unless otherwise specified in the related Prospectus Supplement, distributions of Accrued Certificate Interest that would otherwise be payable on any class of Accrual Securities of a Series will be added to the Security Principal Balance thereof on each Distribution Date until the Security Principal Balance of the Securities of all other classes of such Series having a Final Distribution Date prior to the Final Distribution Date of such class of Accrual Securities has been reduced to zero, and actual payments of interest on the Accrual Securities will be made thereafter. See "Final Distribution Date".

    Unless the related Prospectus Supplement provides otherwise, each Security will have a "Security Principal Balance" that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Trust Fund Assets and other assets included in the related Trust Fund. With respect to each such Security, distributions generally will be applied to accrued and currently payable interest thereon, and thereafter to principal. The outstanding Security Principal Balance of a Security will be reduced to the extent of distributions in respect of principal thereon, and in the case of Securities evidencing interests in a Trust Fund that includes Residential Loans, by the amount of any Realized Losses, as defined below, allocated thereto.

    Unless the related Prospectus Supplement provides otherwise, the initial aggregate Security Principal Balance of all classes of Securities of a Series will equal the aggregate outstanding principal balance of the related Trust Fund Assets as of the applicable Cut-off Date. The initial aggregate Security Principal Balance of a Series and each class thereof will be specified in the related Prospectus Supplement. Alternatively, the initial Security Principal Balance for a Series of Securities may equal the initial aggregate "Cash Flow Value" of the related Trust Fund Assets as the applicable Cut-off Date. The aggregate Cash Flow Value of the Trust Fund Assets will be the Security Principal Balance of the Certificates of such Series which, based on certain assumptions (including the assumption that no defaults occur on the Trust Fund Assets), can be supported by either the future scheduled payments on the Trust Fund Assets (with the interest thereon adjusted to the Net Interest Rate), or the proceeds of the prepayment of such Trust Fund Assets, together with reinvestment earnings thereon, if any, at the applicable Assumed Reinvestment Rate, and amounts available to be withdrawn from any Reserve Fund for such Series, as further or as otherwise specified in the Prospectus Supplement relating to a Series of Securities. The "Assumed

Reinvestment Rate" for a Series of Securities will be the highest rate permitted by the Rating Agency or Agencies, or a rate insured pursuant to a guaranteed investment contract or similar arrangement satisfactory to such Rating Agency or Agencies. If the Assumed Reinvestment Rate is so insured, the Prospectus Supplement relating to a Series of Securities will set forth the terms of such arrangement. The aggregate of the initial Cash Flow Values of the Trust Fund Assets included in the Trust Fund for a Series of Certificates will be at least equal to the aggregate Security Principal Balance of the Securities of such Series at the date of initial issuance thereof.

    With respect to any Series as to which the initial Security Principal Balance is calculated on the basis of Cash Flow Values of the Trust Fund Assets, the amount of principal distributed for such Series on each Distribution Date will generally be calculated on the basis of (i) the decline in the aggregate Cash Flow Values of the Trust Fund Assets during the related Due Period, calculated in the manner prescribed in the related Agreement, minus (ii) with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit Support", the portion of the Cash Flow Value of the Trust Fund Assets corresponding to such Realized Loss; or as otherwise provided in the related Prospectus Supplement as to any such Series which is a Senior/Subordinate Series. Unless the related Prospectus Supplement provides otherwise, the "Due Period" applicable to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or on the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

    Unless otherwise provided in the related Prospectus Supplement, distributions in respect of principal will be made on each Distribution Date to the class or classes of Security entitled thereto until the Security Principal Balance of such class has been reduced to zero. In the case of a Series of Securities that include two or more classes of Securities, the timing, sequential order and amount of distributions (including distributions among multiple classes of Senior Securities or Subordinate Securities) in respect of principal on each such class shall be as provided in the related Prospectus Supplement. Distributions in respect of principal of any class of Securities will be made on a pro rata basis among all of the Securities of such class.

AVAILABLE DISTRIBUTION AMOUNT

    Unless otherwise specified in the related Prospectus Supplement, all distributions on the Certificates of each Series on each Distribution Date will be made from the following amounts (collectively, the "Available Distribution Amount"):

        (i) the total amount of all cash on deposit in the related Trust Account as of the corresponding Determination Date exclusive of:

           (a) all monthly payments collected but due during a Due Period subsequent to the applicable Due Period;

           (b) all prepayments and any related prepayment penalties, and other unscheduled recoveries of principal and related payments of interest thereon, received subsequent to the related Prepayment Period; and

           (c) all other amounts in the Trust Account which are payable or reimbursable to the Depositor, the Master Servicer or the Trustee with respect to such Distribution Date;

        (ii) if so provided in the related Prospectus Supplement, any Advances made with respect to such Distribution Date;

        (iii) if so provided in the related Prospectus Supplement, any payments in respect of interest shortfalls resulting from principal prepayments;

        (iv) if so provided in the related Prospectus Supplement, all net income received in connection with the operation of any Residential Property acquired on behalf of the Securityholders through deed in lieu of foreclosure or repossession; and

        (v) if the related Prospectus Supplement so provides, interest or reinvestment income on amounts on deposit in the Trust Account (which may include income provided under a guaranteed investment contract).

    On each Distribution Date for a Series of Securities, the Trustee or the Master Servicer will withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount and distribute the same or cause the same to be distributed to the related Securityholders in the manner set forth herein and in the Prospectus Supplement.

SUBORDINATION

    A Senior/Subordinate Series will consist of one or more classes of Senior Securities and one or more classes of Subordinate Securities, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, only the Senior Securities will be offered hereby. Subordination of the Subordinate Securities of any Series will be effected by either of the two following methods, or by any other alternative method as may be described in the related Prospectus Supplement.

    SHIFTING INTEREST SUBORDINATION

    With respect to any Series of Certificates as to which credit support is provided by shifting interest subordination, in the event of any Realized Losses on Residential Loans not in excess of the limitations described below, the rights of the Subordinate Certificateholders to receive distributions with respect to the Residential Loans will be subordinate to the rights of the Senior Certificateholders. With respect to any defaulted Residential Loan that is finally liquidated, through foreclosure sale, disposition of the related Residential Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, repossession, or otherwise, the amount of loss realized, if any (a "Realized Loss"), will equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered (net of amounts reimbursable to the Master Servicer for related expenses). With respect to certain Residential Loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss.

    All Realized Losses will be allocated to the Subordinate Certificates of the related Series, until the Security Principal Balance of the Subordinate Certificates thereof has been reduced to zero. Any additional Realized Losses will be allocated to the Senior Certificates (or, if such Series includes more than one class of Senior Certificates, either on a pro rata basis among all of the Senior Certificates in proportion to their respective outstanding Certificate Principal Balances or as otherwise provided in the related Prospectus Supplement). With respect to certain Realized Losses resulting from physical damage to Residential Properties which are generally of the same type as are covered under a special hazard insurance policy ("Special Hazard Losses"), the amount thereof that may be allocated to the Subordinate Certificates of the related Series may be limited to an amount (the "Special Hazard Subordination Amount") specified in the related Prospectus Supplement. See "Description of Credit Support--Special Hazard Insurance Policies". If so, any Special Hazard Losses in excess of the Special Hazard Subordination Amount will be allocated among all outstanding classes of Certificates of the related Series, either on a pro rata basis in proportion to their outstanding Certificate Principal Balances, regardless of whether any Subordinate Certificates remain outstanding, or as otherwise provided in the related Prospectus Supplement.

    Any allocation of a Realized Loss to a Certificate will be made by reducing the Security Principal Balance thereof as of the Distribution Date following the Prepayment Period in which such Realized Loss was incurred. If so provided in the related Prospectus Supplement, in the event of a Realized Loss, the

Senior Certificateholders may be entitled to receive a distribution in respect of principal, to be paid from and to the extent of funds otherwise distributable to the Subordinate Certificateholders, equal to the amount, if any, by which (i) the then applicable Senior Percentage (as defined below) times the Scheduled Principal Balance (as defined below) of the related Residential Loan exceeds
(ii) the total amount of the related unscheduled recovery which is allocable to principal (the "Unrecovered Senior Portion"). Payments to the Senior Certificateholders in respect of any Unrecovered Senior Portion on any Distribution Date will only be made with respect to Realized Losses incurred in connection with Residential Loans that were finally liquidated during the preceding Prepayment Period and will not be made as to any Special Hazard Losses in excess of the Special Hazard Subordination Amount, if applicable. As with any other distribution in respect of principal, any payment to the holders of Senior Certificates attributable to an Unrecovered Senior Portion will be applied to reduce the Security Principal Balance thereof. At any given time, the percentage corresponding to the ratio of the Security Principal Balance of the Senior Certificates to the Security Principal Balances of all of the Certificates is the "Senior Percentage", determined in the manner set forth in the related Prospectus Supplement. As specified in the related Prospectus Supplement, the "Scheduled Principal Balance" of any Residential Loan as of any date of determination is equal to the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

    As set forth above, the rights of holders of the various classes of Certificates of any Series to receive distributions of principal and interest is determined by the aggregate Security Principal Balance of each such class. The Security Principal Balance of any Certificate will be reduced by all amounts previously distributed on such Certificate in respect of principal, and by any Realized Losses allocated thereto. However, to the extent so provided in the related Prospectus Supplement, holders of Senior Certificates may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances, which will have the effect (in the absence of offsetting losses) of accelerating the amortization of the Senior Certificates and increasing the respective percentage ownership interest evidenced by the Subordinate Certificates in the related Trust Fund (with a corresponding decrease in the Senior Percentage), as well as preserving the availability of the subordination provided by the Subordinate Certificates. In addition, as set forth above, Realized Losses will be first allocated to Subordinate Certificates by reduction of the Security Principal Balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the Senior Certificates in the related Trust Fund. If there were no Realized Losses or prepayments of principal on any of the Residential Loans, the respective rights of the holders of Certificates of any Series to future distributions would not change.

    CASH FLOW SUBORDINATION

    With respect to any Series of Securities as to which credit support is provided by cash flow subordination, in the event of losses on the Residential Loans not in excess of the Available Subordination Amount, the rights of the Subordinate Securityholders to receive distributions of principal and interest with respect to the Residential Loans will be subordinate to the rights of the Senior Securityholders. The Available Subordination Amount at any time is equal to the difference between the then applicable Maximum Subordination Amount and the "Cumulative Subordination Payments" at such time. At the time of any determination, Cumulative Subordination Payments equal the aggregate of amounts paid to the Senior Securityholders that, but for the subordination provisions, would otherwise have been payable to the Subordinate Securityholders. The Available Subordination Amount will decrease whenever amounts otherwise payable to the Subordinate Securityholders are paid to the Senior Securityholders (including amounts withdrawn from the Reserve Fund and paid to the Senior Securityholders), and will increase whenever there is distributed to the Subordinate Securityholders amounts in respect of which subordination payments have previously been paid to the Senior Securityholders (which will occur only when subordination payments in respect of delinquencies and certain other deficiencies have been recovered). The "Maximum Subordination Amount" initially will equal a fixed percentage amount specified in the related Prospectus Supplement of the aggregate initial principal balance of the Residential Loans in the related Trust Fund, and will periodically be adjusted in accordance with a formula specified in the Prospectus Supplement.

    The protection afforded to the Senior Securityholders from the subordination provisions described herein will be effected both by the preferential right of the Senior Securityholders to receive current distributions from the Trust Fund (subject to the limitations described herein) and by the establishment and maintenance of a cash reserve fund (the "Reserve Fund"). The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related Series of Securities (the "Initial Deposit") and by deposits of amounts otherwise due on the Subordinate Securities to the extent set forth in the related Prospectus Supplement.

    Amounts in the Reserve Fund (other than earnings thereon) will be withdrawn for distribution to Senior Securityholders as may be necessary to make full distributions to such holders on a particular Distribution Date, as described above. If on any Distribution Date, after giving effect to the distributions to the Senior Securityholders on such date, the amount of the Reserve Fund exceeds the amount required to be held therein (the "Specified Reserve Fund Balance"), such excess will be withdrawn and distributed in the manner specified in the related Prospectus Supplement.

    In the event the Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the Senior Securityholders will nevertheless have a preferential right to receive current distributions from the Trust Fund to the extent of the then Available Subordination Amount. However, under these circumstances, should current distributions be insufficient, the Senior Securityholders could suffer shortfalls of amounts due to them. The Senior Securityholders will bear their proportionate share of any losses realized on the Trust Fund in excess of the Available Subordination Amount.

    Amounts remaining in the Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the Senior Securityholders of such Series.

    Funds in the Reserve Fund may be invested as provided in the related Agreement in Permitted Instruments that mature according to a schedule set forth in the related Agreement. The earnings or losses on such investments will be applied in the manner described in the related Prospectus Supplement.

    The time necessary for the Reserve Fund to reach the Specified Reserve Fund Balance will be affected by the prepayment, foreclosure, and delinquency experience of the Residential Loans and therefore cannot accurately be predicted.

    SUBORDINATION AND CASH FLOW VALUES

    In the event that the Security Principal Balances of the various classes of Securities comprising a Senior/Subordinate Series are based upon the Cash Flow Value of the Residential Loans, a shortfall in amounts distributable to Senior Securityholders on any Distribution Date will occur to the extent that the Senior Percentage of the decline in the Cash Flow Value of the Residential Loans during the related Deposit Period exceeds all collections and, if so provided in the related Prospectus Supplement, Advances in respect of the Residential Loans, minus Accrued Security Interest on the Security Principal Balances of the Senior Securities for such Distribution Date. The loss attributable to any liquidated Residential Loan shall be equal to the excess, if any, of the Cash Flow Value of such Residential Loan over all net proceeds recovered and allocable to principal. The "Deposit Period" with respect to any Distribution Date is the period commencing on the day following the Determination Date immediately preceding the related Determination Date and ending on the related Determination Date.

    Because the Cash Flow Value of a Residential Loan will never exceed the outstanding principal balance thereof, prepayments in full and liquidations of the Residential Loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period (as such losses are described in the immediately preceding paragraph) in respect of other liquidated Residential Loans without affecting the remaining subordination, and such excess may, if so provided in the related Prospectus Supplement, be deposited in a Reserve Fund for future distributions.

ADVANCES

    With respect to any Series of Securities evidencing interests in a Trust Fund that includes Residential Loans, other than a Senior/Subordinate Series, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be obligated to advance on or before each Distribution Date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for such Distribution Date (any such advance, an "Advance"), in an amount equal to the aggregate of payments of principal and interest (adjusted to the applicable Net Interest
Rate) that were due during the related Due Period and that were delinquent (and not advanced by any Sub-Servicer) on the Determination Date. Any amounts held for future distribution and so used shall be replaced by the Master Servicer on or before any future Distribution Date to the extent that funds in the Trust Account on such Distribution Date shall be less than payments to Securityholders required to be made on such date. Unless otherwise specified in a Prospectus Supplement relating to a Series of Securities, the obligation of the Master Servicer to make Advances will be subject to the good faith determination of the Master Servicer that such advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support". As specified in the related Prospectus Supplement with respect to any Series of Securities as to which the Trust Fund includes Mortgage Securities, the Master Servicer's advancing obligations, if any, will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling and Servicing Agreement.

    With respect to a Senior/Subordinate Series in which subordination is effected through the "shifting interest" method, previously described herein, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will make an Advance on each Distribution Date from its own funds or from funds held in the Trust Account that are not included in the Available Distribution Amount for such Distribution Date, in an aggregate amount equal to the lesser of (a) the total of all amounts required to be distributed on each class of Senior Securities on such Distribution Date that remain after applying towards such payment the entire Available Distribution Amount, including funds otherwise payable to the Subordinate Securityholders, and (b) the aggregate of payments of principal and interest (adjusted to the applicable Net Interest
Rate) that were due during the related Due Period but were delinquent on the related Determination Date and were not advanced by any Sub-Servicer. With respect to a Senior/ Subordinated Series in which subordination is effected through the "cash flow" method previously described herein, unless otherwise provided in the related Prospectus Supplement, the Master Servicer may be obligated to make Advances in the manner provided in the preceding paragraph. In either case, so long as the Security Principal Balance of the Subordinate Securities in the case of subordination effected through the "shifting interest" method, or the Available Subordination Amount in the case of subordination effected through the "cash flow" method, has not been reduced to zero, the Master Servicer will be obligated to make such Advances regardless of recoverability from the related Residential Loans. Thereafter, such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds, or otherwise, unless otherwise specified in the related Prospectus Supplement. See "Description of Primary Insurance Coverage" and "Description of Credit Support".

    If Distribution Dates for any Series of Securities occur less frequently than each month, Advances shall be made on the intervening dates specified in the related Prospectus Supplement.

    Advances are intended to maintain a regular flow of scheduled interest and principal payments to Securityholders, rather than to guarantee or insure against losses. Unless otherwise specified in a Prospectus Supplement relating to a Series of Securities, Advances will be reimbursable to the Master Servicer, without interest, out of related recoveries on the Residential Loans respecting which such amounts were advanced, or, to the extent that the Master Servicer shall determine that any such Advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds (a "Nonrecoverable Advance"), from any cash available in the Trust Account. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer to make Advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any obligor of, any such surety bond, will be set forth in the related Prospectus Supplement.

STATEMENTS TO SECURITYHOLDERS

    Unless otherwise provided in the related Prospectus Supplement, on each Distribution Date, the Master Servicer or the Trustee will forward or cause to be forwarded to each Securityholder of the related Series and to the Depositor a statement including the following information (in the case of information furnished pursuant to (i), (ii) and (iii) below, the amounts shall be expressed as a dollar amount per minimum denomination Security):

        (i) the amount of such distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

        (ii) the amount of such distribution, if any, allocable to interest;

       (iii) the amount of administration and servicing compensation received by or on behalf of the Trustee, Master Servicer and any Sub-Servicer with respect to such Distribution Date and such other customary information as the Master Servicer or the Trustee deems necessary or desirable to enable Securityholders to prepare their tax returns or which a Securityholder reasonably requests for such purpose;

        (iv) if applicable, the aggregate amount of any Advances included in such distribution and the aggregate amount of any unreimbursed Advances as of the close of business on such Distribution Date;

        (v) the Security Principal Balance of a minimum denomination Security, and the aggregate Security Principal Balance of all of the Securities of that Series, after giving effect to the amounts distributed on such Distribution Date;

        (vi) the number and aggregate principal balance of any Residential Loans in the related Trust Fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

       (vii) with respect to any Residential Property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related Residential Loan as of the close of business on the Distribution Date in such month and the date of acquisition thereof;

      (viii) the book value of any Residential Property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the Distribution Date;

        (ix) the aggregate Scheduled Principal Balance and Stated Principal Balance of the Mortgage Loans at the close of business on such Distribution Date;

        (x) in the case of Securities with a variable Security Interest Rate, the Security Interest Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the Prospectus Supplement relating to such Series;

        (xi) in the case of Securities with an adjustable Security Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted Certificate Interest Rate applicable to the next succeeding Distribution Date;

       (xii) as to any Series including one or more classes of Accrual Securities, the interest accrued on each such class with respect to such Distribution Date and added to the Security Principal Balance thereof;

      (xiii) the amount deposited in the Reserve Fund, if any, on such Distribution Date;

       (xiv) the amount remaining in the Reserve Fund, if any, as of the close of business on such Distribution Date, after giving effect to distributions made on such Distribution Date;

       (xv) as to any Series that includes credit support, the amount of remaining coverage of each Insurance Instrument (as defined under "Collection and Other Servicing Procedures") included therein as of the close of business on such Distribution Date, or, in the case of a Senior/Subordinate Series, information as to the remaining amount of protection against losses afforded to the Senior Securityholders by the subordination provisions and information regarding any shortfalls in payments to the Senior Certificateholder which remain outstanding; and

       (xvi) with respect to any Series of Securities as to which the Trust Fund includes Mortgage Securities, certain additional information as required under the related Pooling and Servicing Agreement or Trust Agreement, as applicable.

    Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will furnish or cause to be furnished a report to every person who was a holder of record of a Security at any time during such calendar year setting forth the aggregate of amounts reported pursuant to (i),
(ii) and (iii) above for such calendar year or in the event such person was a holder of record during a portion of such calendar year, for the applicable portion of such year.

    The related Prospectus Supplement may provide that additional information with respect to a Series of Securities will be included in such statements. In addition, the Master Servicer or the Trustee shall file with the Internal Revenue Service and furnish to holders of Securities such statements or information as may be required by the Code or applicable procedures of the Internal Revenue Service.

BOOK-ENTRY REGISTRATION OF SECURITIES

    As described in the Prospectus Supplement, if not issued in fully registered form, each class of Certificates will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants ("Participants") of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and the Brussels, Belgium branch of Morgan Guarantee Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no Security Owner will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

    The Security Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Security Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant and on the records of CEDEL or Euroclear, as appropriate).

    Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and Participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

    Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

    Because of time zone differences, credits of Securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Certificates settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of Certificates by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

    Transfers between Participants will occur in accordance with the Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving Securities to DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan, under contract with Euroclear Clearance Systems S.C., a Belgium cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences, Foreign Investors" herein. Because DTC can only act on behalf of

Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may by limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

    Unless otherwise specified in the related Prospectus Supplement, monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

    It is the Depositor's understanding that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the applicable Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    None of the Master Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

COLLECTION AND OTHER SERVICING PROCEDURES

    RESIDENTIAL LOANS

    The Master Servicer, directly or through Sub-Servicers, will make reasonable efforts to collect all required payments under the Residential Loans and will follow or cause to be followed such collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the Residential Loans and held for its own account, provided such procedures are consistent with the related Agreement and any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" (any such instrument providing, or insofar as it provides, coverage as to losses resulting from physical damage, a "Hazard Insurance Instrument", any such instrument providing, or insofar as it provides, coverage as to credit or other risks, a "Credit Insurance Instrument", and collectively, an "Insurance Instrument"). With respect to any Series of Securities as to which the Trust Fund includes Mortgage Securities, the Master Servicer's servicing and administration obligations, if any, will be pursuant to the terms of such Mortgage Securities.

    In any case in which a Residential Property has been, or is about to be, conveyed, or in the case of a multifamily Residential Property, encumbered, by the borrower, the Master Servicer will, to the extent it has knowledge of such conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of such Residential Loan under any due-on-sale or due-on-encumbrance clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the Master Servicer or Sub-Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale or due-on-encumbrance clause, the Master Servicer or Sub-Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been conveyed, encumbered or is proposed to be conveyed or encumbered, pursuant to which such person becomes liable under the Mortgage Note, Cooperative Note, Home Improvement Contract or Manufactured Housing Contract and, to the extent permitted by applicable law, the borrower remains liable thereon and provided that coverage under any Insurance Instrument with respect to such Residential Loan is not adversely affected. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the Mortgage Note, Cooperative Note or Contract. In connection with any such assumption, the Interest Rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the Residential Loan may not be changed. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional compensation for administering of the Trust Fund Assets. See "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments". The Master Servicer shall notify the Trustee and any custodian that any such assumption or substitution agreement has been completed.

    AGENCY SECURITIES

    The Trust Agreement will require the Trustee, if it has not received a distribution with respect to any Agency Security by the fifth business day after the date on which such distribution was due and payable pursuant to the terms of such Agency Security, to request the issuer or guarantor, if any, of such Agency Security to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution thereof to Securityholders of the related Series. In the event that the proceeds of any such legal action may be insufficient to reimburse the Trustee for its legal fees and expenses, the Trustee will be entitled to withdraw from the Trust Account an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged.

REALIZATION UPON DEFAULTED RESIDENTIAL LOANS

    As servicer of the Residential Loans, the Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related Prospectus Supplement, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Residential Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Insurance Instrument, other than amounts to be applied to the restoration of a Residential Property or released to the borrower, are to be deposited in the Trust Account for the related Trust Fund, subject to withdrawal as heretofore described. Unless otherwise provided in the Prospectus Supplement relating to a Series of Securities, the Master Servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted Residential Loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the Master Servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

    If any property securing a defaulted Residential Loan is damaged and proceeds, if any, from the related Hazard Insurance Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Credit Insurance Instrument, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Residential Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

    If recovery on a defaulted Residential Loan under any related Credit Insurance Instrument is not available for the reasons set forth in the preceding paragraph, or for any other reason, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary, and appropriate for the type of defaulted Residential Loan, or advisable to realize upon the defaulted Residential Loan. If the proceeds of any liquidation of the property securing the defaulted Residential Loan are less than the outstanding principal balance of the defaulted Residential Loan (or the Cash Flow Value of such Mortgage Loan in the event that Security Principal Balances are based upon Cash Flow Values), the amount of any liens senior thereto plus interest accrued thereon at the Net Interest Rate plus, the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the related Agreement, the Trust Fund will realize a loss in the amount of such difference. If the Master Servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the outstanding principal balance of the defaulted Residential Loan together with accrued interest at the Net Interest Rate, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on such Residential Loan. In the event that the Master Servicer has expended its own funds to restore damaged property and such funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Residential Loan together with accrued interest thereon at the Net Interest Rate. In addition, when property securing a defaulted Residential Loan can be resold for an amount exceeding the outstanding principal balance of the related Residential Loan together with accrued interest and expenses, it may be expected that, if retention of any such amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase such property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support".

    With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans--Foreclosure on Cooperatives". This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Master Servicer's ability to sell, and realize the value of, those shares.

RETAINED INTEREST, ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

    The Prospectus Supplement for a Series of Securities will specify whether there will be any Retained Interest in any of the Trust Fund Assets. If so, the Retained Interest will be established on a loan-by-loan or security-by-security basis and will be specified in the related Agreement or in an exhibit to the related Agreement. A Retained Interest in a Trust Fund Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from related payments as received and will not be part of the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any partial recovery of interest on a Residential Loan, after deduction of all applicable administration fees, will be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

    Unless otherwise specified in the related Prospectus Supplement, the primary administration compensation of the Master Servicer (or in the case of a Trust Fund consisting of Agency Securities, the Trustee) with respect to a Series of Securities will come from the monthly payment to it, with respect to each interest payment on a Trust Fund Asset, at a rate equal to one-twelfth of the difference between the Interest Rate and the sum of the Net Interest Rate and the Retained Interest Rate, if any (the "Administration Fee Rate"), times the scheduled principal balance of such Trust Fund Asset. Notwithstanding the foregoing, with respect to a Series of Securities as to which the Trust Fund includes Mortgage Securities, the compensation payable to the Master Servicer or Manager for servicing and administering such Mortgage Securities on behalf of the holders of such Securities may be based on a percentage per annum described in the related Prospectus Supplement of the outstanding balance of such Mortgage Securities and may be retained from distributions thereon, if so specified in the related Prospectus Supplement. Any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the Master Servicer (or the Trustee) are percentages of the outstanding principal balance of each Trust Fund Asset, such amounts will decrease as the Trust Fund Assets amortize.

    As additional compensation in connection with a Series of Securities relating to Residential Loans, the Master Servicer or the Sub-Servicers, if any, will retain all assumption fees and late payment charges, if any, to the extent collected from borrowers, and, if so provided in the related Prospectus Supplement, any prepayment fees collected from the borrowers and any excess recoveries realized upon liquidation of a defaulted Residential Loan. Unless otherwise provided in the related Prospectus Supplement, any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any Sub-Servicing Account may be paid as additional compensation to the Trustee, the Master Servicer or the Sub-Servicers, as the case may be.

    With respect to a Series of Securities relating to Residential Loans, the Master Servicer will pay from its administration compensation certain expenses incurred in connection with its servicing of the Residential Loans, including, without limitation, amounts payable to any Sub-Servicer, payment of the premiums and fees associated with any Pool Insurance Policy, special hazard insurance policy, Bankruptcy Bond or, to the extent specified in the related Prospectus Supplement, other insurance policy or credit support, payment of the fees and disbursements of the Trustee and independent accountants, and payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses as described in the related Prospectus Supplement.

    It is anticipated that the administration compensation will in all cases exceed such expenses. The Master Servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Residential Loans, including under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of Residential Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds. The Master Servicer is also entitled to reimbursement from the Trust Account for Advances, if applicable. With respect to a Series of Securities relating to Agency Securities, the Trustee shall pay all expenses incurred in administration thereof, subject to the limitations described in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

    Each Agreement will generally provide that on or before a specified date in each year, beginning with the first such date that occurs at least six months after the Cut-off Date, the Master Servicer, in the case of a Pooling and Servicing Agreement, or the Trustee, in the case of a Trust Agreement, at its expense shall cause a firm of independent public accountants (who may also render other services to the Master Servicer, the Depositor, the Trustee or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and, in the case of a Pooling and Servicing Agreement, to the Trustee, to the effect that such firm as part of their examination of the financial statements of the Master Servicer or the Trustee, as the case may be, has performed tests in accordance with generally accepted accounting principles regarding the records and documents relating to residential loans or agency securities serviced and that their examination disclosed no exceptions that, in their opinion, were material. In rendering such statement, such firm may rely, as to matters relating to direct servicing of Residential Loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with generally accepted accounting principles in the residential loan servicing industry (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

    Each Agreement will also provide for delivery to the Depositor and, in the case of a Servicing Agreement, to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer, in the case of a Pooling and Servicing Agreement, or of the Trustee, in the case of a Trust Agreement, to the effect that, to the best of such officers' knowledge, the Master Servicer or the Trustee, as the case may be, has fulfilled its obligations under such Agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE

    THE MASTER SERVICER

    The Master Servicer under each Servicing Agreement will be identified in the related Prospectus Supplement. Each such Servicing Agreement will provide that the Master Servicer may resign from its obligations and duties under the Servicing Agreement with the prior written approval of the Depositor and the Trustee and shall resign upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor master servicer meeting the eligibility requirements set forth in the Servicing Agreement has assumed, in writing, the Master Servicer's obligations and responsibilities under the Pooling and Servicing Agreement.

    Each Servicing Agreement will further provide that neither the Master Servicer nor any director, officer, employee, or agent of the Master Servicer shall be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person shall be protected against any liability for any breach of warranties or representations made in the Servicing Agreement or against any specific liability imposed on the Master Servicer by the terms of the Servicing Agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related Servicing Agreement. Each Servicing Agreement will further provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the Servicing Agreement or the Securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than any loss, liability, or expense related to any specific Residential Loan or Residential Loans (except any such loss, liability, or expense otherwise reimbursable pursuant to the Servicing Agreement) and any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Servicing Agreement will provide that the Master Servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer will be entitled to be reimbursed therefor out of the Trust Account, such right of reimbursement being prior to the rights of Securityholders to receive any amount in the Trust Account.

    Any entity into which the Master Servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the Master Servicer is a party, or any entity succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Servicing Agreement, provided that the successor or surviving entity meets the qualifications specified in the related Prospectus Supplement.

    If the Prospectus Supplement so provides, the Master Servicer's duties may be terminated upon payment of a termination fee as specified therein, and the Master Servicer may be replaced with a successor meeting the qualifications specified in the Prospectus Supplement.

    THE DEPOSITOR

    Each Servicing Agreement, Owner Trust Agreement and Trust Agreement will provide that neither the Depositor nor any director, officer, employee, or agent of the Depositor shall be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Depositor nor any such person shall be protected against any liability for any breach of warranties or representations made in the Agreement or against any specific liability imposed on the Depositor by the terms of the Agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related Agreement. Each Agreement will further provide that the Depositor and any director, officer, employee or agent of the Depositor will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the Agreement or the Securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, or the Agency Securities, if any, other than any loss, liability, or expense related to any specific Residential Loan or Residential Loans (except any such loss, liability, or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that the Depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under such Agreement and which in its opinion may involve it in any expense or liability. The Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor will be entitled to be reimbursed therefor out of the Trust Account, such right of reimbursement being prior to the rights of Securityholders to receive any amount in the Trust Account.

    Any entity into which the Depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the Depositor is a party, or any entity succeeding to the business of the Depositor will be the successor of the Depositor under each Agreement.

    THE TRUSTEES

    The Trustee for any Series of Securities (or, Trustees, in the case of an issuance of Notes) will be a corporation possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and identified in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and its affiliates and the Master Servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the Depositor and the Trustee acting jointly shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

    The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In such circumstances, the Depositor will be obligated to appoint a successor Trustee. The holders of Securities evidencing not less than 51% of the Percentage Interests of any Series of Securities may at any time remove the Trustee and appoint a successor Trustee by written instrument in accordance with additional procedures set forth in the related Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by a successor Trustee.

    DUTIES OF THE TRUSTEES

    The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities, any Trust Fund Asset or related document other than the certificate of authentication, and does not assume any responsibility for their correctness. The Trustee under any Agreement is not accountable for the use or application by or on behalf of the Master Servicer of any funds paid to the Master Servicer in respect of the Securities, the Trust Fund Assets, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the Depositor or the Master Servicer. If no Event of Default (as hereinafter defined) has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it under an Agreement, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

    Each Agreement will further provide that neither the Trustee nor any director, officer, employee, or agent of the Trustee shall be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Trustee nor any such person shall be protected against specific liability imposed on the Trustee by the terms of the Agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trustee and any director, officer, employee or agent of the Trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related Agreement. Each Agreement will further provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the Agreement, the Securities or the Agency Securities, if any other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

DEFICIENCY EVENTS

    With respect to each Series of Securities with Distribution Dates occurring at intervals less frequently than monthly, and with respect to each Series of Securities including two or more classes with sequential priorities for distribution of principal, the following provisions will apply unless otherwise specified in the related Prospectus Supplement.

    A deficiency event (a "Deficiency Event") with respect to the Securities of any such Series is the inability to distribute to holders of one or more classes of Securities of such Series, in accordance with the terms thereof and the related Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

    Upon the occurrence of a Deficiency Event, the Trustee or Master Servicer, as set forth in the related Prospectus Supplement, will be required to determine whether or not the application on a monthly basis (regardless of frequency of regular Distribution Dates) of all future scheduled payments on the Residential Loans included in the related Trust Fund and other amounts receivable with respect to such Trust Fund towards payments on such Securities in accordance with the priorities as to distributions of principal and interest set forth in such Securities will be sufficient to make distributions of interest at the applicable Security Interest Rates and to distribute in full the principal balance of each such Security on or before the latest Final Distribution Date of any outstanding Securities of such Series.

    The Trustee or Master Servicer will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Securities, which opinion or report will be conclusive evidence as to such sufficiency. Prior to making any such determination, distributions on the Securities shall continue to be made in accordance with their terms.

    In the event that the Trustee or Master Servicer makes a positive determination, the Trustee or Master Servicer will apply all amounts received in respect of the related Trust Fund (after payment of expenses of the Trust Fund) to distributions on the Securities of such Series in accordance with their terms, except that such distributions shall be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the Trustee or Master Servicer may resume making distributions on such Securities expressly in accordance with their terms.

    If the Trustee or Master Servicer is unable to make the positive determination described above, the Trustee or Master Servicer will apply all amounts received in respect of the related Trust Fund (after payment of expenses) to monthly distributions on the Certificates of such Series pro rata, without regard to the priorities as to distribution of principal set forth in such Securities, and such Securities will, to the extent permitted by applicable law, accrue interest at the highest Security Interest Rate borne by any Security of such Series, or in the event any class of such Series shall have an adjustable or variable Security Interest Rate, at the weighted average Security Interest Rate, calculated on the basis of the maximum Security Interest Rate applicable to the class having the initial Security Principal Balance of the Securities of that class. In such event, the holders of Securities evidencing a majority of the Voting Rights may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the holders of all Securities of such Series and upon the owners of any residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of the Trust Fund.

EVENTS OF DEFAULT

    POOLING AND SERVICING AGREEMENTS

    Events of default ("Events of Default") under each Pooling and Servicing Agreement will generally consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Percentage Interests in the related Trust Fund; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Percentage Interests in the related Trust Fund; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. A default pursuant to the terms of any Mortgage Securities included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.

    So long as an Event of Default under a Pooling and Servicing Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 25% of the Percentage Interests shall, by notice in writing to the Master Servicer terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Residential Loans and the proceeds thereof. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Pooling and Servicing Agreement shall pass to and be vested in the Trustee, and the Trustee shall be authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact, or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination. Upon receipt by the Master Servicer of notice of termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Residential Loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling, it may, or if it is unable or if the holders of Certificates evidencing not less than 25% of the Percentage Interests request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a residential loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the administration compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing Agreement.

    No Certificateholder will have the right under any Pooling and Servicing Agreement to institute any proceeding with respect thereto unless: (i) such holder previously has given to the Trustee written notice of an Event of Default or of a default by the Depositor or the Trustee in the performance of any obligation under the Pooling and Servicing Agreement, and of the continuance thereof; (ii) the holders of Certificates evidencing not less than 25% of the Percentage Interests have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby; and (iii) the Trustee for sixty days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

    SERVICING AGREEMENT

    Unless otherwise provided in the related Prospectus Supplement for a series of Notes, a "Servicing Default" under the related Servicing Agreement generally will include: (i) any failure by the Master Servicer to make a required deposit to the Security Account or, if the Master Servicer is so required, to distribute to the holders of any class of Notes or Equity Certificates of such series any required payment which continues unremedied for five business days (or other period of time described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such series of Securities which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement.

    So long as a Servicing Default remains unremedied, either the Depositor or the Trustee may, by written notification to the Master Servicer and to the Issuer or the Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination), whereupon the Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

    INDENTURE

    Unless otherwise provided in the related Prospectus Supplement for a series of Notes, an Event of Default under the Indenture generally will include: (i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Issuer or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Issuer or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Indenture; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that series.

    If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

    If following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such series.

    In the event that the Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

    In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

    No Noteholder or holder of an Equity Certificate generally will have any right under an Owner Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless (a) such holder previously has given to the Trustee written notice of default and the continuance thereof, (b) the holders of Notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and (ii) have offered to the Trustee reasonable indemnity,
(c) the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority of the Note Balances of such class. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes or Equity Certificates covered by such Agreement, unless such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

    Each Agreement may be amended by the Depositor, the Trustee and, in the case of a Pooling and Servicing Agreement, the Master Servicer, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement and
(iv) if such amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code (or any successor or mandatory statutes) or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment, each without the consent of any of the Certificateholders of the related Series, provided that such action (other than an amendment described in (iv) above) will not adversely affect in any material respect the interests of any holder of the Certificates covered by the Agreement. Each Agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the Depositor, the Trustee and, in the case of a Pooling and Servicing Agreement the Master Servicer, with the consent of the holders of Certificates evidencing not less than 51% of the Percentage Interests of the related Series for any purpose; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (b) reduce the aforesaid percentage of Percentage Interests required for the consent to any such amendment without the consent of the holders of all Certificates of the related Series then outstanding.

    With respect to each series of Notes, each related Servicing Agreement or Indenture may be amended by the parties thereto without the consent of any of the holders of the Notes covered by such Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of Notes evidencing not less than 66 2/3% of the voting rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Note without the consent of the holder of such Note, (ii) adversely affect in any material respect the interests of the holders of any class of Notes in a manner other than as described in (i), without the consent of the holders of Notes of such class evidencing not less than 66 2/3% of the aggregate voting rights of such class or (iii) reduce the aforesaid percentage of voting rights required for the consent to any such amendment without the consent of the holders of all Notes covered by such Agreement then outstanding. The voting rights evidenced by any Note will be the portion of the voting rights of all of the Notes in the related series allocated in the manner described in the related Prospectus Supplement.

TERMINATION

    The obligations created by the Agreement for each Series of Securities will terminate upon payment to the Securityholders of that Series of all amounts held in the Trust Account and required to be paid to the Securityholders pursuant to such Agreement, following the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last Trust Fund Asset remaining in the related Trust Fund or, the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement, whichever occurs first. In no event, however, will the trust created by the Agreement continue beyond the period specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee which will be specified in the notice of termination.

    Any such purchase of assets of the Trust Fund shall be made at a price equal to (a) in the case of a Series of Securities evidencing interests in a Trust Fund that includes Residential Loans, the sum of (i) 100% of the unpaid principal balance of each outstanding Residential Loan (net of any unreimbursed Advances attributable to principal) as of the date of such purchase plus accrued interest thereon at the Net Interest Rate to the first day of the month of such purchase, plus (ii) the appraised value of any property acquired in respect of any defaulted Residential Loan (but not more than the unpaid principal balance of that Residential Loan) together with accrued interest at the applicable Net Interest Rate to the first day of the month of such purchase less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof, and (b) in the case of a Series of Securities evidencing interests in a Trust Fund that includes Agency Securities or Mortgage Securities, the sum of 100% of the unpaid principal balance of each outstanding Trust Fund Asset as of the day of such purchase plus accrued interest thereon at the Net Interest Rate to the first day of the month of such purchase, or at such other price as may be specified in the related Prospectus Supplement. The exercise of the right to purchase the assets of the Trust Fund as set forth in the preceding paragraph will effect early retirement of the Securities of that Series.

VOTING RIGHTS

    If so provided in the related Agreement, a provider of credit support may be entitled to direct certain actions of the Master Servicer and the Trustee or to exercise certain rights of the Master Servicer, the Trustee or the holders of Securities.

                   DESCRIPTION OF PRIMARY INSURANCE COVERAGE

    If provided in the related Prospectus Supplement, each Residential Loan will be covered by a Primary Hazard Insurance Policy (as defined herein) and, if required as described in the related Prospectus Supplement, a Primary Credit Insurance Policy. In addition, if provided in the related Prospectus Supplement, a Trust Fund may include any combination of a Pool Insurance Policy, a special hazard insurance policy, a Bankruptcy Bond or another form of credit support, as described under "Description of Credit Support".

    The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Residential Loans by the respective insurers.

PRIMARY CREDIT INSURANCE POLICIES

    If provided in the related Prospectus Supplement and as set forth under "Description of the Certificates--Realization Upon Defaulted Residential Loans", the Master Servicer will maintain or cause to be maintained in accordance with the underwriting standards adopted by the Depositor a Primary Credit Insurance Policy with respect to each Residential Loan (other than Multifamily Loans, FHA Loans, and VA Loans) for which such insurance is required. While the terms and conditions of Primary Credit Insurance Policies differ, each Primary Credit Insurance Policy generally will cover losses up to an amount equal to the excess of the outstanding principal balance of a defaulted Residential Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the Collateral Value of the related Residential Property.

    The Master Servicer will cause to be paid the premium for each Primary Credit Insurance Policy on a timely basis. The Master Servicer, or the related Sub-Servicer, if any, will exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that insurance proceeds are appropriately applied may be dependent upon its being so named, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the Master Servicer under any such policy will be deposited in the Trust Account. The Master Servicer will not cancel or refuse to renew any such Primary Credit Insurance Policy in effect at the time of the initial issuance of the Securities that is required to be kept in force under the related Agreement unless the Master Servicer uses its best efforts to obtain a replacement Primary Credit Insurance Policy for such canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the Rating Agency or Agencies for pass-through certificates having the same rating as the Securities on their date of issuance.

    As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, in the event of default by the borrower, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes (if applicable), protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Residential Property, have the Residential Property restored to at least its condition at the effective date of the Primary Credit Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the insurer good and merchantable title to, and possession of, the Residential Property.

FHA INSURANCE AND VA GUARANTEES

    Residential Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain Residential Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including FHA Loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the related Prospectus Supplement, the following describes FHA insurance programs and regulations as generally in effect with respect to FHA Loans.

    The insurance premiums for FHA Loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted Loan to the United States of America. With respect to a defaulted FHA-insured Residential Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than Residential Loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Residential Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

    HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer or any Sub-Servicer of each FHA-insured single family Loan will be obligated to purchase any such debenture issued in satisfaction of such Residential Loan upon default for an amount equal to the principal amount of any such debenture.

    Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Residential Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Residential Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Residential Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

    Residential Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty Policy"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Residential Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Residential Loan. The Prospectus Supplement for Securities of each Series evidencing interests in a Trust Fund including VA Loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

    With respect to a defaulted VA guaranteed Residential Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Residential Property.

    The amount payable under the guarantee will be the percentage of the VA-insured Residential Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the Residential Loan, interest accrued on the unpaid balance of the Residential Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Residential Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

PRIMARY HAZARD INSURANCE POLICIES

    Unless otherwise provided in the Prospectus Supplement in respect of a Series, the related Servicing Agreement will require the Master Servicer to cause the borrower on each Residential Loan to maintain a hazard insurance policy (a "Primary Hazard Insurance Policy") providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Residential Property is located. Unless otherwise specified in the related Prospectus Supplement, such coverage in general will equal the lesser of the principal balance owing on such Residential Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Residential Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The Master Servicer, or the related Sub-Servicer, if any, will exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being so named, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Residential Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Trust Account. Each Servicing Agreement provides that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Residential Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the Trust Account all sums which would have been deposited therein but for such clause. The Master Servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Residential Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft, and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a Residential Property is located at origination in a federally designated flood area, each Servicing Agreement requires the Master Servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the Residential Property on a replacement cost basis and (ii) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

    The hazard insurance policies covering the Residential Properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

    The Master Servicer will not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative, and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative apartment or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.

    Since the amount of hazard insurance the Master Servicer will cause to be maintained on the improvements securing the Residential Loans will decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, the effect of co-insurance in the event of partial loss may be that hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Residential Loans, borrowers are required to present claims to insurers under hazard insurance policies maintained on the Residential Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Residential Properties. The ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by borrowers. However, if provided in the related Prospectus Supplement, to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a Series, Certificateholders will not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

                         DESCRIPTION OF CREDIT SUPPORT

    If so provided in the related Prospectus Supplement, the Trust Fund that includes Residential Loans for a Series of Securities may include credit support for such Series or for one or more classes of Securities comprising such Series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the Residential Loans covered thereby or a specified dollar amount: a Pool Insurance Policy, a special hazard insurance policy, a Bankruptcy Bond, a reserve fund, or a similar credit support instrument. Alternatively, if so specified in the Prospectus Supplement for a Series of Securities, credit support may be provided by subordination of one or more classes of Securities, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Securities--Subordination". The amount and type of credit support with respect to a Series of Securities or with respect to one or more classes of Securities comprising such Series, and the obligors on such credit support, will be set forth in the related Prospectus Supplement.

    To the extent provided in the related Prospectus Supplement and the Agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the Residential Loans covered thereby.

POOL INSURANCE POLICIES

    If so specified in the Prospectus Supplement relating to a Series of Securities, the Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Pool Insurance Policy for any Series of Securities will be issued by the Pool Insurer named in the related Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, provide coverage in an amount equal to a percentage (specified in the related Prospectus Supplement) of the aggregate principal balance of the Residential Loans on the Cut-off Date. The Master Servicer will pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related Prospectus Supplement, the payment of such fees is otherwise provided. The Master Servicer will present or cause to be presented claims under each Pool Insurance Policy to the Pool Insurer on behalf of itself, the Trustee and the Securityholders. Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described below and, if applicable, in the related Prospectus Supplement.

    Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason therefor.

    Pool Insurance Policies in general provide that no claim may be validly presented thereunder with respect to a residential loan unless (i) an acceptable Primary Credit Insurance Policy, in the event that the initial Collateral Value of the Residential Loan exceeded 80%, has been kept in force until such Collateral Value is reduced to 80%; (ii) premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the Pool Insurer; (iii) if there has been physical loss or damage to the Residential Property, it has been restored to its physical condition at the time the Residential Loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and (iv) the insured has acquired good and merchantable title to the Residential Property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the Pool Insurer, has sold the property with the approval of the Pool Insurer.

    Assuming the satisfaction of these conditions, the Pool Insurer typically has the option to either (i) acquire the property securing the defaulted Residential Loan for a payment equal to the principal balance thereof plus accrued and unpaid interest at the Interest Rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured, on condition that the Pool Insurer must be provided with good and merchantable title to the Residential Property (unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy) or (ii) pay the amount by which the sum of the principal balance of the defaulted Residential Loan and accrued and unpaid interest at the Interest Rate to the date of the payment of the claim and such expenses exceeds the proceeds received from a sale of the Residential Property that the Pool Insurer has approved. In both (i) and (ii), the amount of payment under a Pool Insurance Policy will be reduced by the amount of such loss paid under any Primary Credit Insurance Policy.

    Unless earlier directed by the Pool Insurer, a claim under a Pool Insurance Policy generally must be filed (i) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the Pool Insurer, whichever is later, or (ii) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the Pool Insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

    Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, the amount of coverage under each Pool Insurance Policy will be reduced over the life of the Securities of such Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Residential Loans to the date of payment of the claim. However, Securityholders may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy, because the Pool Insurer is required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which such claim is paid. In addition, Securityholders may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the

Master Servicer expends funds for the purpose of enabling it to make a claim under such Pool Insurance Policy. Such expenditures could include amounts necessary to cover real estate taxes and to repair the related Residential Property. The Master Servicer will be reimbursed for such expenditures from amounts that otherwise would be distributed to Securityholders, and such expenditures will not be covered by payments made under the related Pool Insurance Policy. See "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts". Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by Securityholders of the related Series.

    In the event that a Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by FHLMC, FNMA, or any successor entity, and having a claims-paying ability acceptable to the Rating Agency or Agencies), the Master Servicer will use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Pool Insurance Policy; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the cost of the replacement policy is greater than the cost of such Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on such Pool Insurance Policy. However, in the event that the Pool Insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by FHLMC, FNMA, or any successor entity, the Master Servicer will review, or cause to be reviewed, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

    Because each Pool Insurance Policy will require that the property subject to a defaulted Residential Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth above, the Primary Hazard Insurance Policies covering the Residential Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than full replacement cost of such losses. Further, a special hazard insurance policy will not cover all risks, and the coverage thereunder will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by the Securityholders.

SPECIAL HAZARD INSURANCE POLICIES

    If so specified in the Prospectus Supplement with respect to a Series of Securities, the Master Servicer will obtain a special hazard insurance policy for such Series, issued by the insurer specified in such Prospectus Supplement (the "Special Hazard Insurer") covering any Special Hazard Amount (as defined below). The Master Servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the Master Servicer will be under no obligation to maintain such policy in the event that a Pool Insurance Policy covering such Series is no longer in effect or if otherwise provided in the related Prospectus Supplement. The Master Servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related Prospectus Supplement, payment of such premiums is otherwise provided for. Claims under each special hazard insurance policy will generally be limited to (i) a percentage set forth in the Prospectus Supplement (expected to be not greater than 1%) of the aggregate principal balance as of the Cut-off Date of the Residential Loans comprising the related Trust Fund,
(ii) twice the unpaid principal balance as of the Cut-off Date of the largest Residential Loan in the Trust Fund, or (iii) the greatest aggregate principal balance of Residential Loans secured by Residential Properties located in any one California postal zip code area, whichever is the greatest (the "Special Hazard Amount").

    As more specifically provided in the related Prospectus Supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of Securities of the related Series from (i) loss by reason of damage to Residential Properties caused by certain hazards (including earthquakes and mudflows) not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies. Special hazard insurance policies will typically not cover losses such as those occasioned by normal wear and tear, war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction or contamination, flood (if the property is located in a federally designated flood area) and certain other risks.

    Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted Residential Loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of (i) the cost of repair to the property and (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Residential Loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest at the Interest Rate to the date of claim settlement and certain expenses incurred by or on behalf of the Master Servicer with respect to the property. The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

    Typically, restoration of the property with the proceeds described under clause (i) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim thereunder may be validly presented with respect to the defaulted Residential Loan secured by such property. The payment described under clause (ii) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of such Residential Loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

    The sale of a Residential Property must typically be approved by the Special Hazard Insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the Residential Loan plus interest thereon to the date of sale plus certain expenses incurred by or on behalf of the Master Servicer with respect to the property (not to exceed the amount actually paid by the Special Hazard Insurer) must be refunded to such Special Hazard Insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by the Securityholders.

    A claim under a special hazard insurance policy generally must be filed within a specified number of days (typically, 60 days) after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days (typically, 30 days) after a claim is accepted by the Special Hazard Insurer. Special hazard insurance policies generally provide that no claim may be paid unless Primary Hazard Insurance Policy premiums, flood insurance premiums (if the property is located in a federally designated flood area) and, as approved by the Special Hazard Insurer, real estate property taxes (if applicable), property protection and preservation expenses and foreclosure costs have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard

Insurance Policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

    If a special hazard insurance policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to such special hazard insurance policy with a total coverage that is equal to the then existing coverage of such special hazard insurance policy; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the cost of the replacement policy is greater than the cost of such special hazard insurance policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on such special hazard insurance policy.

    Since each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored, each Pooling and Servicing Agreement will provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain the special hazard insurance policy.

BANKRUPTCY BONDS

    If so specified in the Prospectus Supplement with respect to a Series of Securities, the Master Servicer will obtain a Bankruptcy Bond for such Series. The obligor on, and the amount of coverage of, any such Bankruptcy Bond will be set forth in the related Prospectus Supplement. The Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the Prospectus Supplement, payment of such premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each Bankruptcy Bond will cover certain losses resulting from an extension of the maturity of a Residential Loan, or a reduction by the bankruptcy court of the principal balance of or the Interest Rate on a Residential Loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts".

RESERVE FUNDS

    If so provided in the related Prospectus Supplement, the Depositor will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Instruments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each Mortgage Loan or of all or a portion of amounts otherwise payable on the Subordinate Securities. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Master Servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund.

    Amounts deposited in any Reserve Fund for a Series will be invested in Permitted Instruments by, or at the direction of, the Master Servicer or any other person named in the related Prospectus Supplement.

CROSS-SUPPORT PROVISIONS

    If so provided in the related Prospectus Supplement, the Residential Loans for a Series of Securities may be divided into separate groups, each supporting a separate class or classes of Securities of a Series, and credit support may be provided by cross-support provisions requiring that distributions be made on Securities evidencing interests in one group of Mortgage Loans prior to distributions on Securities evidencing interests in a different group of Mortgage Loans within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

    The coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

LETTER OF CREDIT

    If so provided in the Prospectus Supplement for a Series of Securities, the Residential Loans in the related Trust Fund will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Residential Loans on the related Cut-off Date or one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder.

INSURANCE POLICIES AND SURETY BONDS

    If so provided in the Prospectus Supplement for a Series of Certificates, one or more classes of Securities of such Series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

EXCESS SPREAD

    If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Mortgage Loan may be applied to reduce the principal balance of one or more classes of Securities to provide or maintain a cushion against losses on the related Residential Loans.

                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

    The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Residential Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Residential Loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA Loans and VA Loans. See "The Trust Funds--Residential Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees".

GENERAL

    All of the Residential Loans, except as described below, are loans to homeowners and all of the Mortgage Loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the Residential Property is located. If specified in the Prospectus Supplement relating to a Series of Securities, a Trust Fund may also contain (i) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related Mortgaged Property (ii) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings or (iii) Manufactured Housing Contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related Manufactured Home or with respect to Land Contracts, a lien on the real estate (the "Mortgaged Property") to which the related Manufactured Homes are deemed to be affixed, and including in some cases a security interest in the related Manufactured Home, to secure repayment of such loan. Unless otherwise specified in the Prospectus Supplement, any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, the knowledge of the parties to such instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. Such a lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

MORTGAGE LOANS

    The Mortgage Loans and Multifamily Loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a Mortgage Loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. Such a lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. (In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.) Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor (similar to a mortgagor), who is the owner of the subject property and may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, with respect to deeds of trust, the directions of the beneficiary.

COOPERATIVE LOANS

    The Cooperative owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance such a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the Trust Fund, the collateral securing the Cooperative Loans.

    The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "Foreclosure on Cooperative Shares" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

    In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of
Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

MANUFACTURED HOUSING CONTRACTS OTHER THAN LAND CONTRACTS

    Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states except Louisiana. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

    The Master Servicer will be required under the related Servicing Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Manufactured Housing Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the seller and transferred to the Depositor.

    The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or Unaffiliated Seller.

    In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees or, in states where a security interest in manufactured homes is perfected pursuant to
Article 9 of the UCC, the filing of a financing statement will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

    In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Depositor did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Depositor must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Servicing Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

    Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

FORECLOSURE ON MORTGAGES

    Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

    A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the Mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon default by the borrower under the terms of the note or deed of trust. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. However, because of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in DURRETT V. WASHINGTON NATIONAL INSURANCE COMPANY. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act (section 548 of the current United States Bankruptcy Code) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition, and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the United States Bankruptcy Code). However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP V. RESOLUTION TRUST CORPORATION, AS RECEIVER FOR IMPERIAL FEDERAL SAVINGS AND LOAN ASSOCIATION, ET AL., in which the Court held that "'reasonably equivalent value', for foreclosed property, is the price in face received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with". For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property and, therefore, the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds, if any.

    A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

    In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

    In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender on residential properties. In the event that title to a Residential Property was acquired on behalf of Securityholders and cleanup costs were incurred in respect of the Residential Property, such Securityholders might realize a loss if such costs were required to be paid by the related Trust Fund.

FORECLOSURE ON COOPERATIVE SHARES

    The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

    Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS THAT ARE NOT LAND
  CONTRACTS

    Repossession of manufactured housing is governed by state law. A few states have enacted legislation which requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

        (i) Except in those states where the debtor must receive notice of his right to cure his default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

        (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

        (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

LOUISIANA LAW

    Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

    Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

    So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION WITH RESPECT TO RESIDENTIAL PROPERTIES

    The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption". The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

    The equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

    While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during the bankruptcy proceeding. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 or Chapter 11 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

    Except with respect to arrearages and the right to judicial sale, with rare exception courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured only by property of the debtor that is the debtor's principal residence may not be modified if the borrower has filed a petition under Chapter 11 or 13. Courts may be able to modify the terms of a cooperative loan, but no case law exists on this point. In all cases, the secured creditor is entitled to the amount of its debt plus post-petition interest, attorney's fees and costs to the extent the value of the security equals or exceeds the debt.

    The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted Mortgage Loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

    FOR COOPERATIVE LOANS Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

JUNIOR MORTGAGES

    Some of the Mortgage Loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Certificateholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

    Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

CONSUMER PROTECTION LAWS WITH RESPECT TO HOME IMPROVEMENT AND MANUFACTURED
  HOUSING CONTRACTS

    Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

    Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, Federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under an Agreement, late charges will be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Certificateholders.

    Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

    In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

    The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

    Most of the Manufactured Housing Contracts and certain of the Home Improvement Contracts in the Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Unaffiliated Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Unaffiliated Seller to repurchase the Contract because of a breach of its Unaffiliated Seller's representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract. The Unaffiliated Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer for any losses suffered by the Unaffiliated Seller with respect to which the dealer would have been primarily liable to the obligor.

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a proceeding under the Federal bankruptcy law, a court may prevent a lender from repossessing a home. In the case of an individual eligible for relief in a proceeding under Chapter 11 of the Federal bankruptcy law, as part of the rehabilitation plan under Chapter 11, a court may reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the payments due under a contract or change the rate of interest and time of repayment of the indebtedness pursuant to a Chapter 11 plan of reorganization. Generally, any plan filed in a proceeding under Chapter 13 of the Federal bankruptcy law must provide for the full payment of the claim of the lender without changing the terms of payment if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral.

ENFORCEABILITY OF CERTAIN PROVISIONS

    Unless the Prospectus Supplement indicates otherwise, all the related Residential Loans, except for FHA Loans and VA Loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") which was enacted on October 15, 1982. This legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St. Germain Act does "encourage" lenders to permit assumptions of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    MORTGAGE LOANS

    Exempted from this preemption pursuant to the Garn-St. Germain Act are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, this exception applies only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers or property underlying Window Period Loans unless the property underlying such Window Period Loan is located in one of the five "window period states" identified below. Due-on-sale clauses contained in Mortgage Loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage Loans originated by such institutions are therefore not deemed to be Window Period Loans.

    With the expiration of the exemption for Window Period Loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period", which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states", three states (Michigan, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St. Germain Act also sets forth eight specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. The Garn-St. Germain Act also grants the Director of the Office of Thrift Supervision (successor to the Federal Home Loan Bank Board) authority to prescribe by regulation further instances in which a due-on-sale clause may not be enforced upon the transfer of the property. To date no such regulations have been issued. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

    The inability to enforce a due-on-sale clause may result in a Mortgage Loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans related to a Series and the number of such Mortgage Loans which may be outstanding until maturity.

    TRANSFER OF MANUFACTURED HOMES

    Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

    In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

PREPAYMENT CHARGES AND PREPAYMENTS

    Generally, conventional mortgage loans, Cooperative Loans, Home Improvement and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA Loans, may contain provisions limiting prepayments on such loans, including prohibiting prepayment for a specified period after origination, prohibiting partial prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part.

    The laws of certain states may render prepayment fees unenforceable after a Mortgage Loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the Mortgage Loan, to a specified percentage of the outstanding principal balance of a Mortgage Loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a Residential Loan may not be enforceable against the related mortgagor or obligor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

SUBORDINATE FINANCING

    When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

    The Depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans related to a Series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

    In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible for inclusion in a Trust Fund if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

    Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

ALTERNATIVE MORTGAGE INSTRUMENTS

    ARM Loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary,
(i) state-chartered banks may originate "alternative mortgage instruments" (including ARM Loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National

Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and (iii) all other non-federally chartered housing creditors, including without limitation state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

    The Depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARM Loans which were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

    All of the ARM Loans which were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the ARM Loans which were originated by federally chartered lenders or which were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.

ENVIRONMENTAL LEGISLATION

    Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

    The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

    Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "Environmental Lien"). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

    Unless otherwise provided in the related Prospectus Supplement, the Mortgage Loan Seller with respect to any Mortgage Loan included in a Trust Fund for a particular Series of Securities will represent as to the material compliance of the related Residential Property with applicable environmental laws and regulations as of the date of transfer and assignment of such Mortgage Loan to the Trustee. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer and any Special Servicer acting on behalf of the Trustee, may not acquire title to a Residential Property or take over its operation unless the Master Servicer (or Special Servicer) has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that (a) there are no circumstances present at the Residential Property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Residential Property and (b) that the Residential Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws. See "Description of the Certificates--Realization Upon Defaulted Mortgage Loans".

FORMALDEHYDE LITIGATION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

    A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

    Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the Unaffiliated Seller, and the Securityholders would suffer a loss only to the extent that (i) the Unaffiliated Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Unaffiliated Seller, the Depositor or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan or Contract (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series of Securities, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of credit support provided in connection with such Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan or Contract goes into default, there may be delays and losses occasioned thereby.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences". Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

    The following discussion addresses securities of three general types: (i) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") which the Master Servicer will covenant not to elect to have treated as a real estate mortgage investment conduit ("REMIC"), (ii) notes representing indebtedness of a trust fund and (iii) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, which the Master Servicer will covenant to elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code. The

Prospectus Supplement for each Series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Securityholder" or a "holder" are to the beneficial owner of a Security.

    The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

GRANTOR TRUST FUNDS

CLASSIFICATION OF GRANTOR TRUST FUNDS

    With respect to each Series of Grantor Trust Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion to the effect that assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Residential Loans included in the Grantor Trust Fund.

    For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Residential Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Residential Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Residential Loans constituting the related Grantor Trust Fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

    GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

    In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement and subject to the discussion below with respect to Cooperative Loans, Manufactured Homes and Buydown Loans, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans...secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; (ii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which ... [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

    Some Grantor Trust Fractional Interest Certificates may evidence interests in loans secured by Cooperative Shares. Such Grantor Trust Fractional Interest Certificates will represent "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and "obligation[s](including any participation or certificate of beneficial ownership therein) which ... [are]principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code. In addition, interest on such Grantor Trust

Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. The Internal Revenue Service (the "IRS") has issued a private letter ruling to the effect that Grantor Trust Fractional Interest Certificates which evidence interests in loans secured by Cooperative Shares would be treated as representing an ownership interest in qualifying assets under Section 7701(a)(19)(C) of the Code. Certificateholders should consult their tax advisors concerning this question. If Grantor Trust Certificates evidence interests in loans secured by Cooperative Shares, that fact will be disclosed in the applicable Prospectus Supplement.

    Some Grantor Trust Fractional Interest Certificates may evidence interests in loans secured by Manufactured Homes. Whether such Certificates will be treated as representing an ownership interest in qualifying assets under Sections 7701(a)(19)(C), 856(c)(5)(A), 856(c)(3)(B) and 860G(a)(3)(A) of the
Code will depend upon the particular characteristics of such Manufactured Homes. The proper characterization of such Certificates will be disclosed in the applicable Prospectus Supplement.

    The assets constituting certain Grantor Trust Funds may include Buydown Loans. The characterization of an investment in Buydown Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes Buydown Loans.

    GRANTOR TRUST STRIP CERTIFICATES

    Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Residential Loans that are "loans...secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

    The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which ... [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

    Holders of a particular Series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Residential Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Residential Loans. Under
Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

    The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any Series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same Series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Residential Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors". The servicing fees paid with respect to the Residential Loans for certain Series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

    IF STRIPPED BOND RULES APPLY

    If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding DE MINIMIS market discount. See "--Taxation of Grantor Trust Fractional Interest Certificates--Market Discount". Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

    The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional

Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Residential Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Residential Loans will not include any payments made in respect of any ownership interest in the Residential Loans retained by the Depositor, the Master Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

    Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

    In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Residential Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

    If a prepayment assumption is not used, then when a Residential Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Residential Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Residential Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs-- Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

    In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Master Servicer will make any representation that the Residential Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

    Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a DE MINIMIS amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Residential Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Residential Loans, then such original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "-- Market Discount" below.

    IF STRIPPED BOND RULES DO NOT APPLY

    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Residential Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Residential Loans issued with original issue discount.

    The original issue discount, if any, on the Residential Loans will equal the difference between the stated redemption price of such Residential Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Residential Loan other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Residential Loan. In general, the issue price of a Residential Loan will be the amount received by the borrower from the lender under the terms of the Residential Loan, less any "points" paid by the borrower, and the stated redemption price of a Residential Loan will equal its principal amount, unless the Residential Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

    In the case of Residential Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Residential Loans in preparing information returns to the Certificateholders and the IRS.

    Notwithstanding the general definition of original issue discount, original issue discount will be considered to be DE MINIMIS if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Residential Loan. For this purpose, the weighted average maturity of the Residential Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Residential Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Residential Loan. Under the OID Regulations, original issue discount of only a DE MINIMIS amount (other than DE MINIMIS original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Residential Loan. The OID Regulations also permit a Certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

    If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a Residential Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption for certificates backed by whole mortgage loans not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each Series to determine whether and in what manner the original issue discount rules will apply to Residential Loans in such Series.

    A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Residential Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Residential Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Residential Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Residential Loans. The adjusted issue price of a Residential Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Residential Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Residential Loan at the beginning of any accrual period will equal the issue price of such Residential Loan, increased by the aggregate amount of original issue discount with respect to such Residential Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Residential Loan in prior accrual periods of amounts included in its stated redemption price.

    The Trustee will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

    MARKET DISCOUNT

    If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Residential Loan is considered to have been purchased at a "market discount", that is, in the case of a Residential Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Residential Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a DE MINIMIS amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Residential Loan, to the payment of stated redemption price on such Residential Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Residential Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

    Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 will apply. Under those rules, in each accrual period market discount on the Residential Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Residential Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Residential Loan as of the beginning of the accrual period, or (iii) in the case of a Residential Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Residential Loan purchased at a discount in the secondary market.

    Because the Residential Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

    Market discount with respect to Residential Loans generally will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the Residential Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as DE MINIMIS under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply".

    Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

    PREMIUM

    If a Certificateholder is treated as acquiring the underlying Residential Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Residential Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Residential Loans originated before September 28, 1985 or to Residential Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Residential Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

    It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Residential Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Residential Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Residential Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

    TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES

    The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

    The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

    Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Residential Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

    As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

    The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Master Servicer will make any representation that the Residential Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

    It is unclear under what circumstances, if any, the prepayment of a Residential Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete Residential Loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Residential Loans, or if the Prepayment Assumption is not used, then when a Residential Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Residential Loan.

    POSSIBLE APPLICATION OF PROPOSED CONTINGENT PAYMENT RULES

    The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Residential Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated on December 16, 1994 regarding contingent payment debt instruments but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests) that are expressly excepted from the application of such proposed regulations, may be excepted from such proposed regulations. Like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

    If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method". Under the "noncontingent bond method", the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount of each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate.

    The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield.

    Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

SALES OF GRANTOR TRUST CERTIFICATES

    Any gain or loss, equal to the difference between the amount realized on the sale of a Grantor Trust Certificate, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and lower rates for long-term capital gains of individuals depending on the holding period of the property and the tax bracket of the individual. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

    Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

GRANTOR TRUST REPORTING

    Unless otherwise provided in the related Prospectus Supplement, the Trustee will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Residential Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Master Servicer or Trustee will furnish to each Certificateholder during such year who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and Sub-Servicer (if any) and such other such customary factual information as the Master Servicer or the Trustee, as the case may be, deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Master Servicer's or Trustee's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

BACKUP WITHHOLDING

    In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

FOREIGN INVESTORS

    In general, the discussion with respect to REMIC Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates--REMIC Regular Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Residential Loans were originated after July 18, 1984.

    To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                                     NOTES

    Upon the issuance of each series of Notes, Thacher Proffitt & Wood, counsel to the Depositor (or such other counsel thereto as set forth in the Prospectus Supplement), will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the Indenture,

Owner Trust Agreement and certain related documents, (i) the Notes will be treated as indebtedness and (ii) the Issuer, as created pursuant to the terms and conditions of the Owner Trust Agreement, will not be characterized as an association (or publicly traded partnership within the meaning of Code section
7704) taxable as a corporation or as a taxable mortgage pool within the meaning of Code section 7701(i). The following discussion is based in part upon the OID Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Notes. For purposes of this tax discussion, references to a "Noteholder" or a "holder" are to the beneficial owner of a Note.

STATUS AS REAL PROPERTY LOANS

    Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on Notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

ORIGINAL ISSUE DISCOUNT, MARKET DISCOUNT AND PREMIUM

    With respect to any series of Notes, the related Notes will be treated identically with respect to original issue discount, market discount and premium as REMIC Regular Certificates. See "REMICs Taxation of Owners of REMIC Regular Certificates Original Issue Discount," "Market Discount" and "Premium" below.

REALIZED LOSSES

    With respect to any series of Notes, the related Notes will be treated identically with respect to realized losses as REMIC Regular Certificates. See "REMICs Taxation of Owners of REMIC Regular Certificates Realized Losses" below.

SALES OF NOTES

    With respect to any series of Notes, the related Notes will be treated identically with respect to sales of Notes as REMIC Regular Certificates except that the special ordinary income rule for accrued income not in excess of 110% of the applicable federal rate will not apply. See "REMICs Sales of REMIC Certificates" below.

BACKUP WITHHOLDING

    With respect to any series of Notes, the related Notes will be treated identically with respect to backup withholding as REMIC Regular Certificates. See "REMICs Backup Withholding With Respect to REMIC Certificates" below.

TAX TREATMENT OF FOREIGN INVESTORS

    The tax treatment of foreign investors in any series of Notes will be identical to such treatment for REMIC Regular Certificates. See "REMICs Foreign Investors in REMIC Certificates" below.

                                     REMICS

CLASSIFICATION OF REMICS

    Upon the issuance of each Series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

    In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

    The assets of the REMIC will include, in addition to Residential Loans, payments on Residential Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Residential Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Residential Loans for purposes of all of the foregoing sections. In addition, in some instances Residential Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Residential Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Residential Loans held pending distribution are considered part of the Residential Loans for purposes of Section 856(c)(5)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(A) of the Code.

TIERED REMIC STRUCTURES

    For certain Series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a

REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

    Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

    GENERAL

    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

    ORIGINAL ISSUE DISCOUNT

    Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

    The Code requires that a prepayment assumption be used with respect to Residential Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each Series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, nor the Master Servicer will make any representation that the Residential Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

    The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of

"qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

    In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

    Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

    In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

    Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a DE MINIMIS amount (other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

    If original issue discount on a REMIC Regular Certificate is in excess of a DE MINIMIS amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

    As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to the day prior to each Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Residential Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Residential Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

    A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

    MARKET DISCOUNT

    A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.

If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

    However, market discount with respect to a REMIC Regular Certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

    Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

    To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

    Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    PREMIUM

    A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

    REALIZED LOSSES

    Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Residential Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

    Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Residential Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

    GENERAL

    As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Residential Loans or as debt instruments issued by the REMIC.

    A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

    A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

    Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

    The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual

Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

    TAXABLE INCOME OF THE REMIC

    The taxable income of the REMIC will equal the income from the Residential Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Residential Loans, bad debt losses with respect to the Residential Loans and, except as described below, for servicing, administrative and other expenses.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Residential Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Residential Loans or other property will equal the fair market value of such interests in the Residential Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Residential Loans and other property held by the REMIC.

    Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Residential Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Residential Loans with market discount that it holds.

    A Residential Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Residential Loans. Premium on any Residential Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Residential Loan originated on or before September 27, 1985. Instead, premium on such a Residential Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Residential Loan.

    A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the DE MINIMIS rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

    If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

    As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions". If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

    BASIS RULES, NET LOSSES AND DISTRIBUTIONS

    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

    A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

    Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

    The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General".

    EXCESS INCLUSIONS

    Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

    In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value".

    For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-- Foreign Investors in REMIC Certificates", below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

    In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

    NONECONOMIC REMIC RESIDUAL CERTIFICATES

    Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

    The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-- Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

    MARK-TO-MARKET RULES

    On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

    POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

    With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

SALES OF REMIC CERTIFICATES

    If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and lower tax rates for long-term capital gains of individuals depending on the holding period of the property and the tax bracket of the individual. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

    Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

    REMIC Certificates will be "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

    A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

    The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Residential Loan, the receipt of income from a source other than a Residential Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Residential Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the

REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

    In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

    REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

    Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

    Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or the Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN
  ORGANIZATIONS

    If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

    In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

    For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

TERMINATION

    A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Residential Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

    Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

    As the tax matters person, the Trustee will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any

REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

    Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

    As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the Master Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates-- Market Discount".

    The responsibility for complying with the foregoing reporting rules will be borne by the Trustee, unless otherwise stated in the related Prospectus Supplement.

BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

    Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under
Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN REMIC CERTIFICATES

    A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States fiduciaries is able to control all significant decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

    In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

    Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

    Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

                        STATE AND OTHER TAX CONSEQUENCES

    In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts in which such plans, accounts or arrangements are invested, subject to ERISA and the Code (all of which are hereinafter referred to as "Plans") and on persons who are fiduciaries with respect to such Plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

    In addition to the imposition of general fiduciary requirements including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest" within the meaning of Section 3(14) of ERISA and "Disqualified Persons" within the meaning of Section 4975(e)(2) of the Code, collectively referred to as "Parties in Interest") who have certain specified relationships to the Plan. In addition, Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest to a prohibited transaction may be subject to a penalty imposed under
Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

    Certain transactions involving a Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Securities, if the Residential Loans, Agency Securities, Mortgage Securities and other assets included in such Trust Fund are deemed to be assets of the Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. Section2510.3-101 (the "DOL Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an equity interest in an entity, the Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "Benefit Plan Investors" is not significant. For this purpose, in general, equity participation is considered "significant" on any date if 25% or more of the value of any class of equity interests is held by "Benefit Plan Investors," which include Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under
Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a Certificate or a Note with "substantial equity features" as described below), and, because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as a Trust Fund). Therefore, neither Plans nor persons investing Plan Assets should acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

    In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." If Notes of a particular Series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but would not, by reason of such purchase, include the underlying assets of the related Trust Fund. However, without regard to whether such Notes are treated as an equity interest for such purposes, the purchase, sale or holding of Notes by or on behalf of a Plan could be considered to result in a prohibited transaction if the Issuer or Trustee or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan.

    Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Residential Loans, Agency Securities, Mortgage Securities and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Residential Loans, Agency

Securities, Mortgage Securities or other assets included in a Trust Fund constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the related Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

    Some of the transactions involving the Securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The DOL issued an individual exemption, Prohibited Transaction Exemption 90-36 (the "Exemption"), on June 19, 1990 to PaineWebber Incorporated, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates, such as a senior class of Certificates, underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) PaineWebber Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with PaineWebber Incorporated and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates.

    The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Certificates of the same series. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps, Inc. or Fitch Investors Service, Inc. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer, the obligor on credit support and any mortgagor with respect to Trust Fund Assets constituting more than 5% of the aggregate unamortized principal balance of the Trust Fund Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Fund Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) Securities evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Securities by or on behalf of a Plan or with Plan Assets; and (iii) Securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Securities by or on behalf of a Plan or with Plan Assets.

    A fiduciary of a Plan contemplating purchasing a Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate. However, to the extent that Certificates are subordinate, the Exemption will not apply to an investment by a Plan. In addition, any Certificates representing a beneficial ownership in unsecured obligations will not satisfy the general conditions of the Exemption.

    If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

    If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person,
(2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan.

    Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Funds. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Funds, provided that the general conditions of the Exemption are satisfied.

    The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

    Before purchasing a Certificate, a fiduciary of a Plan should itself confirm
(a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

    In addition to the Exemption, a Plan fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL ("Class Exemptions"), which may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ("PTCE") 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager."

    In addition to any exemption that may be available under PTCE 95-60 for the purchase, sale and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the 401(c) Regulations become final.

    Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Securities, such as Notes with "substantial equity features," subordinate Securities, REMIC Residual Certificates and certain Securities which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies transfers of any such Securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

    In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustees or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following statements are correct: (i) the transferee is an insurance company,
(ii) the source of funds used to purchase such Securities is an "insurance company general account" (as such term is defined in PTCE 95-60), (iii) the conditions set forth in PTCE 95-60 have been satisfied and (iv) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Securities.

    An opinion of counsel or certification will not be required with respect to the purchase of DTC registered Securities. Any purchaser of a DTC registered Security will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Securities on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such Security by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Depositor, the Trustees or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

    Any plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any Class Exemption in connection therewith. There can be no assurance that the Exemption or any other individual or Class Exemption will apply with respect to any particular Plan that acquires or holds Securities or, even if all of the conditions specified therein were satisfied, that such exemption would apply to all transactions involving the Trust Fund. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the Certificates offered thereby.

    Any Plan fiduciary considering whether to purchase Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                LEGAL INVESTMENT

    The Prospectus Supplements for each Series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacts legislation prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", the Securities will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities", or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

    SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

    Any class of Securities offered hereby and by the related Prospectus Supplement that is not initially rated in one of the two highest rating categories by at least one Rating Agency or that represents an interest in a Trust Fund that includes junior Residential Loans will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in such classes of Securities, in particular, should consider the matters discussed in the following paragraphs.

    The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Securities will be treated as high-risk under the Policy Statement.

    The predecessor of the Office of Thrift Supervision ("OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

    There may be other restrictions on the ability of certain investors either to purchase certain classes of Securities or to purchase any class of Securities representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any class of Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Securities of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             PLANS OF DISTRIBUTION

    The Securities offered hereby and by the Supplements to this Prospectus will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by PaineWebber Incorporated ("PaineWebber") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

    Alternatively, the Prospectus Supplement may specify that the Securities will be distributed by PaineWebber acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If PaineWebber acts as agent in the sale of Securities, PaineWebber will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Residential Loans as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that PaineWebber elects to purchase Securities as principal, PaineWebber may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

    The Depositor will indemnify PaineWebber and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments PaineWebber and any underwriters may be required to make in respect thereof.

    In the ordinary course of business, PaineWebber and the Depositor, or their affiliates, may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's residential loans pending the sale of such residential loans or interests therein, including the Securities.

    The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

    As to each Series of Securities, only those classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Securities will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York or such other counsel thereto as set forth in the Prospectus Supplement.

                             FINANCIAL INFORMATION

    A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

    Unless otherwise specified in the related Prospectus Supplement, it is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

    Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Residential Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

    There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

    The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Residential Loans. No assurance can be given that values of any Residential Properties have remained or will remain at their levels on the respective dates of origination of the related Residential Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Residential Loans in a particular Trust Fund and any secondary financing on the related Residential Properties become equal to or greater than the value of the Residential Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Residential Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Security of the related Series.

                        INDEX OF SIGNIFICANT DEFINITIONS

                                                                                                   PAGE ON WHICH
                                                                                                  TERM IS DEFINED
TERM IN THE                                                                                            IN THE
PROSPECTUS                                                                                           PROSPECTUS
------------------------------------------------------------------------------------------------  ----------------

                                                      --4--

401(c) Regulations..............................................................................               165

                                                      --A--

accessories.....................................................................................                27
accrual period..................................................................................          114, 115
Accrual Securities..............................................................................             7, 42
Accrued Security Interest.......................................................................                50
Administration Fee Rate.........................................................................                63
Advance.........................................................................................            13, 55
Advances........................................................................................            42, 48
Agency Securities...............................................................................                 1
Agreement.......................................................................................             5, 41
applicable Federal rate.........................................................................    110, 122, 124,
                                                                                                               125
ARM Loans.......................................................................................                23
Assumed Reinvestment Rate.......................................................................                50
Available Distribution Amount...................................................................                51

                                                      --B--

BIF.............................................................................................                38
Book-Entry Securities...........................................................................                57
Buydown Loans...................................................................................                26
Buydown Period..................................................................................                26

                                                      --C--

Cash Flow Value.................................................................................                50
CEDEL Participants..............................................................................                59
CERCLA..........................................................................................            19, 97
Certificates....................................................................................            5, 131
Charter Act.....................................................................................                29
Class Exemptions................................................................................               131
Closing Date....................................................................................               113
Code............................................................................................             8, 99
Collateral Value................................................................................                27
Commission......................................................................................                 3
Committee Report................................................................................               106
Conservation Act................................................................................                97
Contributions Tax...............................................................................               125
Cooperative.....................................................................................            10, 23
Cooperative Loans...............................................................................            10, 23
Cooperative Notes...............................................................................                26
Cooperative Unit................................................................................                23
Corporate Trust Office..........................................................................                41
Credit Insurance Instrument.....................................................................                60

                                                                                                   PAGE ON WHICH
                                                                                                  TERM IS DEFINED
TERM IN THE                                                                                            IN THE
PROSPECTUS                                                                                           PROSPECTUS
------------------------------------------------------------------------------------------------  ----------------
Cumulative Subordination Payments...............................................................                53
Cut-off Date....................................................................................                 9

                                                      --D--

Deficiency Event................................................................................                67
Definitive Security.............................................................................                57
Deposit Period..................................................................................                54
Depositor.......................................................................................                 5
Description of the Certificates.................................................................                 1
disqualified organization.......................................................................          125, 126
Distribution Date...............................................................................             8, 48
DOL.............................................................................................               129
DOL Regulations.................................................................................               129
DTC.............................................................................................            21, 57
Due Period......................................................................................                51

                                                      --E--

EDGAR...........................................................................................                 3
Environmental Lien..............................................................................                98
Equity Certificates.............................................................................             6, 41
equity interest.................................................................................               129
equity of redemption............................................................................                90
ERISA...........................................................................................           14, 128
ERISA Considerations............................................................................           15, 130
Euroclear Cooperative...........................................................................                59
Euroclear Participants..........................................................................                59
European Depositaries...........................................................................                57
Events of Default...............................................................................                68
excess inclusions...............................................................................               121
Exemption.......................................................................................               130
Exemption Rating Agencies.......................................................................               130

                                                      --F--

FDIC............................................................................................                38
FHA.............................................................................................                12
FHA Loans.......................................................................................                24
FHLMC...........................................................................................             1, 12
FHLMC Act.......................................................................................                30
FHLMC Certificate Group.........................................................................                30
FHLMC Certificates..............................................................................            12, 28
Final Distribution Date.........................................................................            49, 50
Financial Intermediary..........................................................................                58
FNMA............................................................................................             1, 12
FNMA Certificates...............................................................................            12, 28
FTC Rule........................................................................................                93
fully modified pass-through.....................................................................                28
Funding Period..................................................................................                22

                                                                                                   PAGE ON WHICH
                                                                                                  TERM IS DEFINED
TERM IN THE                                                                                            IN THE
PROSPECTUS                                                                                           PROSPECTUS
------------------------------------------------------------------------------------------------  ----------------
                                                      --G--

Garn-St. Germain Act............................................................................                94
GNMA............................................................................................             1, 12
GNMA Certificates...............................................................................            12, 28
Grantor Trust Certificates......................................................................            14, 99
Grantor Trust Fractional Interest Certificate...................................................               100
Grantor Trust Fund..............................................................................                99
Grantor Trust Strip Certificate.................................................................               100

                                                      --H--

Hazard Insurance Instrument.....................................................................                60
holder..........................................................................................          100, 111
Holder in Due Course Rules......................................................................                19
Home Equity Loans...............................................................................                10
Home Improvement Contracts......................................................................            10, 22
Housing Act.....................................................................................                26
HUD.............................................................................................                73

                                                      --I--

Indenture.......................................................................................                 5
Initial Deposit.................................................................................                64
insurability representation.....................................................................                46
Insurance Instrument............................................................................                60
Insurance Proceeds..............................................................................                47
Interest Rate...................................................................................            11, 23
IRS.............................................................................................               101
Issue Premium...................................................................................               120
Issuer..........................................................................................                 5

                                                      --L--

L/C Bank........................................................................................                81
Land Contracts..................................................................................            11, 23
Liquidation Proceeds............................................................................                48
Loan-to-Value Ratio.............................................................................                27
Lockout Period..................................................................................                24
long-term Federal rate..........................................................................               121

                                                      --M--

Manager.........................................................................................                24
manufactured home...............................................................................                26
Manufactured Housing Contracts..................................................................            10, 23
Manufacturer's Invoice Price....................................................................                27
Mark-to-Market Regulations......................................................................               122
Master Servicer.................................................................................                 5
Maximum Subordination Amount....................................................................                53
Morgan..........................................................................................                57
Mortgage Loans..................................................................................            10, 22
Mortgage Notes..................................................................................                24

                                                                                                   PAGE ON WHICH
                                                                                                  TERM IS DEFINED
TERM IN THE                                                                                            IN THE
PROSPECTUS                                                                                           PROSPECTUS
------------------------------------------------------------------------------------------------  ----------------
mortgage related securities.....................................................................           15, 133
Mortgage Securities.............................................................................            12, 23
Mortgaged Properties............................................................................            10, 22
Mortgaged Property..............................................................................    10, 22, 23, 82
Mortgages.......................................................................................                24
Multifamily Loans...............................................................................            10, 22

                                                      --N--

Net Interest Rate...............................................................................                43
non-conforming credit...........................................................................            21, 38
non-conforming credits..........................................................................                21
Nonrecoverable Advance..........................................................................                56
Noteholder......................................................................................               111
Notes...........................................................................................              1, 5

                                                      --O--

Obligor.........................................................................................                21
OID Regulations.................................................................................               100
operator........................................................................................                19
Optional Termination............................................................................                14
OTS.............................................................................................               134
owner...........................................................................................                19
Owner Trust Agreement...........................................................................             5, 41
Owner Trustee...................................................................................                 5

                                                      --P--

PaineWebber.....................................................................................               134
Participants....................................................................................            21, 57
pass-through entity.............................................................................          123, 126
Percentage Interest.............................................................................                42
Permitted Instruments...........................................................................                46
Plans...........................................................................................               128
Policy Statement................................................................................               134
Pooling and Servicing Agreement.................................................................                 5
Pre-Funded Amount...............................................................................                22
Pre-Funding Account.............................................................................                10
Prepayment Assumption...........................................................................          103, 113
Prepayment Period...............................................................................                34
Primary Hazard Insurance Policy.................................................................                74
Prohibited Transactions Tax.....................................................................               124
PTCE............................................................................................               131
Purchase Price..................................................................................                39

                                                                                                   PAGE ON WHICH
                                                                                                  TERM IS DEFINED
TERM IN THE                                                                                            IN THE
PROSPECTUS                                                                                           PROSPECTUS
------------------------------------------------------------------------------------------------  ----------------
                                                      --Q--

qualified stated interest.......................................................................               104

                                                      --R--

Rating Agency...................................................................................               135
real estate mortgage investment conduit.........................................................          1, 8, 43
Realized Loss...................................................................................                52
Record Date.....................................................................................                48
Refinance Loans.................................................................................                27
regular interests...............................................................................                43
Relevant Depositary.............................................................................                57
Relief Act......................................................................................                99
REMIC...........................................................................................      1, 8, 43, 99
REMIC Certificates..............................................................................                99
REMIC Provisions................................................................................                99
REMIC Regular Certificates......................................................................           14, 112
REMIC Regulations...............................................................................               100
REMIC Residual Certificates.....................................................................           14, 112
Reserve Fund....................................................................................            54, 80
Residential Loans...............................................................................             1, 24
Residential Properties..........................................................................            11, 23
residual interests..............................................................................   14, 43, 99, 112
Restricted Group................................................................................               130
Retained Interest...............................................................................                42
Retained Interest Rate..........................................................................                42
Riegle Act......................................................................................                19
Rules...........................................................................................                58

                                                      --S--

SAIF............................................................................................                38
Scheduled Principal Balance.....................................................................                53
Securities......................................................................................              1, 5
Security Interest Rate..........................................................................                 6
Security Owners.................................................................................                57
Security Principal Balance......................................................................             6, 50
Securityholder..................................................................................               100
Securityholders.................................................................................                57
Senior Liens....................................................................................                24
Senior Percentage...............................................................................                53
Senior Securities...............................................................................             6, 42
Senior/Subordinate Series.......................................................................                42
Series..........................................................................................                 1
Servicemen's Readjustment Act...................................................................                27
Servicing Agreement.............................................................................                32
Servicing Default...............................................................................                69
SMMEA...........................................................................................           15, 133
Special Hazard Amount...........................................................................                79
Special Hazard Insurer..........................................................................                78

                                                                                                   PAGE ON WHICH
                                                                                                  TERM IS DEFINED
TERM IN THE                                                                                            IN THE
PROSPECTUS                                                                                           PROSPECTUS
------------------------------------------------------------------------------------------------  ----------------
Special Hazard Losses...........................................................................                52
Special Hazard Subordination Amount.............................................................                52
Specified Reserve Fund Balance..................................................................                54
Stated Principal Balance........................................................................                40
Strip Securities................................................................................             7, 42
Stripped Agency Securities......................................................................                31
Stripped Interest...............................................................................                34
Subordinate Securities..........................................................................             6, 42
Subordination...................................................................................                48
Subsequent Loans................................................................................                22
Sub-Servicer....................................................................................                32
Sub-Servicing Account...........................................................................                47
Sub-Servicing Agreement.........................................................................                40

                                                      --T--

Terms and Conditions............................................................................                59
Tiered REMICs...................................................................................               112
Title V.........................................................................................                96
Title VIII......................................................................................                96
Trust Account...................................................................................                12
Trust Agreement.................................................................................             5, 41
Trust Fund......................................................................................                 6
Trust Fund Asset................................................................................                 6
Trustee.........................................................................................                 5

                                                      --U--

Unaffiliated Sellers............................................................................                22
Underwriter.....................................................................................               130
United States person............................................................................               127
Unrecovered Senior Portion......................................................................                53

                                                      --V--

VA..............................................................................................                12
VA Guaranty Policy..............................................................................                74
VA Loans........................................................................................                24

                                                      --W--

Window Period Loans.............................................................................                94

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPO- RATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           --------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
             PROSPECTUS SUPPLEMENT
Incorporation of Certain Documents by
  Reference....................................     S-3
Available Information..........................     S-3
Summary........................................     S-4
Risk Factors...................................    S-14
The Pool.......................................    S-21
Empire Funding.................................    S-28
Prepayment and Yield Considerations............    S-33
The Trust......................................    S-48
Description of the Offered Notes...............    S-49
Description of Credit Enhancement..............    S-55
Description of the Transfer and Servicing
  Agreements...................................    S-57
Federal Income Tax Consequences................    S-63
ERISA Considerations...........................    S-65
Legal Investment Matters.......................    S-66
Use of Proceeds................................    S-67
Method of Distribution.........................    S-67
Legal Matters..................................    S-67
Ratings........................................    S-67
Index of Defined Terms.........................    S-69

                  PROSPECTUS
Available Information..........................      3
Reports to Securityholders.....................      3
Incorporation of Certain Information by
  Reference....................................      4
Prospectus Supplement or
Current Report on Form 8-K.....................      4
Summary of Terms...............................      5
Risk Factors...................................     16
The Trust Funds................................     22
Use of Proceeds................................     33
Yield Considerations...........................     33
Maturity and Prepayment Considerations.........     35
The Depositor..................................     37
Residential Loan Program.......................     37
Description of the Securities..................     41
Description of Primary Insurance Coverage......     72
Description of Credit Support..................     76
Certain Legal Aspects of Residential Loans.....     81
Certain Federal Income Tax Consequences........     99
State and Other Tax Consequences...............     128
ERISA Considerations...........................     128
Legal Investment...............................     133
Plans of Distribution..........................     134
Legal Matters..................................     135
Financial Information..........................     135
Rating.........................................     135
Index of Significant Definitions...............     137

                                  $219,737,268
                            EMPIRE FUNDING HOME LOAN
                               OWNER TRUST 1997-3

                                     [LOGO]

                              PAINEWEBBER MORTGAGE
                           ACCEPTANCE CORPORATION IV
                                  (DEPOSITOR)

                              EMPIRE FUNDING CORP.
                           (TRANSFEROR AND SERVICER)

                   -----------------------------------------

                             PROSPECTUS SUPPLEMENT
                          ----------------------------

                            PAINEWEBBER INCORPORATED
                                AUGUST 19, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------